UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by the Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

ENERGY XXI GULF COAST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

Common Stock, par value $0.01 per share

(2)
Aggregate number of securities to which transaction applies:

As of July 12, 2018, 35,326,222 shares of common stock, which includes 33,396,563 issued and outstanding shares of common stock and 1,929,659 shares of common stock subject to restricted stock units.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with the Agreement and Plan of Merger dated as of June 18, 2018 described in the attached proxy statement, all shares of common stock and restricted stock units (both vested and unvested) outstanding at the effective time of the merger will be converted at the effective time into the right to receive $9.10 per share in cash without interest.

(4)
Proposed maximum aggregate value of transaction:

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying .0001245 by the underlying value of the transaction of  $321,468,620, which has been calculated as the sum of:
i.
33,396,563 issued and outstanding shares of common stock multiplied by $9.10 per share, and

ii.
1,929,659 shares of common stock subject to restricted stock units multiplied by $9.10 per share.

(5)
Total fee paid:

$40,023

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Fee paid previously with preliminary materials:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

PRELIMINARY — SUBJECT TO COMPLETION — DATED JULY 13, 2018
Dear Energy XXI Gulf Coast, Inc. Stockholder:
The board of directors of Energy XXI Gulf Coast, Inc. (“EGC”) approved an Agreement and Plan of Merger among EGC, MLCJR LLC, a Texas limited liability company (“Cox”), and YHIMONE, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cox (“Merger Sub”) (the “merger agreement”), which provides for the acquisition of EGC by Cox. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into EGC, with EGC surviving as an indirect wholly owned subsidiary of Cox (the “merger”).
If the merger is completed, each share of EGC common stock, par value $0.01 per share, issued and outstanding at the effective time of the merger, will be converted into the right to receive $9.10 in cash without interest (the “merger consideration”). EGC common stock is currently trading on the NASDAQ Global Select Market under the symbol “EGC.” We urge you to obtain current market quotations of EGC common stock.
At a special meeting of EGC stockholders, EGC stockholders will be asked to vote on the adoption of the merger agreement. Approval of this proposal requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of EGC common stock entitled to vote at the EGC special meeting. At the EGC special meeting, EGC stockholders will also be asked to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger. At the EGC special meeting, EGC stockholders may also be asked to approve an adjournment of the EGC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the EGC special meeting to adopt the merger agreement.
The EGC board of directors has unanimously adopted and approved the merger and the merger agreement and unanimously recommends that the EGC stockholders vote:
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“FOR” the proposal to adopt the merger agreement;

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“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

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“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Your vote is very important, regardless of the number of shares of EGC common stock you own. Regardless of whether you plan to attend the EGC special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or over the Internet, prior to the EGC special meeting to ensure that your shares of EGC common stock will be represented at the EGC special meeting if you are unable to attend. If you attend the EGC special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of EGC common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
If your shares of EGC common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of EGC common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee on how to vote your shares of EGC common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of EGC common stock will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.
Submitting a proxy will not prevent you from voting in person, but it will help to secure a quorum and avoid added solicitation costs. Any eligible record holder of EGC common stock who is present at the EGC special meeting may vote in person, thereby revoking any previous proxy. In any event, a proxy may be revoked in writing at any time before the EGC special meeting in the manner described in the accompanying proxy statement. If your shares are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by your bank, broker or other nominee.
The obligations of Cox and EGC to complete the merger are subject to the satisfaction or waiver of several conditions. The accompanying proxy statement contains detailed information about Cox, EGC, the EGC special meeting, the merger agreement and the merger. We encourage you to read the proxy statement carefully and in its entirety before voting.
On behalf of the board of directors and management of EGC, we thank you for your support.
Sincerely,
Gary C. Hanna Chairman of the Board	Douglas E. Brooks Chief Executive Officer and President

Energy XXI Gulf Coast, Inc.
1021 Main, Suite 2626
Houston, Texas 77002
(713) 351-3000
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On                 , 2018
To the Stockholders of Energy XXI Gulf Coast, Inc.:
We are pleased to invite you to attend the special meeting of stockholders of Energy XXI Gulf Coast, Inc. (“EGC”), at 1021 Main, 1st Floor, Houston, Texas 77002 on                  , 2018, at        a.m., Houston time, for the following purposes:
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to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of June 18, 2018, by and among EGC, MLCJR LLC, a Texas limited liability company (“Cox”), and YHIMONE, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cox (“Merger Sub”), as it may be amended from time to time (the “merger agreement”), a copy of which is included as Annex A to the proxy statement of which this notice is a part;

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to consider and cast an advisory (non-binding) vote on the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

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to vote on a proposal to approve the adjournment of the EGC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the EGC special meeting to approve the first proposal listed above.

EGC will transact no other business at the EGC special meeting except such business as may properly be brought before the EGC special meeting or any adjournment or postponement thereof. Please refer to the proxy statement of which this notice is a part for further information with respect to the business to be transacted at the EGC special meeting.
The EGC board of directors has fixed the close of business on August 3, 2018 as the record date for the EGC special meeting. Only EGC stockholders of record at that time are entitled to receive notice of, and to vote at, the EGC special meeting or any adjournment or postponement thereof. A complete list of such stockholders will be available for inspection by any EGC stockholder for any purpose germane to the EGC special meeting during ordinary business hours for the ten days preceding the EGC special meeting at 1021 Main, Suite 2626, Houston, Texas 77002. The eligible EGC stockholder list will also be available at the EGC special meeting for examination by any stockholder present at such meeting.
The enclosed proxy statement provides a detailed description of the merger and the merger agreement and the other matters to be considered at the EGC special meeting. We urge you to carefully read the proxy statement including any documents incorporated by reference, and the Annexes in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies or need help voting your shares of EGC common stock, please contact EGC’s proxy solicitor:
MacKenzie Partners Inc.
105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
Stockholders, please call toll free: (800) 322-2885
Banks and Brokerage Firms, please call collect: (212) 929-5500
By Order of the EGC Board of Directors,
Gary C. Hanna
Chairman of the Board
Douglas E. Brooks
Chief Executive Officer and President
Houston, Texas
                , 2018

ADDITIONAL INFORMATION
This proxy statement incorporates important business and financial information about EGC from other documents. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this proxy statement free of charge by requesting them in writing or by telephone from our proxy solicitor at the following address and telephone number:
MacKenzie Partners Inc.
105 Madison Avenue
New York, NY 10016
proxy@mackenziepartners.com
Stockholders, please call toll free: (800) 322-2885
Banks and Brokerage Firms, please call collect: (212) 929-5500
Investors may also consult EGC’s website for more information about EGC. EGC’s website is www.energyxxi.com. Information included on this website is not incorporated by reference into this proxy statement.
If you would like to request any documents, please do so by                 , 2018 in order to receive them before the EGC special meeting.
For a more detailed description of the information incorporated by reference in this proxy statement and how you may obtain it, see “Where You Can Find More Information” beginning on page 97.

ABOUT THIS PROXY STATEMENT
This proxy statement constitutes a proxy statement for EGC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and notice of meeting with respect to the special meeting of EGC stockholders.
You should rely only on the information contained in or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated            , 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of the incorporated document. Our mailing of this proxy statement to EGC stockholders will not create any implication to the contrary.
Information contained in this proxy statement regarding Cox has been provided by Cox, and information contained in this proxy statement regarding EGC has been provided by EGC.
All references in this proxy statement to “Cox” refer to MLCJR LLC, a Texas limited liability company; all references in this proxy statement to “Merger Sub” refer to YHIMONE, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Cox formed for the sole purpose of effecting the merger; all references in this proxy statement to “EGC” refer to Energy XXI Gulf Coast, Inc., a Delaware corporation. All references in this proxy statement to “EXXI Ltd” or “predecessor” refer to Energy XXI Ltd, a Bermuda corporation, and EGC’s predecessor to which EGC succeeded upon EXXI Ltd’s emergence from chapter 11 bankruptcy on December 30, 2016. Unless otherwise indicated or as the context requires, all references in this proxy statement to “we,” “our” and “us” refer to EGC; and, unless otherwise indicated or as the context requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of June 18, 2018, by and among Cox, Merger Sub and EGC, which is incorporated by reference into this proxy statement and a copy of which is included as Annex A to this proxy statement, as the same may be amended from time to time.

i

ii

SUMMARY
This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the EGC special meeting. EGC urges you to read the remainder of this proxy statement carefully, including the attached Annexes, and the documents incorporated by reference in to this proxy statement. See also the section titled “Where You Can Find More Information” beginning on page 97. We have included page references in this summary to direct you to a more complete description of the topics presented below.
The Companies
Energy XXI Gulf Coast, Inc.
Energy XXI Gulf Coast, Inc. was formed in December 2016 after emerging from a voluntary reorganization under chapter 11 proceedings as the restructured successor of EXXI Ltd. EGC is headquartered in Houston, Texas, and engages in the development, exploitation, and operation of oil and natural gas properties primarily offshore on the Gulf of Mexico (“GoM”) Shelf, which is an area in less than 1,000 feet of water, and also onshore in Louisiana and Texas. EGC owns and operates nine of the largest GoM Shelf oil fields ranked by total cumulative oil production to date and utilizes various techniques to increase the recovery factor and thus increase the total oil recovered. At December 31, 2017, EGC’s total proved reserves were 88.2 MMBOE of which 84% were oil and 75% were classified as proved developed. As of that date, EGC operated or had an interest in 577 gross producing wells on 421,974 net developed acres, including interests in 55 producing fields.
EGC’s common stock is traded on the NASDAQ under the symbol “EGC.”
The principal executive offices of EGC are located at 1021 Main, Suite 2626, Houston, Texas 77002, and EGC’s telephone number is (713) 351-3000. Additional information about EGC and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 97.
Cox
MLCJR LLC is an affiliate of Cox Oil Offshore, L.L.C. and Cox Operating, L.L.C. (collectively, “Cox Oil”), which are privately-held affiliated entities that own and operate assets in the Gulf of Mexico and were founded by fourth generation oilman, Brad E. Cox. Cox has grown through enhanced development of production and reserves in existing assets along with strategic acquisitions. Cox’s assets are located in both the Outer Continental Shelf and the shallow waters off the coast of Louisiana. Cox Oil currently operates more than 200 producing wells over 25 fields. Cox is based in Dallas, Texas with operation staff in New Orleans, Louisiana.
The principal executive offices of Cox are located at 4514 Cole Avenue, Suite 1175, Dallas, Texas 75205, and Cox’s telephone number is (214) 420-7710.
Merger Sub
YHIMONE, Inc., an indirect wholly owned subsidiary of Cox, is a Delaware corporation that was formed on June 15, 2018 for the sole purpose of effecting the merger. The principal executive office address and telephone number for Merger Sub are the same as for Cox. In the merger, Merger Sub will be merged with and into EGC, with EGC surviving as an indirect wholly owned subsidiary of Cox.
The EGC Special Meeting
The EGC Special Meeting (see page 22)
The special meeting of EGC stockholders (the “EGC special meeting”) will be held at 1021 Main, 1st Floor, Houston, Texas 77002 on            , 2018, at       a.m., Houston time. The EGC special meeting is being held in order to consider and vote on:

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a proposal to adopt the merger agreement, which is further described in the sections titled “The Merger” and “The Merger Agreement” beginning on pages 27 and 64, respectively;

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an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

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a proposal to approve the adjournment of the EGC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the EGC special meeting to approve the first proposal listed above.

Only record holders of shares of EGC common stock at the close of business on August 3, 2018, the record date for the EGC special meeting, are entitled to notice of, and to vote at, the EGC special meeting or any adjournment or postponement thereof. At the close of business on the record date, the only outstanding voting securities of EGC were common stock, and        shares of EGC common stock were issued and outstanding.
With respect to each EGC proposal listed above, EGC stockholders may cast one vote for each share of EGC common stock that they own as of the record date. The proposal to adopt the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of EGC common stock that are entitled to vote thereon at the EGC special meeting. No business may be transacted at the EGC special meeting unless a quorum is present. If a quorum is not present, to allow additional time for obtaining additional proxies, the EGC special meeting will be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. Additionally, if fewer shares are voted in favor of the proposal to adopt the merger agreement than is required, the EGC special meeting may be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. The EGC bylaws permit the chairman of the board to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present. No notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
EGC’s Reasons for the Merger; Recommendation of the EGC Board of Directors (see page 39)
After careful consideration, the EGC board of directors unanimously adopted and approved the merger agreement; determined that, on the terms and subject to the conditions set forth in the merger agreement, the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of EGC and its stockholders; and recommended that the merger agreement be adopted by EGC’s stockholders. For more information regarding the factors considered by the EGC board of directors in reaching its decision to recommend the adoption of the merger agreement, see the section titled “The Merger — EGC’s Reasons for the Merger; Recommendation of the EGC Board of Directors.” The EGC board of directors unanimously recommends that the EGC stockholders vote:
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“FOR” the proposal to adopt the merger agreement;

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“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

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“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Opinion of EGC’s Financial Advisor (see page 43)
EGC engaged Intrepid Partners, LLC (“Intrepid”) to act as its financial advisor in connection with the merger. On June 17, 2018, Intrepid delivered to the EGC board of directors its oral opinion, confirmed by its delivery of a written opinion dated as of the same date, that, as of the date thereof, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Intrepid’s written opinion, the merger consideration to be received in the merger is fair, from a financial point of view, to EGC’s stockholders (other than stockholders who are affiliates of Cox).
The full text of Intrepid’s written opinion, dated June 17, 2018, which sets forth, among other things, assumptions made, procedures followed, matters considered qualifications and limitations on the review undertaken by Intrepid, is attached as Annex B to this proxy statement and is incorporated by reference herein. The summary of Intrepid’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Holders of EGC common stock are encouraged to read the opinion and the description carefully and in their entirety. Intrepid provided its opinion solely for the information and benefit of the EGC board of directors (in its capacity as such) in connection with its evaluation of the merger. Intrepid’s opinion necessarily was based upon information made available to Intrepid as of June 17, 2018 and financial, economic, market and other conditions as they existed and could be evaluated by Intrepid on that date. Intrepid has no obligation to, and will not, update, revise or reaffirm its opinion based on subsequent developments. The opinion is not intended to be and does not constitute a recommendation to any EGC stockholder as to how that stockholder should act or vote with respect to the merger or any other matter.
For additional information, see the section titled “The Merger — Opinion of EGC’s Financial Advisor” beginning on page 43 and Annex B.
The Merger
A copy of the merger agreement is attached as Annex A to this proxy statement. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section titled “The Merger Agreement” beginning on page 64.
Form of the Merger (see page 64)
The merger agreement provides that, on the terms and subject to the conditions in the merger agreement, at the effective time of the merger (the “effective time”), Merger Sub will merge with and into EGC. EGC will be the surviving corporation in the merger and will become an indirect wholly owned subsidiary of Cox.
See the section titled “The Merger — Terms of the Merger; Merger Consideration.”
Merger Consideration (see page 64)
Upon completion of the merger, each share of EGC common stock issued and outstanding immediately prior to the effective time (excluding shares held by EGC in treasury, any shares held by Cox or Merger Sub and any shares held by any other subsidiary of Cox or EGC and dissenting shares in accordance with Delaware law) will be converted into the right to receive $9.10 cash without interest.
The closing price of EGC common stock as of July 12, 2018 was $9.01 per share.
See the section titled “The Merger Agreement — Terms of the Merger; Merger Consideration.”
Treatment of EGC Equity Awards (see page 74)
EGC RSUs.   Immediately prior to the effective time, the vesting of each outstanding EGC restricted stock unit (each, an “EGC RSU”) will accelerate (if not already vested), with any performance conditions deemed achieved at target, and be cancelled and converted into the right to receive the merger consideration, multiplied by the number of shares of EGC common stock subject to that EGC RSU.
Stock Options.   The exercise price for each outstanding stock option is greater than the merger consideration. As a result, at the effective time, each stock option to purchase shares of EGC common stock will be cancelled for no consideration.
See the section titled “The Merger Agreement — Treatment of EGC Equity Awards.”

Treatment of EGC Warrants (see page 62)
The exercise price for each outstanding warrant is greater than the merger consideration. As a result, at the effective time, each outstanding warrant to purchase shares of EGC common stock will be cancelled for no consideration.
See the section titled “The Merger Agreement — Treatment of EGC Warrants.”
Expected Timing of the Merger (see page 65)
Cox and EGC currently expect the closing of the merger to occur in the third calendar quarter of 2018. However, the merger is subject to the satisfaction or waiver of conditions as described in the merger agreement, and it is possible that factors outside the control of Cox and EGC could result in the merger being completed at a later time or not at all. See the section titled “The Merger Agreement — Completion of the Merger” for a discussion of the closing of the merger.
Conditions to Completion of the Merger (see page 75)
The obligations of EGC, Cox and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing date, any or all of which may be waived jointly by the parties to the merger agreement, in whole or in part, to the extent permitted by applicable law:
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the adoption of the merger agreement by the affirmative vote of holders of two-thirds of the issued and outstanding shares of EGC common stock entitled to vote at the EGC special meeting;

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the expiration of any waiting periods or the receipt of any consent required to be obtained for the consummation of the merger and the other transactions contemplated by the merger agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as described in the section titled “The Merger — Regulatory Clearances Required for the Merger” on page 61, Cox and EGC have agreed that this closing condition has been satisfied);

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the absence of any order restraining, enjoining or otherwise prohibiting the consummation of the merger and no law making the consummation of the merger illegal or otherwise prohibited.

In addition, the obligations of Cox and Merger Sub to consummate the merger are further subject to the satisfaction or waiver of the following conditions at the closing date:
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(i) the representations and warranties of EGC regarding (A) organization, standing and power, (B) authority, (C) this proxy statement, (D) absence of certain changes since December 31, 2017, (E) title to oil and gas properties, (F) the opinion of financial advisor and (G) brokers shall be true and correct as of the closing date (except for any de minimis inaccuracies) (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of such date); and (ii) all other representations and warranties of EGC set forth in the merger agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except for such failures to be true and correct (without regard to qualification or exceptions contained as to materiality or material adverse effect) that would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on EGC or its ability to consummate the merger;

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EGC having performed or complied with, in all material respects, all obligations required to be performed or complied with by it under the merger agreement;

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the absence of any event, change or development after the date of the merger agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on EGC or its ability to consummate the merger;

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the absence of any proceeding by any governmental authority in which such governmental authority is (i) challenging or seeking to make illegal, to delay materially or otherwise restrain or prohibit the consummation of the transaction, (ii) seeking to prohibit or limit in any material respect Cox’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to EGC capital stock, or (iii) seeking to compel EGC, Cox or any of their subsidiaries to dispose of or hold separate any material assets as a result of any of the transactions contemplated by the merger agreement;
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the aggregate number of shares of EGC common stock properly demanding appraisal not exceeding 10% of the shares of EGC common stock outstanding as of the record date for the EGC special meeting; and

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the receipt of a certificate executed by EGC’s chief executive officer or chief financial officer as to the satisfaction of the conditions described above.

In addition, the obligation of EGC to consummate the merger is subject to the satisfaction or waiver of the following conditions at the closing date:
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each of the representations and warranties of Cox and Merger Sub set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, unless otherwise specified, except for such failures to be true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) that have not had and could not be reasonably expected to have, individually or in the aggregate, a material adverse effect on Cox’s ability to consummate the merger;

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Cox and Merger Sub each having performed or complied with, in all material respects, all obligations required to be performed by it under the merger agreement;

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absence of any event, change or development after the date of the merger agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on Cox’s ability to consummate the merger; and

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the receipt of a certificate executed on behalf of Cox by an executive officer as to the satisfaction of the conditions described above.

No Solicitation of Competing Proposals (see page 70)
The merger agreement precludes EGC from soliciting or engaging in discussions or negotiations with respect to a competing proposal regarding an alternative transaction. However, if EGC receives an unsolicited competing proposal from a third party, and the EGC board of directors, among other things, reasonably determines in good faith (after consultation with its outside legal counsel and independent financial advisors) that such competing proposal is, or is reasonably likely to lead to, a superior proposal to the merger, EGC may furnish non-public information to and enter into discussions with that third party regarding such competing proposal. See the section titled “The Merger Agreement — No Solicitation of Competing Proposals” for a discussion of these and related rights of EGC to terminate the merger agreement.
Termination of the Merger Agreement (see page 76)
Cox and EGC may mutually agree to terminate the merger agreement at any time, whether before or after the receipt of the required EGC stockholder approval. Additionally, either Cox or EGC can terminate the merger agreement if  (i) there is a permanent injunction or adoption of any law that prohibits the merger, (ii) EGC’s stockholders do not approve the proposal to adopt the merger agreement, (iii) the merger is not consummated on or before November 15, 2018, subject to certain exceptions or (iv) the other party has breached the merger agreement and such breach would cause the conditions to the closing of the merger not to be satisfied. Cox may also terminate the merger agreement if the EGC board of directors changes its recommendation to the EGC stockholders. EGC may terminate the merger agreement in order to enter into an agreement with respect to a superior proposal, but only if EGC concurrently pays the termination fee to Cox and EGC complied in all material respects with its obligations under the merger agreement relating to that superior proposal. See the section titled “The Merger Agreement — Termination of the Merger Agreement” for a discussion of these and other rights of each of Cox and EGC to terminate the merger agreement.

Effect of Termination of the Merger Agreement (see page 77)
If the merger agreement is terminated by any party in accordance with its terms, the merger agreement will become void, and there will be no liability or obligation on the part of any party to the merger agreement, except with respect to: (i) Cox’s unauthorized use of information for purposes unrelated to the transactions under the merger agreement; (ii) any applicable termination fees or expense reimbursement obligations; and (iii) the general provisions of the merger agreement. However, no such termination will relieve any party from liability for any damages of the parties to the merger agreement for a willful and material breach under the merger agreement or fraud (up to a maximum limit on damages of  $35,000,000 for each party).
Termination Fees and Expenses (see page 78)
Generally, all fees and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses, regardless of whether the merger is completed. However, in certain circumstances EGC may be required to pay Cox a termination fee of  $8,000,000 and/or to reimburse Cox for its documented out-of-pocket expenses up to $2,000,000. See the section titled “The Merger Agreement — Termination Fees and Expenses” for a discussion of the circumstances under which such termination fee or expense reimbursement will be required to be paid.
De-Listing and Deregistration of Shares of EGC Common Stock (see page 62)
Upon completion of the merger, the shares of EGC common stock currently listed on the NASDAQ will cease to be listed on the NASDAQ and will subsequently be deregistered under the Exchange Act.
Interests of EGC Directors and Executive Officers in the Merger (see page 55)
Some of EGC’s directors and executive officers have financial interests in the merger that are different from, or in addition to, those of EGC’s stockholders generally. The EGC board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement and in recommending to you that you approve the proposals submitted for the EGC stockholder vote set forth in this proxy statement. These interests include:
•
Equity Awards.   Each executive officer and director has received grants of EGC RSUs. Immediately prior to the effective time, the vesting of each outstanding EGC RSU will accelerate (if not already vested), with any performance conditions deemed achieved at target, and be cancelled and converted into the right to receive the merger consideration, multiplied by the number of shares of EGC common stock subject to that EGC RSU.

•
Employment Agreements.   Each of EGC’s executive officers is party to an employment agreement with EGC, and each such employment agreement provides for certain cash payments and other severance benefits (including the accelerated vesting of certain equity-based awards) in the event of certain qualifying terminations of employment following the merger.

•
Indemnification.   EGC’s directors and executive officers are entitled to indemnification and insurance coverage under EGC’s certificate of incorporation and bylaws, indemnification agreements and the merger agreement.

For a more detailed discussion of these interests, see “The Merger — Interests of EGC Directors and Executive Officers in the Merger.”
Appraisal Rights (see page 85)
Under Delaware law, holders of shares of EGC common stock are entitled to appraisal rights in connection with the merger, provided that such holders satisfy fully all of the conditions set forth in Section 262 of the Delaware General Corporation Law (which we refer to as the “DGCL”). A holder of EGC common stock who properly demands appraisal and complies precisely with the applicable requirements under Delaware law (which we refer to as a “dissenting stockholder”) will not be entitled to receive the merger consideration provided by the merger agreement and instead will receive a cash payment of the amount determined by the Delaware Court of Chancery to be the fair value of the stockholder’s shares of EGC common stock at the effective time, together with interest on such amount from the effective time until paid. The ultimate amount dissenting stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of EGC common stock and procedures required to exercise statutory appraisal rights is included in the section titled “Appraisal Rights.”
To perfect appraisal rights, an EGC stockholder of record must, among other things, deliver a written demand for appraisal to EGC before the vote on the merger agreement at the EGC special meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of EGC common stock through the date the merger is completed, and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights.
Payment Procedures (see page 62)
Prior to the effective time, Cox will designate a national bank or trust company reasonably acceptable to EGC to act as agent for the holders of EGC common stock in connection with the merger to receive the cash necessary to make the cash payments contemplated by the merger agreement.
As soon as reasonably practicable after the effective time, and in any event within two business days thereafter, Cox or EGC, as the surviving corporation after the merger, shall deposit, or cause to be deposited, in trust with the paying agent to mail to each holder of a certificate formerly representing a share of EGC common stock or any corresponding book-entry share of EGC common stock (“book-entry share”) a letter of transmittal specifying, among other things, that delivery will be effected, and risk of loss and title to any certificates representing EGC common stock will pass, only upon proper delivery of such certificates to the paying agent or, in the case of book-entry shares, upon adherence to the procedures set forth in such letter. The letter will also include instructions explaining the procedure for surrendering EGC stock certificates or book-entry shares in exchange for the merger consideration. Each holder of EGC stock certificates or book-entry shares may thereafter until the first anniversary of the effective time surrender such certificates or book-entry shares to the paying agent, as agent for such holder, under cover of the letter of transmittal.
All payments with respect to EGC RSUs will be made through the surviving corporation’s payroll system, and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable to any holder of an EGC RSU pursuant to the merger agreement any amount required to be deducted and withheld with respect to the making of that payment under applicable law, including taxes.
After the effective time, shares of EGC common stock will no longer be outstanding, will be automatically canceled and will cease to exist and each certificate, if any, that previously represented shares of EGC common stock will represent only the right to receive the merger consideration as described above.
Material U.S. Federal Income Tax Consequences (see page 82)
The receipt of the merger consideration by a U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Consequences”) of EGC common stock in exchange for shares of EGC common stock pursuant to the merger will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives the merger consideration in exchange for shares of EGC common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received, and (ii) the U.S. holder’s adjusted tax basis in its shares of EGC common stock.
A non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Consequences”) of EGC common stock is generally not expected to be subject to U.S. federal income tax as a result of its receipt of the merger consideration in exchange for shares of EGC common stock pursuant to the merger, unless the non-U.S. holder (i) is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year of the merger and certain other conditions are met, (ii) is engaged in trade or business in the United States (and, if required by an applicable tax treaty, maintains a permanent establishment in the United States), or (iii) actually or constructively owns, or owned at any time during the five-year period ending on the date of the merger or, if shorter, the non-U.S. holder’s holding period for its EGC common stock, more than 5% of the shares of EGC common stock.
For a more detailed discussion of the material U.S. federal income tax consequences of the merger to holders of EGC common stock, see the section titled “Material U.S. Federal Income Tax Consequences.” Holders of EGC common stock are encouraged to consult their own tax advisors to determine the specific tax consequences to them of the merger, including the effect of any federal, state, local, foreign or other tax laws. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the merger to you.

Summary Selected Consolidated Historical Financial Data of EGC
The following selected income statement, cash flow and balance sheet data for the year ended December 31, 2017 and as of December 31, 2016 have been derived from the audited consolidated financial statements of EGC contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and the following selected income statement, cash flow, and balance sheet data for the three months ended March 31, 2018 and March 31, 2017 have been derived from the unaudited consolidated financial statements of EGC contained in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, each of which is incorporated into this proxy statement by reference. EGC’s predecessor, EXXI Ltd, emerged from bankruptcy on December 30, 2016 (the “emergence date”). In accordance with Accounting Standards Codification (“ASC”) 852, Reorganizations, EGC applied fresh start accounting upon EGC’s predecessor’s emergence from bankruptcy and it evaluated transaction activity between the emergence date and December 31, 2016 and concluded that an accounting convenience date of December 31, 2016 was appropriate.
You should read this summary financial data together with the financial statements that are incorporated by reference into this proxy statement and their accompanying notes and management’s discussion and analysis of financial condition and results of operations of EGC contained in such reports. See “Where You Can Find More Information” beginning on page 97.
	Three Months Ended		Fiscal Year Ended December 31, 2017(1)	On December 31, 2016(2)
	March 31, 2018	March 31, 2017
	(in thousands, except per share amounts)
Income Statement Data
Revenues	$122,171	$158,086	$511,644	$—
Total lease operating expense	82,022	77,267	319,671	—
Pipeline facility fee	10,494	10,494	41,977	—
Depreciation, depletion and amortization	27,411	41,896	150,151	—
Impairment of oil and natural gas properties	—	40,774	185,860	406,275
Goodwill impairment	—	—	—	—
General and administrative	15,132	21,604	72,057	—
Operating (loss) income	(29,504)	(60,735)	(326,428)	(406,275)
Other (expense) income – net	(3,551)	(3,812)	(14,582)	—
Net (loss) income	(33,055)	(64,547)	(341,010)	(406,275)
Basic (loss) earnings per common share	$(0.99)	$(1.94)	$(10.26)	$(12.23)
Diluted (loss) earnings per common share	$(0.99)	$(1.94)	$(10.26)	$(12.23)
Cash Flow Data
Provided by (used in)
Operating activities	$(16,800)	$(13,702)	$45,638	$—
Investing activities
Acquisitions	(12,977)	(19,105)	—	—
Investment in properties	—	2,051	(59,223)	—
Proceeds from the sale of properties	250	1,269	4,119	—
Other	—	—	41	—
Total investing activities	(12,727)	(15,785)	(55,063)	—
Financing activities	(10,077)	(602)	(4,214)	—
(Decrease) increase in cash	$(39,604)	$(30,089)	$(13,639)	$—
Dividends Paid per Common Share	$—	$—	$—	$—

	March 31, 2018	March 31, 2017	December 31, 2017	December 31, 2016
	(in thousands, except share amounts)
Balance Sheet Data
Total assets	$1,025,035	$1,230,137	$1,076,982	$1,480,707
Long-term debt including current maturities	63,978	77,612	73,973	78,497
Stockholders’ equity (deficit)	134,409	432,020	164,192	495,715
Common shares outstanding	33,268,478	33,211,594	33,254,963	33,211,594

(1)
The year ended December 31, 2017 includes an impairment of EGC’s oil and natural gas properties of $185.9 million primarily due to the decrease in proved reserves and PV-10 value. See Note 7 — “Property and Equipment” of Notes to EGC’s Consolidated Financial Statements in EGC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)
On the accounting convenience date EGC selected upon emergence from bankruptcy, subsequent to the restructuring adjustments and fair value adjustments, EGC recorded an impairment of its oil and natural gas properties of  $406.3 million, due to the differences between the fair value of oil and natural gas properties recorded as part of fresh start accounting and the limitation of capitalized costs prescribed under Regulation S-X Rule 4-10.

QUESTIONS AND ANSWERS
The following are some questions that you, as an EGC stockholder, may have regarding the merger and the other matters being considered at the EGC special meeting and the answers to those questions. EGC urges you to carefully read the remainder of this proxy statement, including the documents incorporated by reference and the Annexes attached to this proxy statement in their entirety because the information in this section does not provide all of the information that might be important to you with respect to the merger agreement, the merger and the other matters being considered at the EGC special meeting.
Q:
Why am I receiving this proxy statement?

A:
Cox and EGC have agreed to a business combination pursuant to the terms of the merger agreement that is described in this proxy statement. A copy of the merger agreement is included in this proxy statement as Annex A.

In order to complete the merger, among other conditions, EGC stockholders must adopt the merger agreement.
EGC will hold a special meeting of its stockholders to obtain this approval. This proxy statement, including its Annexes, contains or incorporates by reference important information about EGC, the merger and the EGC special meeting. This proxy statement also contains important information about Cox. You should read all of the available information carefully and in its entirety.
Q:
What effect will the merger have?

A:
Cox and EGC have entered into the merger agreement pursuant to which EGC will become an indirect wholly owned subsidiary of Cox and EGC stockholders will receive the merger consideration in exchange for their shares of EGC common stock. EGC will cease to be listed on the NASDAQ and will subsequently be deregistered under the Exchange Act publicly traded company at the effective time.

Q:
What will I receive in the merger if it is completed?

A:
At the effective time of the merger, each share of EGC common stock issued and outstanding immediately prior to such effective time (excluding any shares held by Cox or Merger Sub and any shares held by any other subsidiary of Cox or EGC and dissenting shares in accordance with Delaware law) will be converted into the right to receive $9.10 cash without interest. Because treasury shares are not “outstanding” shares of common stock for purposes of the DGCL, any treasury shares held by EGC at the effective time will effectively be treated the same as excluded shares.

The closing price of EGC common stock as of July 12, 2018 was $9.01 per share.
For a more complete description of what EGC stockholders will be entitled to receive pursuant to the merger, see “The Merger Agreement — Terms of Merger; Merger Consideration” on page 64.
Q:
When and where will the EGC special meeting be held?

A:
The EGC special meeting will be held at 1021 Main, 1st Floor, Houston, Texas on            , 2018, at       a.m., Houston time.

Q:
Who is entitled to vote at the EGC special meeting?

A:
The record date for the EGC special meeting is August 3, 2018. Only record holders of shares of EGC common stock at the close of business on such date are entitled to notice of, and to vote at, the EGC special meeting or any adjournment or postponement thereof.

Q:
What constitutes a quorum at the EGC special meeting?

A:
Stockholders who hold shares representing at least a majority of the outstanding voting power of all issued and outstanding shares of EGC common stock entitled to vote at the EGC special meeting must be present in person or represented by proxy to constitute a quorum.

Additional information on the quorum requirements can be found under “The EGC Special Meeting — Quorum” on page 23.

Q:
How do I vote if I am a stockholder of record?

A:
If you were a record holder of EGC common stock at the close of business on the record date for the EGC special meeting, you may vote in person by attending the EGC special meeting or, to ensure that your shares are represented at the EGC special meeting, you may vote or authorize a proxy to vote using one or more of the following methods:

•
Internet.   You may submit a proxy electronically on the Internet by following the instructions at www.proxyvote.com. You will need the control number that appears on your proxy card to vote online. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on the day prior to the EGC special meeting.

•
Telephone.   You may submit a proxy by telephone (from U.S. and Canada only) using the toll-free number:                  . The telephone number is toll free, at no charge to EGC stockholders. Please have your proxy card in hand when you call. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on the day prior to the EGC special meeting. An agent will be available to answer questions from 8:00 a.m. through 8:00 p.m., Eastern Time, Monday through Friday.

•
Mail.   You may indicate your vote by completing, signing and dating your proxy card and returning it in the enclosed reply envelope.

•
In person.   You may vote in person at the EGC special meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If you hold EGC shares in “street name” through a bank, broker or other nominee, please follow the voting instructions provided by your bank, broker or other nominee to ensure that your shares are represented at the EGC special meeting.
Q:
My shares are held in “street name” by my bank, broker or other nominee. Will my bank, broker or other nominee automatically vote my shares for me?

A:
No. If your shares are held through a bank, broker or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your bank, broker or other nominee, and not you. If this is the case, this proxy statement has been forwarded to you by your bank, broker or other nominee. You must provide the record holder of your shares with instructions on how to vote your shares. Otherwise, your bank, broker or other nominee may not vote your shares on any of the proposals to be considered at the EGC special meeting, and a broker non-vote will result.

In connection with the EGC special meeting, broker non-votes will have:
•
the same effect as a vote “AGAINST” the proposal to adopt the merger agreement;

•
no effect on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

•
no effect on the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Please follow the voting instructions provided by your bank, broker or other nominee so that it may vote your shares on your behalf. Please note that you may not vote shares held in street name by returning a proxy card directly to EGC or by voting in person at the EGC special meeting unless you first obtain a “legal proxy” from your bank, broker or other nominee.
Q:
How many votes do I have?

A:
With respect to each proposal to be presented at the EGC special meeting, holders of EGC common stock as of the record date are entitled to one vote for each share of EGC common stock owned at the close of business on the record date. At the close of business on the record date, there were       shares of EGC common stock outstanding and entitled to vote at the EGC special meeting.

Q:
What vote is required to approve each proposal?

A:
The adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of EGC common stock. Failures to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of EGC common stock present, in person or represented by proxy, at the EGC special meeting and entitled to vote at the meeting and which have actually been voted, assuming there is a quorum present. If you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.
The adjournment of the EGC special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of EGC common stock present, in person or represented by proxy, and entitled to vote at the meeting, regardless of whether a quorum is present. If you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.
Q:
How does the EGC board of directors recommend that EGC stockholders vote?

A:
The EGC board of directors has unanimously adopted and approved the merger agreement and determined that, on the terms and subject to the conditions set forth in the merger agreement, the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of EGC and its stockholders. Accordingly, the EGC board of directors unanimously recommends that EGC stockholders vote:

•
“FOR” the proposal to adopt the merger agreement;

•
“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

•
“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:
What will happen if I fail to vote or I abstain from voting?

A:
If you fail to vote, it will have (i) the same effect as a vote “AGAINST” the proposal to adopt the merger agreement, (ii) no effect on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger and (iii) no effect on the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

However, if you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as a vote “AGAINST” all three proposals.
Q:
What will happen if I return my proxy card without indicating how to vote?

A:
If you properly complete and sign your proxy card but do not indicate how your shares of EGC common stock should be voted on a proposal, the shares of EGC common stock represented by your proxy will be voted as the EGC board of directors recommends and, therefore,

•
“FOR” the proposal to adopt the merger agreement;

•
“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

•
“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Q:
Can I change my vote or revoke my proxy after I have returned a proxy or voting instruction card?

A:
Yes.

If you are the record holder of EGC common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the applicable special meeting. You can do this by:
•
timely delivering a signed written notice of revocation;

•
timely delivering a new, valid proxy bearing a later date (including by telephone or through the internet); or

•
attending the EGC special meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person. Simply attending the EGC special meeting without voting will not revoke any proxy that you have previously given or change your vote.

If you choose either of the first two methods, your notice of revocation or your new proxy must be received by the Secretary of EGC no later than the beginning of the applicable special meeting.
Regardless of the method used to deliver your previous proxy, you may revoke your proxy by any of the above methods.
If you hold shares of EGC in “street name,” you must contact your bank, broker or other nominee to change your vote.
Q:
What are the expected material U.S. federal income tax consequences of the merger to a U.S. holder of EGC common stock?

A:
The receipt of the merger consideration by a U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Consequences”) of cash in exchange for shares of EGC common stock pursuant to the merger will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives the merger consideration in exchange for shares of EGC common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of EGC common stock.

For a more detailed discussion of the material U.S. federal income tax consequences of the merger to U.S. holders of EGC common stock, see the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 82. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the merger to you.
Q:
What are the expected material U.S. federal income tax consequences of the merger to a non-U.S. holder of EGC common stock?

A:
A non-U.S. holder (as such term is defined below under “Material U.S. Federal Income Tax Consequences”) of EGC common stock is generally not expected to be subject to U.S. federal income tax as a result of its receipt of the merger consideration in exchange for shares of EGC common stock pursuant to the merger, unless the non-U.S. holder (i) is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year of the merger and certain other conditions are met, (ii) is engaged in trade or business in the United States (and, if required by an applicable tax treaty, maintains a permanent establishment in the United States), or (iii) actually or constructively owns, or owned at any time during the five-year period ending on the date of the merger or, if shorter, the non-U.S. holder’s holding period for its EGC common stock, more than 5% of the shares of EGC common stock.
For a more detailed discussion of the material U.S. federal income tax consequences of the merger to non-U.S. holders of EGC common stock, see the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 82. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. You are encouraged to consult your tax advisor to determine the tax consequences of the merger to you.
Q:
When do you expect the merger to be completed?

A:
Cox and EGC hope to complete the merger as soon as reasonably possible and expect the closing of the merger to occur in the third calendar quarter of 2018. However, the merger is subject to the satisfaction or waiver of other conditions, and it is possible that factors outside the control of Cox and EGC could result in the merger being completed at a later time or not at all.

Q:
Do I need to do anything with my shares of common stock other than vote for the proposals at the EGC special meeting?

A:
No. Do NOT submit any stock certificates (or evidence of shares in book-entry form) with your proxy card.

Q:
How will I receive the merger consideration to which I am entitled?

A:
You will be paid the merger consideration as promptly as practicable after the effective time and after receipt by the paying agent of your stock certificates (or evidence of shares in book-entry form), a duly executed letter of transmittal and any additional documents required by the procedures set forth in the form of letter of transmittal. No interest will be paid or accrued on the cash amounts received as merger consideration. See “The Merger Agreement — Exchange Procedures.”

Q:
Should I send in my share certificates now?

A:
No. After the merger is completed, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of EGC common stock for the consideration to be paid to former EGC stockholders in connection with the merger. If you are the beneficial owner of shares of EGC common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q:
What will happen to EGC’s restricted stock units in the merger?

A:
Immediately prior to the effective time, the vesting of each outstanding EGC RSU will accelerate (if not already vested), with any performance conditions deemed achieved at target, and be cancelled and converted into the right to receive the merger consideration, multiplied by the number of shares of EGC common stock subject to that EGC RSU.

Q:
What will happen to EGC’s stock options in the merger?

A:
The exercise price for each outstanding stock option is greater than the merger consideration. As a result, at the effective time, each outstanding stock option to purchase shares of EGC common stock will be cancelled for no consideration.

Q:
What will happen to EGC’s warrants in the merger?

A:
The exercise price for each outstanding warrant is greater than the merger consideration. As a result, at the effective time, each outstanding warrant to purchase shares of EGC common stock will be cancelled for no consideration.

Q:
Are EGC stockholders entitled to appraisal rights?

A:
Yes. Under Delaware law, if the merger is completed, in lieu of receiving the merger consideration provided by the merger agreement, holders of record of EGC common stock who do not vote in favor of adopting the merger agreement will have the right to demand appraisal of the fair value of their shares by the Delaware Court of Chancery and to receive a cash payment of the amount determined by the Court of Chancery as the fair value, together with interest on that amount from the effective time until such payment is made. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Appraisal rights will be available only to holders of EGC common stock who deliver a written demand for appraisal to EGC prior to the vote on the proposal to adopt the merger agreement at the EGC special meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL. These procedures and requirements are summarized in this proxy statement. If the holders of more than 10% of the outstanding shares of EGC common stock demand appraisal, then Cox is not required to consummate the merger. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. For additional information, see the section titled “Appraisal Rights” beginning on page 85.

Q:
What happens if I sell my shares of EGC common stock before the EGC special meeting?

A:
The record date for the EGC special meeting is earlier than the date of the EGC special meeting and the date that the merger is expected to be completed. If you transfer your EGC shares after the record date but before the EGC special meeting, you will retain your right to vote at the EGC special meeting, but will have transferred the right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares through the effective time.

Q:
What does it mean if I receive more than one set of materials?

A:
This means you own shares of EGC common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a bank, broker or other nominee or you may own shares through more than one bank, broker or other nominee. In these situations, you will receive multiple sets of proxy materials. You must complete, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the voting instruction forms you receive in order to vote all of the shares of EGC common stock that you own. Each proxy card you receive will come with its own self-addressed, stamped envelope; if you submit your proxy by mail, make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:
How can I find out more information?

A:
For more information about Cox and EGC, as well as about the merger agreement, the merger and the EGC special meeting, see the section titled “Where You Can Find More Information” beginning on page 97.

Q:
Who can help answer my questions?

A:
EGC stockholders who have questions about the merger, the other matters to be voted on at the EGC special meeting, or how to submit a proxy or desire additional copies of this proxy statement or additional proxy cards should contact to EGC’s proxy solicitor, MacKenzie Partners Inc. (“MacKenzie”), at 105 Madison Avenue, New York, NY 10016 or by telephone at (800) 322-2885 (toll-free) for stockholders and (212) 929-5500 (collect call) for banks and brokers.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements within the meaning of the federal securities laws that are not limited to historical facts, but reflect EGC’s current beliefs, expectations or intentions regarding future events. These forward-looking statement relate not only to the proposed merger, but also to EGC’s financial and operating performance on a stand-alone basis prior to the consummation of the merger or if the merger is not consummated.
Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements regarding the benefits of the transaction and the anticipated timing of the transaction. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. While management believes that these forward-looking statements are reasonable, such statements are not guarantees of future performance and the actual results or developments anticipated may not be realized or, even if substantially realized, may not have the expected consequences to or effects on EGC’s business or results. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to those summarized below:
Forward-Looking Statements Relating to the Merger
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the risk that the transaction may not be completed in the third quarter of 2018 or at all, which may adversely affect our business and the price of our common stock;

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the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by our stockholders and the receipt of regulatory approvals;

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the risk that Cox may not be able to obtain the necessary financing to complete the merger in accordance with the merger agreement;

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the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

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the effect of the announcement or pendency of the transaction on our business relationships, operating results, and business generally;

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risks that the merger disrupts our current plans and operations;

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the possibility that competing offers or acquisition proposals for us will be made;

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lawsuits, if any, relating to the merger;

Forward-Looking Statements Relating to EGC’s Financial and Operating Performance
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our ability to maintain sufficient liquidity and/or obtain adequate additional financing necessary to (i) maintain our infrastructure, particularly in light of its maturity, high fixed costs, and required level of maintenance and repairs compared to other GoM Shelf producers, (ii) fund our operations and capital expenditures, (iii) execute our business plan, develop our proved undeveloped reserves within five years and (iv) meet our other obligations, including plugging and abandonment and decommissioning obligations and collateral requests in support of our surety bonds;

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disruption of operations and damages due to maintenance or repairs of infrastructure and equipment and our ability to predict or prevent excessive resulting production downtime within our mature field areas;

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our future financial condition, results of operations, revenues, expenses and cash flows;

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our current or future levels of indebtedness, liquidity, compliance with financial covenants and our ability to continue as a going concern;

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our inability to retain and attract key personnel;

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our ability to post collateral for current or future bonds or comply with any new regulations or Notices to Lessees and Operators imposed by the Bureau of Ocean Energy Management;

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our ability to comply with covenants under our three-year secured credit facility (the “First Lien Exit Facility”);

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changes in our business strategy;

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sustained declines in the prices we receive for our oil and natural gas production;

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economic slowdowns that can adversely affect consumption of oil and natural gas by businesses and consumers;

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geographic concentration of our assets;

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our ability to make acquisitions and to integrate acquisitions;

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our ability to develop, explore for, acquire and replace oil and natural gas reserves and sustain production;

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our inability to maintain relationships with suppliers, customers, employees and other third parties;

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uncertainties in estimating our oil and natural gas reserves and net present values of those reserves;

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the need to incur ceiling test impairments due to lower commodity prices using methodology promulgated by the Securities and Exchange Commission (the “SEC”), under which commodity prices are computed using the unweighted arithmetic average of the first-day-of-the-month historical price, net of applicable differentials, for each month within the previous 12-month period;

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future derivative activities that expose us to pricing and counterparty risks;

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our ability to hedge future oil and natural gas production may be limited by lack of available counterparties;

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our ability to hedge future oil and natural gas production may be limited by financial/seasonal limits as required under our First Lien Exit Facility;

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our degree of success in replacing oil and natural gas reserves through capital investment;

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uncertainties in exploring for and producing oil and natural gas, including exploitation, development, drilling and operating risks;

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our ability to establish production on our acreage prior to the expiration of related leaseholds;

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availability and cost of drilling and production equipment, facilities, field service providers, gathering, processing and transportation;

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disruption of operations and damages due to capsizing, collisions, hurricanes or tropical storms and other severe weather events;

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environmental risks;

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availability, cost and adequacy of insurance coverage;

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competition in the oil and natural gas industry;

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the effects of government regulation and permitting and other legal requirements;

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costs associated with perfecting title for mineral rights in some of our properties; and

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other risks and uncertainties.

These risks are not exhaustive and may not include factors that could adversely impact EGC’s business and financial performance. Additional information about these factors and other factors that may cause actual results to differ materially include those set forth in the reports that EGC files from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and quarterly and current reports on Forms 10-Q and 8-K. Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to, (i) the information contained under this heading and (ii) the information contained under the headings “Business” and “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and quarterly and current reports on Forms 10-Q and 8-K (see the section titled “Where You Can Find More Information” beginning on page 97). Moreover, EGC operates in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for EGC’s management to predict all risk factors, nor can it assess the impact of all factors on EGC’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

THE COMPANIES
Energy XXI Gulf Coast, Inc.
EGC was formed in December 2016 after emerging from a voluntary reorganization under chapter 11 proceedings as the restructured successor of EXXI Ltd. EGC is headquartered in Houston, Texas, and engage in the development, exploitation, and operation of oil and natural gas properties primarily offshore on the GoM Shelf, which is an area in less than 1,000 feet of water, and also onshore in Louisiana and Texas. EGC owns and operates nine of the largest GoM Shelf oil fields ranked by total cumulative oil production to date and utilize various techniques to increase the recovery factor and thus increase the total oil recovered. At December 31, 2017, EGC’s total proved reserves were 88.2 MMBOE of which 84% were oil and 75% were classified as proved developed. As of that date, EGC operated or had an interest in 577 gross producing wells on 421,974 net developed acres, including interests in 55 producing fields.
EGC’s common stock is traded on the NASDAQ under the symbol “EGC.”
The principal executive offices of EGC are located at 1021 Main, Suite 2626, Houston, Texas 77002 and EGC’s telephone number is (713) 351-3000. Additional information about EGC and its subsidiaries is included in documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” on page 97.
Cox
MLCJR LLC is an affiliate of Cox Oil Offshore, L.L.C. and Cox Operating, L.L.C. (collectively, “Cox Oil”), which are privately-held affiliated entities that own and operate assets in the Gulf of Mexico and were founded by fourth generation oilman, Brad E. Cox. Cox has grown through enhanced development of production and reserves in existing assets along with strategic acquisitions. Cox’s assets are located in both the Outer Continental Shelf and the shallow waters off the coast of Louisiana. Cox Oil currently operates more than 200 producing wells over 25 fields. Cox is based in Dallas, Texas with operation staff in New Orleans, Louisiana.
The principal executive offices of Cox are located at 4514 Cole Avenue, Suite 1175, Dallas, Texas 75205, and Cox’s telephone number is (214) 420-7710.
Merger Sub
YHIMONE, Inc., an indirect wholly owned subsidiary of Cox, is a Delaware corporation that was formed on June 15, 2018 for the sole purpose of effecting the merger. The principal executive office and telephone number for Merger Sub are the same as for Cox. In the merger, Merger Sub will be merged with and into EGC, with EGC surviving as an indirect wholly owned subsidiary of Cox.

Summary Selected Consolidated Historical Financial Data of Cox
The following selected consolidated balance sheet data as of December 31, 2017 and December 31, 2016, and the consolidated statements of operations, consolidated statements of changes in members’ equity and consolidated statements of cash flow data for the year ended December 31, 2017 and the period beginning April 15, 2016 and ended December 31, 2016 have been derived from the audited consolidated financial statements of Cox, which were provided by Cox to EGC in connection with the negotiation of the merger agreement. As a private company, Cox does not publicly disclose its financial information. Accordingly, Cox has respectfully declined EGC’s request to include Cox’s audited financial statements in this proxy statement.
	Year Ended December 31, 2017	April 15, 2016 (Inception) to December 31, 2016
Income Statement Data
Total Net Revenues	$198,049,073	$128,813,339
Cash Flow Data
Net Cash Provided by Operating Activities	$83,053,820	$36,231,975
	December 31, 2017	December 31, 2016
Balance Sheet Data
Total Assets	403,379,718	386,791,584
Total Members’ Equity	175,650,565	211,331,184

THE EGC SPECIAL MEETING
This proxy statement is being provided to the EGC stockholders as part of a solicitation of proxies by the EGC board of directors for use at the EGC special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides EGC stockholders with information they need to know to be able to vote or instruct their vote to be cast at the EGC special meeting.
Date, Time and Place
The EGC special meeting will be held at 1021 Main, 1st Floor, Houston, Texas on            , 2018, at       a.m., Houston time.
Purpose of the EGC Special Meeting
At the EGC special meeting, EGC stockholders will be asked to consider and vote on the following:
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a proposal to adopt the merger agreement, which is further described in the sections titled “The Merger” and “The Merger Agreement” beginning on pages 27 and 64, respectively;

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an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

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a proposal to approve the adjournment of the EGC special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the EGC special meeting to approve the first proposal listed above.

Completion of the merger is conditioned on the adoption of the merger agreement by the EGC stockholders.
Recommendation of the EGC Board of Directors
At a special meeting held on June 17, 2018, the EGC board of directors adopted and approved the merger agreement and determined that, on the terms and subject to the conditions set forth in the merger agreement, the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of EGC and its stockholders. Accordingly, the EGC board of directors unanimously recommends that EGC stockholders vote:
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“FOR” the proposal to adopt the merger agreement;

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“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

•
“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

EGC stockholders should carefully read this proxy statement, including any documents incorporated by reference, and the Annexes in their entirety for more detailed information concerning the merger and the other transactions contemplated by the merger agreement.
EGC Record Date; Stockholders Entitled to Vote
The record date for the EGC special meeting is August 3, 2018. Only record holders of shares of EGC common stock at the close of business on such date are entitled to notice of, and to vote at, the EGC special meeting or any adjournment or postponement thereof. At the close of business on the record date, the only outstanding voting securities of EGC were common stock, and              shares of EGC common stock were issued and outstanding. A list of the EGC stockholders of record who are entitled to vote at the EGC special meeting will be available for inspection by any EGC stockholder for any purpose germane to the EGC special meeting during ordinary business hours for the ten days preceding the EGC special meeting at 1021 Main, Suite 2626, Houston, Texas and will also be available at the EGC special meeting for examination by any EGC stockholder present at such meeting.
Each share of EGC common stock outstanding on the record date of the EGC special meeting is entitled to one vote on each proposal and any other matter coming before the EGC special meeting.
Voting by EGC’s Directors and Executive Officers
At the close of business on the record date of the EGC special meeting, EGC directors and executive officers were entitled to vote              shares of EGC common stock or approximately     % of the shares of EGC common stock outstanding on that date.
Quorum
No business may be transacted at the EGC special meeting unless a quorum is present. Stockholders who hold shares representing at least a majority of the outstanding voting power of all issued and outstanding shares of EGC common stock entitled to vote at the EGC special meeting must be present in person or represented by proxy to constitute a quorum. If a quorum is not present, to allow additional time for obtaining additional proxies, the EGC special meeting will be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. Additionally, if fewer shares are voted in favor of the proposal to adopt the merger agreement than is required, to allow additional time for obtaining additional proxies, the EGC special meeting may be adjourned to solicit additional proxies in favor of the proposal to adopt the merger agreement. EGC’s bylaws permit the chairman of the board to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present. No notice of an adjourned meeting need be given unless the adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the EGC special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting.
All shares of EGC common stock represented at the EGC special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum. Broker non-votes will have no effect on determining the presence or absence of a quorum at the EGC special meeting.
Required Vote
The required votes to approve the EGC proposals are as follows:
•
The adoption of the merger agreement requires the affirmative vote of the holders of two-thirds of the issued and outstanding shares of EGC common stock. Each share of EGC common stock outstanding on the record date of the EGC special meeting is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.

•
The approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of EGC common stock present, in person or by proxy, at the EGC special meeting and entitled to vote on the proposal, assuming there is a quorum at the EGC special meeting. Each share of EGC common stock outstanding on the record date of the EGC special meeting is entitled to one vote on this proposal. If you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.

•
The adjournment of the EGC special meeting, if necessary or appropriate, to solicit additional proxies requires the affirmative vote of the holders of a majority of the issued and outstanding shares of EGC common stock present, in person or by proxy, at the EGC special meeting and entitled to vote on the proposal, assuming there is a quorum at the EGC special meeting. Each share of EGC common stock outstanding on the record date of the EGC special meeting is entitled to one vote on this proposal. If you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal. EGC’s bylaws permit the chairman of the board to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present.

Granting of Proxies by Holders of Record
If you were a record holder of EGC common stock at the close of business on the record date of the EGC special meeting, a proxy card is enclosed for your use. EGC requests that you submit your proxy as promptly as possible by (i) accessing the internet site listed on the EGC proxy card, (ii) calling the toll-free number listed on the EGC proxy card or (iii) submitting your EGC proxy card by mail by using the provided self-addressed, stamped envelope. Information and applicable deadlines for submitting a proxy through the internet or by telephone are set forth on the enclosed proxy card. When the accompanying proxy is returned properly executed, the shares of EGC common stock represented by it will be voted at the EGC special meeting or any adjournment or postponement thereof in accordance with the instructions contained in the proxy card. Your internet or telephone submission authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
If a proxy is returned without an indication as to how the shares of EGC common stock represented are to be voted with regard to a particular proposal, the EGC common stock represented by the proxy will be voted in accordance with the recommendation of the EGC board of directors and, therefore,
•
“FOR” the proposal to adopt the merger agreement;

•
“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

•
“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

At the date hereof, the EGC board of directors has no knowledge of any business that will be presented for consideration at the EGC special meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in EGC’s notice of special meeting of stockholders. If any other matter is properly presented at the EGC special meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
Your vote is important. Accordingly, if you were a record holder of EGC common stock on the record date of the EGC special meeting, please sign and return the enclosed proxy card or submit your proxy via the internet or telephone regardless of whether you plan to attend the EGC special meeting in person. Proxies submitted through the specified internet website or by phone must be received by 11:59 p.m., Eastern Time, on            , 2018, the day before the EGC special meeting.
Shares Held in Street Name
If you hold shares of EGC common stock through a broker, bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” The “record holder” of such shares is your broker, bank or other nominee, and not you, and you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to EGC or by voting in person at the EGC special meeting unless you have a “legal proxy,” which you must obtain from your broker, bank or other nominee. Furthermore, brokers, banks or other nominees who hold shares of EGC common stock on behalf of their customers may not give a proxy to EGC to vote those shares without specific instructions from their customers.
If you are an EGC stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee may not vote your shares on any of the EGC proposals.
Voting in Person
If you plan to attend the EGC special meeting and wish to vote in person, you will be given a ballot at the EGC special meeting. If you are a registered stockholder, please be prepared to provide proper identification, such as a driver’s license, at the EGC special meeting. If your shares are held in “street name,” you must bring to the EGC special meeting a “legal proxy” executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the EGC special meeting.
Revocation of Proxies
If you are the record holder of EGC common stock, you can change your vote or revoke your proxy at any time before your proxy is voted at the EGC special meeting. You can do this by:
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timely delivering a signed written notice of revocation;

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timely delivering a new, valid proxy bearing a later date (including by telephone or through the internet); or

•
attending the EGC special meeting and voting in person, which will automatically revoke any proxy previously given, or revoking your proxy in person. Simply attending the EGC special meeting without voting will not revoke any proxy that you have previously given or change your vote.

A registered stockholder may revoke a proxy by any of these methods, regardless of the method used to deliver the stockholder’s previous proxy. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed as follows:
Energy XXI Gulf Coast, Inc.
1021 Main, Suite 2626
Houston, Texas 77002
(713) 351-3000
Attention: Corporate Secretary
If your shares are held in “street name” through a broker, bank or other nominee, you may change your voting instructions by submitting new voting instructions to your broker, bank or nominee in accordance with its established procedures. If your shares are held in the name of a broker, bank or other nominee and you decide to change your vote by attending the EGC special meeting and voting in person, your vote in person at the EGC special meeting will not be effective unless you have obtained and present an executed “legal proxy” in your favor from the record holder (your broker, bank or nominee).
Tabulation of Votes
EGC has appointed                 to serve as the Inspector of Votes for the EGC special meeting.                 will independently tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
EGC is soliciting proxies for the EGC special meeting from its stockholders. In accordance with the merger agreement, EGC will pay its own cost of soliciting proxies, including the cost of mailing this proxy statement, from its stockholders. In addition to solicitation of proxies by mail, proxies may be solicited by EGC’s officers, directors and regular employees, without additional remuneration, by personal interview, telephone or other means of communication.

EGC will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of EGC common stock. EGC may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.
To help ensure the presence in person or by proxy of the largest number of stockholders possible, EGC has engaged MacKenzie, a proxy solicitation firm, to solicit proxies on EGC’s behalf. EGC has agreed to pay MacKenzie a retainer of  $40,000, to be applied to the final proxy solicitation fee. In the event of a contested solicitation or public opposition to the merger, EGC and MacKenzie will mutually agree on an appropriate final fee based upon customary fees for the proxy solicitation services that MacKenzie provides. If there is no contested solicitation or public opposition, the final fee would be $40,000. EGC will also reimburse MacKenzie for its reasonable out-of-pocket costs and expenses.
Adjournments
Any adjournment of the EGC special meeting may be made from time to time by the affirmative vote of a majority of the voting power of the outstanding shares of EGC common stock, present in person or by proxy at the EGC special meeting and entitled to vote thereon, and which have actually been voted, without further notice other than by an announcement made at the EGC special meeting (unless the adjournment is for more than 30 days or if a new record date is fixed). If a quorum is present at the EGC special meeting but there are not sufficient votes at the time of the EGC special meeting to approve the proposal to issue shares of EGC common stock in connection with the merger, then EGC stockholders may be asked to vote on a proposal to adjourn the EGC special meeting so as to permit the further solicitation of proxies in favor of the proposal to adopt the merger agreement. EGC’s bylaws permit the chairman of the board to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present.

THE MERGER
Effects of the Merger
At the effective time, Merger Sub, an indirect wholly owned subsidiary of Cox that was formed for the sole purpose of effecting the merger, will merge with and into EGC. EGC will survive the merger and become an indirect wholly owned subsidiary of Cox.
In the merger, each share of EGC common stock issued and outstanding immediately prior to the effective time will be converted into the right to receive $9.10 cash without interest.
Background of the Merger
Since EGC’s emergence from Chapter 11 reorganization on December 30, 2016, the EGC board of directors undertook a number of initiatives in order to, among other things:
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effect a positive change in EGC’s leadership and corporate culture;

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increase EGC’s financial and operating performance by exploiting EGC’s material asset base and improving margins; and

•
place EGC in the best possible position to both pursue strategic opportunities and to operate successfully on a stand-alone basis in order to enhance stockholder value.

However, since emergence, EGC has faced a number of headwinds – including operational challenges resulting in production declines and liquidity issues – that adversely affected EGC’s ability to achieve the intended results of these initiatives. As these headwinds developed and persisted, the EGC board of directors has been attentive to opportunities to help EGC better face these challenges.
In keeping with the EGC board of directors’ focus on pursuing strategic alternatives and enhancing stockholder value, on March 20, 2017, EGC announced that it had retained Morgan Stanley & Co. LLC (“Morgan Stanley”) as its financial advisor to assist the EGC board of directors and senior management with the evaluation, development and implementation of a long-term strategic plan, including a stand-alone financial plan and select strategic alternatives. EGC worked with Morgan Stanley on its strategic plan throughout 2017 and evaluated a variety of alternatives, including mergers or consolidations, a stand-alone plan and capital infusion options. While EGC received a reasonable level of interest from potential counterparties, particularly discussions of Gulf of Mexico Shelf consolidation, no executable transaction resulted from this review process.
After the conclusion of the Morgan Stanley strategic review process in late 2017, the EGC board of directors and management team shifted EGC’s near-term focus to the development of an optimized stand-alone strategy and multi-year plan. EGC announced in November 2017 that it would return to drilling in 2018, and would focus on optimizing and enhancing its existing production with an active drilling, recompletion and workover program, evaluating acquisitions, exploring potential dispositions of non-core properties, and continuing to control costs. However, throughout the first quarter of 2018, EGC experienced production declines primarily due to disruptions associated with shut-ins from severe weather, production equipment maintenance issues, pipeline shut-ins, facility-related unscheduled downtime and natural declines. The cumulative effect of these operational difficulties served to reduce EGC’s liquidity and its ability to raise external capital.
As a complement to EGC’s stand-alone capital plan, EGC retained Intrepid in January 2018 to assist EGC with the consideration of possible opportunities for raising additional capital. In addition to their work with Intrepid, the EGC board of directors and senior management:
•
continued to explore additional avenues for increasing EGC’s liquidity and supporting its capital plan, including entering into discussions with CorEnergy, the owner and lessor of EGC’s Grand Isle Gathering System (“GIGS”), regarding among other things, a potential lease restructuring, that preserves the long-term value of GIGS and supports EGC’s further recovery efforts and future success;

•
continued to encourage opportunities with potential counterparties to permit EGC to increase its drilling activity, including potential “drillco” joint ventures and farm-out arrangements;

•
continued to consider the divestiture of certain of EGC’s non-core oil and gas properties; and

•
engaged Alvarez & Marsal North America, LLC to help EGC find and exploit greater efficiencies and cost savings.

In late 2017, as part of its review of all strategic alternatives, EGC considered a potential divestiture of its western GoM assets, consisting of properties that had significant near-term asset retirement obligations (“ARO”) and limited cash flow and development upside. Given the unique nature of the western GoM assets, EGC ran a trial sale process as a test case, focusing on a small subset of companies that had either in-house plugging and abandonment operations or access to plugging and abandonment services through contractual arrangements or affiliates. This targeted process did not produce an executable transaction, and the general feedback from the targeted potential purchasers was that the proposed asset package did not have enough production potential to support the ARO.
In late January 2018, as part of EGC’s trial western GoM divesture process, representatives of EGC met with representatives of Northstar Offshore Ventures LLC (“Northstar”), an affiliate of Orinoco Natural Resources, LLC (“ONR”). During that meeting, the Northstar representatives suggested that Doug Brooks, EGC’s chief executive officer, meet with Tom Clarke, one of the owners of Northstar and ONR. The Northstar representatives believed that Mr. Clarke might have some ideas for making attractive to both EGC and the counterparty the transfer of properties with large amounts of ARO (i.e., where the ARO attributable to a property is greater than or disproportionate to the value of that property’s remaining reserves) (such a transaction, an “ARO transfer transaction”).
After the meeting between Northstar and EGC, Mr. Clarke reached out to Mr. Brooks to set up a meeting, and on January 30, 2018, Mr. Brooks, Mr. Clarke, Scott Laverde, an EGC business development representative, and representatives of Northstar met at EGC’s offices to discuss how a potential ARO transfer transaction with EGC might work. A few days after that meeting, on February 1, 2018, Mr. Clarke emailed a letter to Mr. Brooks, reiterating Mr. Clarke’s desire to structure an ARO transfer transaction that would enable EGC to transfer its western GoM assets and their associated ARO. He acknowledged that any such transaction would need to be structured so that the buyer was able to “self perform” the plugging and abandonment necessary to service the ARO. In order to make the buyer entity more self-sustaining, Mr. Clarke proposed that EGC enter into a multi-year plugging and abandonment services agreement with the buyer. He also noted his willingness to invest in EGC’s upcoming capital raise efforts.
On February 20, 2018, Mr. Clarke and additional ONR representatives met with representatives from Intrepid at Intrepid’s offices to discuss structuring a potential ARO transfer transaction involving EGC’s western GoM assets. The participants in the meeting acknowledged that the buyer entity would need to be a stand-alone entity with access to cash flows in order to ensure that EGC would not have any successor liability with respect to the assumed ARO. Following that meeting, on February 22, 2018, Mr. Clarke emailed Intrepid a letter that described a high-level proposed structure for a potential ARO transfer transaction. Consistent with his prior conversations with Intrepid, he proposed forming a separate “environmental fund” entity, supported financially by ONR. In consideration for ONR’s ARO liability assumption, EGC would enter into a long-term plugging and abandonment services agreement with EPIC Offshore Specialty, LLC (“EPIC”), an ONR affiliate. Mr. Brooks forwarded this letter to the EGC board of directors on February 22, 2018. On March 5, 2018, representatives from ONR (including Mr. Clarke), EGC (including Mr. Brooks) and Intrepid met at EGC’s offices to further discuss structuring options for an ARO transfer transaction. Around this time, ONR and EGC began negotiating a more expansive confidentiality agreement, because the previous confidentiality agreements that ONR had executed with EGC did not provide for discussions with ONR affiliates like EPIC. That confidentiality agreement was executed by EGC, ONR and certain ONR affiliates on March 12, 2018. On March 14, 2018, EGC gave ONR access to EGC’s electronic dataroom.
On February 7, 2018, Scott Heck, EGC’s chief operating officer, attended an energy conference event in Houston hosted by Houlihan Lokey, Inc. (“Houlihan”). At that event, a Houlihan representative told Mr. Heck that he knew of a strategic opportunity that EGC might be interested in. He proposed that

Mr. Heck and Mr. Brooks meet him for lunch to discuss further. On February 21, 2018, Mr. Brooks and Mr. Heck met for lunch with the Houlihan representative, as well another Houlihan colleague. During the course of this meeting, the Houlihan representatives indicated that Cox thought favorably of EGC’s core assets and asked Mr. Brooks and Mr. Heck whether they would be willing to meet with representatives from Cox to discuss the possibility of a transaction between the two companies.
On March 7, 2018, a dinner meeting was held that included Mr. Brooks, Mr. Heck, Craig Sanders (Cox’s chief executive officer), Brad Cox (Cox’s chairman), Ken Jackson (Cox’s chief financial officer), and representatives from Houlihan. At this dinner, the parties discussed the possibility of a potential transaction between EGC and Cox. Mr. Brooks indicated that he was open to the idea of discussing a potential combination. He told the Cox representatives that if they were interested in pursuing the matter further, they should provide a more formal expression of their interest that he could discuss with the EGC board of directors. Mr. Brooks informed EGC’s then-serving chairman of the board, Michael Reddin, about these discussions.
On March 9, 2018, Mr. Sanders sent a written expression of interest by email to Mr. Reddin, copying Mr. Brooks and Mr. Heck. Cox’s expression of interest contemplated the purchase by Cox Operating, L.L.C. and its affiliates (all of which are Cox affiliates, and for purposes of this section, the defined term “Cox” includes all of those entities) of  “all or part of” EGC’s assets (but did not include any pricing or valuation terms), and asked EGC for 120 days of exclusivity to permit Cox to conduct its due diligence review of EGC. Mr. Reddin replied to Mr. Sanders’ email that same day, informing Mr. Sanders that EGC was open to discussions with Cox regarding a combination. He also noted that he had passed along Cox’s letter to the EGC board of directors and that the EGC board of directors would discuss it at its upcoming meeting. He indicated that Mr. Brooks would reach out to Mr. Sanders after that board meeting to discuss the potential path forward.
On March 13, 2018, at a regularly scheduled meeting of the EGC board of directors, the EGC management team updated the EGC board of directors on the discussions with ONR and the March 9, 2018 expression of interest from Cox. The EGC board of directors encouraged management to continue pursuing both the proposed ONR transaction and the proposed Cox transaction, and agreed that EGC should not grant exclusivity to Cox at that time.
On March 15, 2018, Mr. Brooks sent an email to Mr. Sanders in response to Cox’s March 9, 2018 expression of interest, stating that EGC was not willing to grant Cox exclusivity, but that EGC was interested in continuing to have discussions with Cox regarding a corporate level transaction or a transaction for all of EGC’s assets. To facilitate those discussions, Mr. Brooks suggested that Cox and EGC enter into a mutual confidentiality agreement.
On March 19, 2018, EGC sent Mr. Sanders a formal written response to Cox’s March 9, 2018 expression of interest, reiterating the points from Mr. Brooks’ March 15, 2018 email to Mr. Sanders. Mr. Sanders replied that Cox was willing to enter into a confidentiality agreement with EGC. EGC and Cox finalized and executed that confidentiality agreement on March 22, 2018, and Cox was given access to EGC’s electronic data room on March 27, 2018. EGC and Cox continued to communicate regarding Cox’s diligence review throughout April 2018.
At a meeting of the EGC board of directors held on March 29, 2018, EGC management updated the board on the status of EGC’s strategic initiatives, including potential transactions with ONR and Cox. Also at that meeting, Gary Hanna was appointed to the EGC board of directors and was named chairman of the board.
On April 2, 2018, EGC announced that it had named Gary Hanna chairman of the board. Shortly after that announcement, on April 6, 2018, one of Party B’s senior executives sent Mr. Hanna an email, indicating his willingness to provide offshore oilfield services to EGC. Party B had previously participated in EGC’s trial western divesture process that ONR’s affiliate had participated in, and had previously indicated to EGC in February 2018 that it was not interested in purchasing EGC’s western GoM assets. The senior Party B executive’s April 6, 2018 email also mentioned the possibility of combining EGC with Party B, a privately held company with a primary focus on offshore oilfield services. However, the clear implication of the email was that any transaction like that would involve some sort of equity for equity transaction. During the course of the discussion described below between EGC and Party B, Party B never again raised the possibility of any sort of business combination.
On April 12, 2018, representatives from Intrepid called Mr. Brooks and told him that one of EGC’s stockholders had mentioned to Intrepid that Party B might be interested in acquiring EGC’s western GoM assets. However, because Party B had previously indicated to EGC that it was not interested in purchasing those assets, EGC did not re-engage with Party B at that time.
Mr. Hanna replied to the April 6 email from the Party B senior executive on April 20, 2018, thanking the executive for his interest and confirming that he would discuss Party B’s interest in providing offshore oilfield services with EGC management. Those discussions did not go any further at that time.
EGC, ONR and Intrepid continued to meet and hold discussions throughout April 2018 regarding potential ways to structure an ARO transfer transaction involving EGC’s non-core assets. EGC and Intrepid continued to focus on ensuring that ONR’s post-closing structure would be financially sound and have the ability to operate on a stand-alone basis, to reduce the risk of any of the ARO reverting to EGC. The parties also discussed valuation considerations at length, including the forms of potential consideration that ONR and its affiliates could receive in exchange for assuming the non-core assets’ ARO liability. They also discussed ONR’s bonding capabilities. The value proposition to EGC of a potential ARO transfer transaction was not based solely on decreasing EGC’s ARO, but also depended on the release of cash collateral held by EGC’s sureties, which would in turn serve to increase EGC’s liquidity. As a result, EGC stressed the importance of ONR being able to fully perform all bonding requirements with respect to the non-core assets. In one such meeting at EGC’s offices on April 20, 2018, with representatives from EGC, ONR, Intrepid and Sidley Austin LLP (“Sidley”), EGC’s outside M&A counsel, participating by phone or in person, EGC provided ONR with an initial draft of a term sheet, representing EGC’s proposal on transaction structure.
During the remainder of April 2018, the proposed term sheet went through several drafts, and EGC, ONR and Intrepid discussed the document on several occasions. These discussions were intended to address, among other issues, the parties’ differing valuations of the various components of the potential ARO transaction, including with respect to the margins under the long-term plugging and abandonment services agreement and the value of the other consideration payable to ONR and its affiliates in consideration for ONR’s assumption of ARO.
On April 29, 2018, the EGC board of directors held a special meeting, which also included certain members of EGC senior management and representatives from Intrepid and Sidley. At the meeting, EGC management walked the EGC board of directors through EGC’s current forecast and noted the operational challenges faced by EGC in the first quarter of 2018. The EGC board of directors and Intrepid discussed the implications of EGC’s maintaining the status quo, including the impact of the continued production downtime on EGC’s debt covenants and cash collateral requirements following the planned May 10, 2018 release of first quarter results. Intrepid indicated that current market sentiment was that EGC needed a capital and liability solution and that investors and other stakeholders were concerned about EGC’s ARO burden relative to cash flow and production. Intrepid then updated the EGC board of directors on the status of the term sheet negotiations with ONR. Sidley informed the EGC board of directors that the term sheet did not contain exclusivity provisions and would permit EGC to terminate the term sheet so long as EGC paid ONR’s reasonable transaction expenses up to $1,000,000. Intrepid presented the EGC board of directors with certain information about ONR and its affiliates and led a detailed discussion of the currently contemplated terms of the proposed ARO transfer transaction with ONR and the potential benefits of the proposed ONR transaction, including partially addressing EGC’s ARO liabilities and improving the likelihood of a third-party financing transaction. At the conclusion of these discussions, the EGC board of directors decided that it would take the proposed transaction and its terms under advisement and would re-convene on May 1, 2018 to discuss the matter further.
On May 1, 2018, the EGC board of directors held a special meeting, which also included certain members of EGC senior management and representatives from Intrepid and Sidley. Discussions regarding the term sheet with ONR resumed, and in the course of those discussions, a representative from Sidley walked the EGC board of directors through the remaining open issues in the ONR term sheet. The EGC board of directors then discussed the terms of the proposed plugging and abandonment services agreement with EPIC, and EGC management walked the EGC board of directors through an overview of EPIC, its capabilities, and the key terms. After further discussion, the EGC board of directors authorized EGC’s management to enter into a non-binding term sheet with ONR with respect to the proposed ARO transfer transaction, subject to approval of the resolution of the open items by Mr. Hanna, acting as the sole member of an ad hoc committee of the EGC board of directors established for that purpose.
On May 2, 2018, EGC, ONR and certain ONR affiliates (including EPIC) executed a non-binding term sheet, which did not include any exclusivity provisions. The ARO transfer transaction contemplated by that term sheet (the “Proposed ONR Transaction”) principally consisted of the following:
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EGC would transfer its non-core oil and gas assets to an ONR affiliate and that affiliate would assume all related liabilities, including ARO;

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in consideration for that assumption, EGC would

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provide a $100,000,000 second lien note to an ONR affiliate, to be amortized ratably beginning 2019 and bearing interest at 9% per annum;

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pay an ONR affiliate cash equal to $12,500,000 at closing;

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to the extent EGC’s existing surety bond providers release a certain portion of cash collateral, pay ONR or its affiliate an additional cash amount six months after closing equal to $12,500,000 or the amount of cash collateral released, whichever was less;

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issue to ONR a 35% equity ownership position in EGC, pro forma after giving effect to the transaction; and

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sign a 10-year agreement with EPIC to provide plugging and abandonment and decommissioning services for EGC’s core assets; and

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ONR and/or its affiliates would commit at closing to anchor a potential future EGC financing with at least a $25,000,000 participation.

The term sheet with ONR provided that the Proposed ONR Transaction would be subject to approval by EGC’s stockholders, lenders, the Bureau of Ocean Energy Management (“BOEM”) and the Bureau of Safety and Environmental Enforcement (“BSEE”). EGC then instructed Sidley to begin drafting definitive documentation for the Proposed ONR Transaction.
On May 1, 2018, shortly after the adjournment of the special meeting of the EGC board of directors, Mr. Sanders emailed Mr. Brooks a written, non-binding indicative proposal (the “May 1 Cox Proposal”), to acquire all outstanding EGC common stock for cash, at a 15% premium to EGC’s equity market value as of April 30, 2018 (which the proposal stated was $6.55 per share). This proposal was non-binding and subject to resolution of several due diligence items. It also noted that Cox was fully financed and that its proposed transaction would not be subject to any financing contingency. The May 1 Cox Proposal also included a request that EGC grant Cox exclusivity through June 30, 2018. On the same day Cox sent the proposal, Mr. Brooks replied to Mr. Sanders, indicating that he had received the proposal and would review it with the EGC board of directors. The following day, on May 2, 2018, Mr. Brooks provided an email update to the EGC directors regarding this proposal.
On May 7, 2018, following email communications with the EGC board of directors supporting this course of action, Mr. Brooks sent an email to Mr. Sanders in response to the May 1 Cox Proposal, indicating that EGC was still not willing to grant Cox exclusivity. However, Mr. Brooks stated that EGC was open to continuing discussions regarding a potential transaction with Cox and would continue providing due diligence items.
On May 9, 2018, the EGC board of directors held a regularly scheduled meeting, which also included certain members of EGC senior management and representatives from Intrepid. EGC management reminded the EGC board of directors that the term sheet for the Proposed ONR Transaction did not contain an exclusivity provision and therefore would not preclude EGC from continuing to explore additional strategic alternatives. After discussion, it was the consensus of the board that EGC management should continue discussions with Cox.

Early in the morning of May 10, 2018, EGC announced its first quarter 2018 financial and operational results. EGC also announced the execution of the non-binding ONR term sheet because it was a key component of EGC’s financing initiative that was disclosed in the May 10, 2018 press release and in EGC’s quarterly report on Form 10-Q filed that day with the SEC. Also on May 10, 2018, representatives of EGC had an initial meeting with representatives of BOEM and BSEE to discuss the Proposed ONR Transaction. Later that day, Mr. Brooks also held a separate telephone conversation with BOEM and BSEE regarding the Proposed ONR Transaction.
Also on May 10, 2018, in response to the announcement of the Proposed ONR Transaction, Party B’s chief operating officer emailed Mr. Hanna and Mr. Brooks, indicating that Party B could make a “much better offer” for EGC’s non-core assets than the transaction that EGC had announced earlier that day, including providing substantially more post-closing capital to fund EGC’s development program. Mr. Brooks responded on May 11, 2018, offering to meet with Party B the following week to discuss Party  B’s proposal in more detail.
On May 11, 2018, in response to the announcement of the Proposed ONR Transaction, Mr. Sanders emailed Mr. Brooks a letter reaffirming Cox’s commitment to proceed with an acquisition of EGC, as outlined in the May 1 Cox Proposal and requesting additional diligence items. On May 15, 2018, Mr. Hanna and Mr. Cox had a call to discuss the terms of the May 1 Cox Proposal and potential next steps. Mr. Hanna encouraged Mr. Cox to provide a more comprehensive proposal that described the specific transaction terms for the EGC board of directors to consider. He also asked Mr. Cox to provide additional information about Cox’s financing plan for the transaction, including financial statements for the Cox corporate family.
Also on May 11, 2018, Sidley sent ONR and its counsel, Latham & Watkins LLP (“Latham”), an initial draft of the purchase agreement for the Proposed ONR Transaction. Sidley continued to send drafts of various ancillary documents throughout that week.
On May 14, 2018, Party B’s chief financial officer called a representative of Intrepid to discuss the possibility of Party B pursuing a transaction with EGC similar to the Proposed ONR Transaction, and informing Intrepid that Party B would be sending a proposal to EGC shortly. The following day, on May 15, 2018, Party B’s chief financial officer emailed Intrepid a high-level proposal for an ARO transfer transaction on terms very similar to the terms that had been publicly disclosed with respect to the Proposed ONR Transaction (the “Proposed Party B Transaction”). However, instead of the 35% pro forma common stock ownership contemplated by the Proposed ONR Transaction, Party B proposed to receive instead a 19.99% common stock ownership position in EGC, pro forma for the transaction, with warrants giving Party B a right to purchase another 5% equity ownership position in EGC. Furthermore, Party B indicated that Party B would commit to anchor a potential future EGC financing with up to $35 million participation, with a financial partner potentially committing an additional $50 million participation for a possible total of  $85 million participation.
On May 17, 2018, at a joint meeting of the EGC board of directors and its nomination and governance committee attended by certain representatives of EGC management and Sidley, EGC management updated the directors on the status of the strategic alternatives being pursued by EGC, including the May 15, 2018 proposal from Party B. The EGC board of directors discussed Party B and its capabilities and the terms of its proposal (and the key differences between Party B’s proposal and the terms of the Proposed ONR Transaction). EGC management then informed the EGC board of directors of initial feedback received from key stakeholders in reaction to the May 10, 2018 announcement of the Proposed ONR Transaction, noting that concerns were expressed about the complexity of the transaction and the amount of equity being issued to ONR. EGC management then reiterated that EGC’s non-binding term sheet with ONR did not prohibit EGC from further discussions with Party B. It was the consensus of the EGC board of directors that EGC’s management should continue to pursue a transaction with Party B on a parallel basis with the Proposed ONR Transaction.
Later on May 17, 2018, representatives of EGC (including Mr. Brooks) and Intrepid had a call with Party B’s chief operating officer and chief financial officer to discuss Party B’s May 15, 2018 proposal. The Party B representatives indicated that, through Party B’s involvement in the trial divesture process for

EGC’s western GoM assets earlier that year, it had already completed significant diligence and therefore the Party B representatives were confident they could move forward on an expedited basis. Mr. Brooks forwarded Party B’s expression of interest to the EGC board of directors on May 18, 2018, along with a summary of his call with Party B’s representatives.
Also on May 17, 2018, Mr. Brooks and representatives from Intrepid called Mr. Sanders and certain representatives from Houlihan, and asked for a more detailed proposal with a financing plan. They noted that EGC was continuing to actively pursue other strategic opportunities, some of which were progressing very quickly.
On May 18, 2018, prior to a scheduled call between Mr. Hanna and Mr. Cox, Mr. Sanders sent Mr. Hanna an email that described the issues that Cox believed were hindering the progress of a transaction between EGC and Cox. These points were primarily focused on the flow of due diligence information and Cox’s perception that EGC’s management was spending time finalizing the Proposed ONR Transaction, that, in Cox’s view, presented significant execution risk (presumably in comparison with Cox’s proposed transaction) and was generally inferior to the transaction proposed by Cox. The communication went on to re-confirm the May 1 Cox Proposal, clarifying that Cox’s proposed 15% premium would apply to EGC’s current stock price on a “rolling basis,” which EGC understood to mean that Cox’s proposed acquisition price would increase or decrease until signing of a definitive merger agreement as EGC’s stock price increased or decreased, so that a 15% premium would be in effect at signing.
Mr. Hanna promptly forwarded this communication to Mr. Brooks. Mr. Hanna then discussed the email with Mr. Cox by phone. Both men agreed that they should maintain open and direct lines of communication between Cox and EGC so that progress could be made in Cox’s diligence and in the parties’ discussions. Mr. Hanna again urged Mr. Cox to provide a more comprehensive proposal with specific transaction terms for consideration by EGC management and the EGC board of directors. They then discussed the details of Cox’s proposal, particularly the level of the proposed merger consideration. Mr. Hanna noted that Cox should be able to take advantage of synergies and execute considerable cost reductions in an acquisition of EGC, and he encouraged Mr. Cox to take these factors into account and to increase Cox’s proposed merger consideration by a meaningful amount.
On May 24, 2018, Party B sent an updated proposal to EGC, reaffirming the terms of its prior proposal, and including certain materials regarding Party B’s operational and financial ability to execute an ARO transfer transaction. On the same day, EGC and Party B executed a confidentiality agreement, and on May 29, 2018, EGC granted Party B electronic data room access.
Also on May 24, 2018, representatives from Cox, EGC and Intrepid participated in a due diligence meeting at EGC’s offices. One week later, on May 31, 2018, Mr. Sanders emailed Mr. Brooks another letter reconfirming Cox’s interest in pursuing a transaction with EGC on the terms set forth in the May 1 Cox Proposal, including at a 15% premium to EGC’s current stock price (as of May 31, 2018, this implied proposed merger consideration of approximately $8.15 per share). On that same day, a representative from Intrepid called a representative at Houlihan to discuss process and timing. He urged Cox to submit a more comprehensive proposal, ideally a fully drafted merger agreement, and a detailed financing plan, prior to the scheduled June 7 meeting of the EGC board of directors. He noted that those actions were necessary if Cox was to remain competitive with EGC’s other strategic alternatives and meet the EGC board of directors’ timeline.
On May 25, 2018, Mr. Brooks updated the EGC board of directors on the Proposed ONR Transaction. He reported that ONR and EGC were actively engaging to finalize the definitive documentation, and that EGC had a meeting scheduled to discuss key business issues on May 30, 2018, with ONR and Latham. Mr. Brooks also forwarded the May 24, 2018 proposal received from Party B to the EGC board of directors.
On June 5, 2018, the Houlihan and Intrepid representatives spoke again regarding the potential transation between Cox and EGC. During that call, Intrepid communicated to Houlihan that time was of the essence and that EGC’s current thinking was that it was very likely that Friday, June 15 was the date that the EGC Board would choose which transaction to pursue, with definitive documents executed either that day or over the weekend followed by a public announcement no later than Monday, June 18.

Also on June 5, 2018, representatives from Party B, EGC and Intrepid met at EGC to discuss Party B’s May 24, 2018 proposal in more detail. During the course of those discussions, Party B indicated that its intent was to structure the Proposed Party B Transaction so that no EGC stockholder vote would be required under NASDAQ’s stockholder approval rules. Therefore, Party B clarified that it was proposing to receive (i) 19.99% of the shares of EGC common stock issued and outstanding immediately prior to closing and (ii) warrants with a strike price greater than EGC common stock’s fair market value that would be excluded under NASDAQ’s stockholder approval guidelines. Taking these qualifying warrants into account, Party B would have pro forma economic upside exposure equivalent to 25% of EGC common stock. After that meeting, Ms. Marguerite Woung-Chapman, EGC’s senior vice president and general counsel, sent Party B drafts of key definitive documents for its review.
Throughout May and early June 2018 (including the week of June 11, 2018), EGC management and its legal and financial advisors continued to engage in negotiations with ONR and Latham, including several in-person negotiations, and exchanged several definitive document drafts. Near the end of May 2018, the outstanding key business issues primarily consisted of:
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understanding and agreeing on ONR’s post-closing structure and establishing the appropriate anti-leakage controls, to help ensure that EGC would have no successor liability for the transferred ARO, while still permitting ONR to operating the buying entity as an independent, financeable stand-alone enterprise;

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working through a potential unwind structure in the event BOEM and BSEE did not approve both the property transfers and the replacements of surety bonds within a reasonable period of time after closing; and

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continuing to work through issues related to replacement bonding, including whether ONR would need to satisfy any increased surety bond requirements imposed by applicable counterparties.

On June 6, 2018, Sidley sent the ONR working team a revised draft of the plugging and abandonment services agreement, as well as a revised draft of the second lien note agreement. In response to those distributions, a representative of one of ONR’s affiliates sent an email to the EGC and ONR working teams late that night, expressing his concern that the transaction documents were no longer consistent with the non-binding term sheet for the Proposed ONR Transaction. He stated in the email that ONR would terminate the term sheet if acceptable definitive documents were not signed within two days.
On June 7, 2018, Mr. Brooks called the ONR representative to discuss ONR’s concerns. They agreed that the parties and their respective advisors would meet the next day. Accordingly, on June 8, 2018, EGC and ONR, together with Sidley and Latham, met at EGC’s offices to discuss the open issues, primarily focused on the plugging and abandonment services agreement. At that meeting, ONR also indicated that it would be willing to consider a structure in which its 35% pro forma equity position consisted of 19.99% of the outstanding EGC common stock, with the remainder of the 35% exposure to upside composed of warrants that would not be counted in determining whether a stockholder vote is required under NASDAQ’s stockholder approval guidelines. At the conclusion of that meeting, several issues still remained open between EGC and ONR.
On June 7, 2018, Mr. Sanders emailed Mr. Brooks a letter reconfirming Cox’s interest in pursuing a transaction with EGC on the terms set forth in the May 1 Cox Proposal and setting forth certain final diligence items that Cox needed resolved. The June 7 letter included an attached draft letter agreement and term sheet, setting forth Cox’s proposed terms for the transaction. Cox’s draft letter agreement included a request for exclusivity and did not include Cox’s proposal on a definitive amount of merger consideration or termination fee. Shortly after Mr. Sanders sent this letter to Mr. Brooks, Mr. Sanders forwarded the letter to Mr. Hanna and Mr. Cox. The two Cox representatives then had a call with Mr. Hanna to discuss this updated proposal, including the draft letter agreement and term sheet. Mr. Hanna noted that he was encouraged by the progress, but reiterated to Mr. Cox and Mr. Sanders that the EGC board of directors expected to see upward movement in the merger consideration and wanted more detail around Cox’s financing plan. Mr. Hanna explained that certainty of closing was very important to the EGC board of directors and that EGC’s directors were concerned about the lack of visibility into Cox’s financing, particularly in light of the fact that Cox’s financial statements show Cox’s liquidity to be a small percentage of the total merger consideration. Mr. Sanders and Mr. Cox reminded Mr. Hanna that Cox was working diligently with Houlihan and that it was their view that — given Cox’s lack of leverage and strong capital base — financing would not be a hindrance to closing the transaction.
On June 7, 2018, the EGC board of directors held a special meeting, which also included certain members of EGC senior management and representatives from Intrepid and Sidley. EGC management updated the board on the progress being made with each of Cox, ONR and Party B in their respective negotiations, acknowledged they were each likely exclusive of the other, and discussed the risks associated with each transaction (including certainty of closing and relative complexity), as well as the stockholder vote required for each transaction (if any). During the course of that meeting, the directors discussed and considered a net asset value analysis of EGC’s stand-alone plan (that is, without giving effect to any of the proposed strategic transactions) that had been prepared by Intrepid based on assumptions provided by EGC’s management and to reflect an aggressive pricing structure to reflect an optimistic sell-side perspective. That net asset value analysis, which was prepared solely for this purpose and not as a valuation used by Intrepid for any other purpose, suggested a stand-alone value of EGC of approximately $9.25 per share. The EGC board of directors acknowledged the challenge — given the financial analyses presented to the board for consideration — of executing a successful capital raise after closing the Proposed ONR Transaction or Proposed Party B Transaction. The board also acknowledged that such a financing would be necessary for EGC to continue to succeed on a stand-alone basis. After much discussion, the EGC board of directors authorized EGC management to respond to the letter sent by Cox earlier that day by making a counterproposal to Cox of  $9.25 per fully diluted share and a termination fee equal to 3% of the total equity value implied by the transaction. Furthermore, the EGC board of directors encouraged management, Intrepid and Sidley to continue pursuing all strategic paths.
After the meeting, Mr. Brooks sent Mr. Sanders an email with a short letter responding to Cox’s letter from earlier that day. The letter stated that because of EGC’s continued pursuit of certain strategic alternatives, including the previously announced Proposed ONR Transaction, as well as the advanced stage of the negotiations and documentation of the Proposed ONR Transaction, EGC would be unwilling to agree to proceed exclusively with Cox without Cox agreeing to the following:
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merger consideration of  $9.25 per share in cash;

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additional merger consideration in the form of a contingent value right that would potentially increase the per share consideration by $0.75 per share, based on achieving certain oil price thresholds;

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a termination fee equal to 3% of the total equity value implied by the transaction (approximately $9,800,000), payable under customary circumstances relating to any EGC change of recommendation or acceptance of a superior proposal;

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execution of definitive documentation by June 15, 2018; and

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a credible financing plan.

On the morning of June 8, 2018, representatives of Cox, EGC and Intrepid participated in a previously scheduled diligence meeting. At that meeting, they addressed the open diligence items noted in Cox’s June 7 letter. As that meeting was wrapping up, EGC instructed Sidley to start drafting a merger agreement for distribution to Cox and its counsel.
Also on June 8, 2018, Intrepid called Party B’s chief financial officer and chief operating officer to inform them that the EGC board of directors was supportive of EGC’s continued discussions and negotiations with Party B, and to inform them that EGC wanted to sign and announce a transaction by the end of the following week. The Party B representatives indicated that they were committed to working with EGC to meet the EGC board of directors’ timeline.
Later that day, Mr. Sanders emailed a letter to Mr. Brooks, reflecting Cox’s counterproposal to EGC’s June 7, 2018 letter. Cox’s revised proposal provided for:
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merger consideration of  $9.00 per share in cash;

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additional merger consideration in the form of a contingent value right based on oil price variability (essentially the amount would increase if oil was over $72.00 a barrel, and would decrease if it dipped below $61.00 a barrel, and the maximum amount payable by Cox would be $1.00 per share);

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a termination fee equal to 2.5% of the total equity value implied by the transaction (approximately $7,950,000), payable under the circumstances noted in EGC’s proposal; and

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signing definitive documents by June 15, 2018.

Mr. Brooks and Mr. Sanders had a call on June 9, 2018 to discuss these proposals and counterproposals. Mr. Brooks impressed upon Mr. Sanders that EGC and the EGC board of directors needed to understand Cox’s financing plan in order to get comfortable, and that the non-contingent portion of the merger consideration needed to be higher and Cox agreed to $9.10 per share in cash. Later that morning, Mr. Brooks and Mr. Sanders had further discussions on valuation, and Mr. Sanders proposed to increase the merger consideration to $9.10 per share, plus the contingent value right discussed in Cox’s June 8 letter, subject to EGC’s agreement to the transaction fee as proposed by Cox on June 8. Mr. Sanders reiterated that Cox’s financing plan was in process and it did not anticipate any hindrance to obtaining financing given its strong financial position.
Also on June 9, 2018, representatives of Sidley and Locke Lord LLP (“Locke Lord”), Cox’s outside counsel, had an introductory call to generally discuss transaction structure and the draft merger agreement that Sidley planned to send the following day. In addition to general introductions and logistics, the parties discussed the contingent value right component of the proposed transaction and how that might be structured. The Locke Lord representatives told Sidley that it was their understanding from their client that Cox and EGC would ultimately agree to a fixed cash per share number, without any additional contingent value right. The Sidley and Locke Lord representatives agreed that the contingent value right would create securities law and derivatives law issues that would need to be addressed. Sidley also inquired as to the status of Cox’s financing efforts, including whether Cox would have fully committed financing in place at signing. Locke Lord replied that, while the transaction would not be subject to any financing contingency, Cox would not have fully committed financing in place at signing, in part because Cox had not yet decided the optimal equity-debt capital structure for the transaction.
On the afternoon of Sunday, June 10, 2018, Sidley delivered an initial draft of the merger agreement to Locke Lord. The Sidley draft contemplated that Cox would have fully committed financing in place at signing. Mr. Brooks promptly reported these counteroffers to Mr. Hanna, Intrepid and Sidley.
On the evening of June 11, 2018, Sidley circulated to the ONR working team a term sheet that described a proposed clawback mechanism for addressing the situation where BOEM did not approve a certain level of the proposed asset transfers within six months after the closing of the Proposed ONR Transaction. Shortly after that distribution, Ms. Woung-Chapman circulated the same term sheet to the Party B working team, modified to reflect the differences between the two proposed transactions.
During the week of June 11, 2018, the EGC working team and the Party B working team exchanged drafts on several of the key definitive document drafts and had several calls to discuss those drafts, including a call to discuss open items on the purchase agreement shortly before the scheduled June 15, 2018 meeting of the EGC board of directors. As a result of those document exchanges and negotiations, significant progress was made toward finalizing documentation with Party B.
Locke Lord sent Sidley a revised draft of the Cox merger agreement on June 12, 2018, and Sidley immediately distributed the draft to EGC’s management team. Locke Lord’s revised draft removed all references to committed financing but kept the representation in the merger agreement that Cox will have sufficient funds to pay the merger consideration at closing. On June 13, 2018, Mr. Hanna, Mr. Sanders and Mr. Cox discussed certain key open issues with regard to the merger and its documentation, primarily related to Cox’s financing plan and the merger consideration. Mr. Hanna encouraged Mr. Sanders and Mr. Cox to increase the fixed merger consideration in lieu of offering the contingent value right, due to the complication and uncertainty created by that feature, and reiterated the need to see a cohesive plan regarding Cox’s financing of the transaction. With respect to the financing issues, Mr. Sanders reiterated his view that financing would not be a hindrance, given Cox’s robust financial strength.

On June 12, 2018, EGC and ONR, together with Sidley and Latham, met in EGC’s office to discuss the second lien note agreement and other ancillary documents for the Proposed ONR Transaction. On June 13, 2018, EGC and ONR, together with Sidley and Latham, re-convened in EGC’s office to discuss the ONR purchase and sale agreement. During that meeting, ONR informed EGC that the current post-closing structure of the ONR affiliate assuming the ARO liability would not be financeable and had to be changed to permit ONR to obtain the financing needed to operate that entity on a stand-alone basis post-closing. To that end, ONR indicated that EGC’s non-core assets should be held by Northstar instead of a separate entity that was insulated from Northstar’s debt and other liabilities. EGC indicated that it was willing to discuss potential solutions, but noted internally that these changes — which impacted certain structural components in the transaction documentation, including the anti-leakage protections — made it unlikely that the Proposed ONR Transaction would be in executable form by the end of that week.
On June 14, 2018, Latham distributed to the EGC working team revised drafts of the purchase and sale agreement and the plugging and abandonment services agreement.
Sidley sent a revised draft of the Cox merger agreement to Locke Lord early in the morning of June 14, 2018, reflecting the EGC management team’s response to the issues raised in Locke Lord’s initial response draft. Sidley’s draft reserved comment on the financing provisions in the merger agreement.
Later in the day on June 14, 2018, Mr. Sanders stated by email that Cox would not obtain financing commitments at signing. To provide EGC more comfort regarding the closing risk, he offered to have Cox’s holding company enter into the merger agreement. Also on June 14, 2018, through communications between Sidley and Locke Lord, EGC became aware that Cox’s proposed merger consideration of  $9.10 per share, plus a contingent value right, had been calculated based only on EGC’s currently outstanding shares when calculating the proposed merger consideration and did not include the settlement of EGC RSUs. This misunderstanding widened the gap between the parties’ relative positions on valuation, as it effectively dropped Cox’s fixed price per share (excluding the contingent value right) to approximately $8.60 per share.
During the morning of June 15, 2018, Sidley and Locke Lord discussed the contingent value right, and Sidley indicated that they were concerned that the securities and derivatives legal requirements would prevent the parties from providing any sort of contingent value right to all of EGC’s stockholders, particularly non-high net worth individuals. Locke Lord acknowledged that the contingent value right was problematic, as proposed. Later that morning, Locke Lord sent Sidley a revised draft of the merger agreement, and Sidley immediately distributed the draft to EGC’s management team. Sidley called Locke Lord immediately prior to the scheduled meeting of the EGC board of directors on the afternoon of June 15, 2018 to discuss the remaining open items in the merger agreement, primarily related to:
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EGC’s remedies in the event of a termination of the merger agreement due to Cox’s breach (this became a concern for EGC and its counsel once Cox made clear that it would not seek to have committed in financing in place at signing of the merger agreement, which in turn made EGC less comfortable with accepting specific performance as its only remedy in such a situation);

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instances in which Cox would be entitled to a termination payment from EGC;

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the deletion of covenants protective to EGC’s employees; and

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some relatively minor points on EGC’s representations and warranties.

Also, prior to the June 15 meeting of the EGC board of directors, Mr. Hanna, Mr. Brooks, Mr. Cox and Mr. Sanders discussed Cox’s proposed merger consideration, in light of Cox’s misunderstanding as to the total number of shares (including EGC RSUs) to receive consideration and the complications presented by the contingent value right. During that discussion, Mr. Sanders proposed a fixed merger consideration of $9.10 per share, payable to all outstanding shares and all settled EGC RSUs, and that they would proceed without the contingent value right.
In the afternoon of June 15, 2018, the EGC board of directors held a special meeting, which also included certain members of EGC senior management and representatives from Intrepid and Sidley. At this meeting, Sidley gave a presentation to the board regarding its fiduciary duties in connection with its consideration of the proposed Cox merger, Proposed ONR Transaction and Proposed Party B Transaction. EGC management then summarized for the directors the status of each of the three strategic transactions.

EGC management noted that the post-closing structural changes recently proposed by ONR would likely require further negotiations (including among the various entities within the ONR corporate family) in order to reach an agreeable solution. They noted that documentation with Party B had progressed relatively quickly and that EGC and Party B could reach executable documents in a matter of days. With respect to Cox, EGC management walked the EGC board of directors through progress made on the merger agreement and the outstanding issues. These issues included the recent communication from Cox regarding its financing and the position EGC was taking in response that it should be able to pursue actual damages in the event of a Cox breach, in addition to specific performance. Intrepid then discussed with the EGC board of directors the financing risks associated with each of the three transactions. With respect to the Proposed ONR Transaction and the Proposed Party B Transaction, Intrepid indicated that there would need to be successful intercreditor negotiations with EGC’s first lien lenders between signing and closing, and EGC would need external financing after the closing of either of those transactions. With respect to the merger, Intrepid stated that Cox would likely need to obtain external financing to pay the total merger consideration.
At the request of the EGC board of directors, Sidley explained how the deal protection provisions in the merger agreement worked. The EGC board of directors discussed the three transactions with EGC management, Intrepid and Sidley. The EGC board of directors ultimately concurred that the merger appeared to have the highest likelihood for success with the lowest long-term business risk. The EGC board of directors then directed EGC management to prioritize its negotiations with Cox over the negotiations with ONR and Party B.
During this board meeting, a Sidley representative stepped out to take a call with representatives from Locke Lord. Locke Lord had discussed the remedies issue with Cox and Cox had indicated that it would be willing to permit EGC to seek actual damages in the event of a Cox breach leading to a failure to close up to $7,500,000, which was their approximation of the amount of the termination fee. The Sidley representative responded that the termination fee was not the appropriate analogy to a damages cap, since a termination fee is typically not payable in situations where a party is at fault. He indicated that he would pass Cox’s proposal on to the EGC board of directors, but advised the Locke Lord representatives that the cap was too low. The Sidley representative returned to the meeting after that call and updated the participants on this conversation.
During the morning of June 16, 2018, Mr. Brooks and Mr. Hanna had a discussion with Mr. Sanders and Mr. Cox regarding EGC’s remedies in the event of a termination of the merger agreement due to Cox’s breach. The EGC representatives noted that the proposed $7,500,000 cap on EGC’s actual damages in that situation was not acceptable, and that the EGC board of directors required the damages amount to be meaningful. In response, the Cox representatives reiterated their position that specific performance should be EGC’s sole remedy, but that they would also be comfortable with the $7,500,000 cap. The parties remained at an impasse over this issue. Sidley and Locke Lord discussed the same issue, and Sidley communicated to Locke Lord the position expressed by Mr. Hanna and Mr. Brooks to the Cox representatives.
Later in the day on Saturday, June 16, 2018, Mr. Brooks, Mr. Hanna, Mr. Cox and Mr. Sanders reached an agreement on EGC’s remedies in the event of a Cox breach of the merger agreement. EGC’s understanding of that agreement was that EGC would have a right of specific performance and a right to pursue up to $35,000,000 in actual damages. During the evening of June 16, 2018, Sidley distributed a revised draft of the merger agreement to Locke Lord, reflecting EGC management’s and the EGC board of directors’ responses to the open issues. During the afternoon of June 17, 2018, counsel for EGC and Cox participated in a phone call to discuss final outstanding issues on the merger agreement. Locke Lord then circulated a further revised draft of the merger agreement later that afternoon, prior to the scheduled meeting of the EGC board of directors. The primary open issues presented by Locke Lord’s draft were (i) movement of the proposed outside date from October 31, 2018 to November 15, 2018, (ii) changing the actual damages cap from $35,000,000 to $30,000,000 and (iii) modification to certain provisions protective to employees, officers and directors of EGC regarding the waiver and release of claims of liability and obligation arising from the merger agreement or merger.
Early in the evening of Sunday, June 17, 2018, the EGC board of directors held a telephonic board meeting, which also included certain members of EGC’s senior management team and representatives from

Intrepid and Sidley. EGC management updated the EGC board of directors on the status of the merger agreement and the related ancillary documents. The management team indicated that all material issues had been resolved, including the level of merger consideration, which was set at $9.10 per share, with the sole exception of the amount of the damages cap in the event of a termination of the merger agreement due to a breach by Cox. A representative from Sidley reviewed with the EGC board of directors the terms of the merger agreement that had changed since the June 15th meeting of the EGC board of directors. Mr. Brooks then indicated to the EGC board of directors that he had agreed, during the June 17 meeting, to a $35,000,000 cap with Mr. Sanders, in exchange for moving the outside date out to November 15, 2018. This was acceptable to the EGC board of directors. Intrepid then delivered to the EGC board of directors its oral opinion, confirmed by its delivery of a written opinion dated as of the same date, that, as of the date of the opinion, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Intrepid’s written opinion, the merger consideration to be received in the merger is fair, from a financial point of view, to the EGC stockholders (other than stockholders who are affiliates of Cox). Following these discussions, the EGC board of directors adopted the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of EGC and its stockholders and the members present, representing all of the directors of EGC, unanimously voted to approve the merger agreement and the transactions contemplated thereby.
After the conclusion of the June 17 meeting of the EGC board of directors, Mr. Brooks and Mr. Sanders had two discussions, one with counsel for both parties participating, regarding the treatment of EGC’s severance plan and setting up a special retention pool for EGC’s non-executive employees, to encourage retention and business preservation between signing and closing. In the late evening of June 17, 2018, Sidley circulated a proposed execution version of the merger agreement to Locke Lord, reflecting the $35,000,000 actual damages cap, and accepting the proposed November 15, 2018 outside date — as agreed between Mr. Sanders and Mr. Brooks earlier that day — and reinserting the clarifying language Locke Lord previously struck regarding EGC’s employees, officers and directors for the waiver and release of claims of liability and obligation arising from the merger agreement or merger, as stated above.
Locke Lord informed Sidley in the early morning of June 18, 2018 that it considered the merger agreement final.
During the night of June 17, 2018 and into the early morning of June 18, 2018, EGC and Cox senior management and their respective legal counsel resolved the remaining open items and finalized the disclosure schedules to the merger agreement. At that point, but prior to executing the merger agreement, EGC sent a letter to ONR, terminating the ONR Term Sheet. As a courtesy, Mr. Brooks also called representatives of both ONR and Party B to inform them that EGC would be announcing a transaction shortly, but did not identify the transaction. Shortly after those calls, EGC and Cox, advised by their respective legal counsel, executed the merger agreement.
On June 18, 2018, prior to market open, EGC issued a press release announcing the merger and hosted a conference call for the investment community to explain the specific details of the proposed merger.
EGC’s Reasons for the Merger; Recommendation of the EGC Board of Directors
In adopting and approving the merger agreement, the merger and the other transactions contemplated by the merger agreement, and recommending the adoption of the merger agreement by EGC stockholders, the EGC board of directors consulted with EGC’s management, as well as with EGC’s legal and financial advisors, and considered a number of factors. The principal factors that the EGC board of directors viewed as important are:
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the merger consideration represented a premium of:

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approximately 21.5% to the $7.49 per share closing price of EGC common stock on June 15, 2018, the last trading day before the public announcement of the merger agreement;

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approximately 22.5% to the $7.43 per share volume-weighted average trading price of EGC common stock for the 30 trading days ended June 15, 2018, the last trading day before the public announcement of the merger agreement; and

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approximately 41.7% to the $6.42 per share volume-weighted average trading price of EGC common stock for the 60 trading days ended June 15, 2018, the last trading day before the public announcement of the merger agreement;

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the fact that 100% of the merger consideration consists of cash to be paid in full at closing, which provides certainty of value and immediate liquidity to EGC stockholders while avoiding potential long-term business risk;

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the requirement that the merger is conditioned on the approval by the holders of at least two-thirds of the issued and outstanding shares of EGC common stock;

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the fact that EGC stockholders who do not vote in favor of the merger are entitled to appraisal rights for their shares for EGC common stock, subject to complying with the procedures described in “The Merger — Appraisal Rights” beginning on page 62;

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the fact that the merger is not conditioned upon Cox’s obtaining financing, and that Cox’s obligations under the merger agreement are enforceable by specific performance;

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the fact that the merger is not conditioned upon obtaining the approval of Cox’s stockholders;

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the fact that the merger agreement does not preclude a third party from making an unsolicited proposal for a competing transaction with EGC and, under certain circumstances more fully described in the sections titled “The Merger Agreement — No Solicitation of Competing Proposals” beginning on page 70 and “The Merger Agreement — Change in Board Recommendation” beginning on page 71, EGC may furnish non-public information to and enter into discussions with such third party regarding the competing transaction and the EGC board of directors may withdraw or modify its recommendations to EGC stockholders regarding the merger in response to an unsolicited proposal for a competing transaction;

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the fact that EGC had retained Morgan Stanley in the first quarter of 2017 to assist EGC with a strategic review of a variety of alternatives — including mergers, a stand-alone plan and capital infusion options — and that, while EGC had a reasonable level of interest from potential counterparties, no executable combination resulted from the nine-month review process;

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the fact that, following EGC’s May 10, 2018 announcement of the non-binding term sheet for the Proposed ONR Transaction, only two additional potential counterparties (Cox and Party B) approached EGC to discuss strategic transactions for EGC to pursue instead of the Proposed ONR Transaction, and that only Cox’s proposal contemplated an acquisition of EGC’s entire business;

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the $9.10 per share merger consideration represented a premium of approximately 38.9% over Cox’s initial proposal of  $6.55 per share, and the conclusion reached by the EGC board of directors, after discussions with EGC’s management and financial advisors and negotiations with Cox, that the merger consideration of  $9.10 was likely the highest price per share that Cox was willing to pay and that the combination of public disclosure of the merger consideration and the ability to respond to unsolicited proposals for competing transactions (as further described in the sections titled “The Merger Agreement — No Solicitation of Competing Proposals” beginning on page 70 and “The Merger Agreement — Change in Board Recommendation” beginning on page 71) would likely result in a sale of EGC at the highest price per share that was reasonably attainable;

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the expectation that, based upon advice from its regulatory advisors, the merger will obtain all necessary regulatory approvals without unacceptable conditions;

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the operational and financial challenges that have been experienced by EGC since its emergence from bankruptcy, including those described in “Special Note Regarding Forward-Looking Statements — Forward-Looking Statements Relating to EGC’s Financial and Operating Performance” beginning on page 17;

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the fact that, if EGC continues as a stand-alone company, it would need external financing in 2019 in order to finance its capital expenditures and cash shortfalls from operations;

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the expectation that, even though the Proposed ONR Transaction and the Proposed Party B Transaction would improve EGC’s balance sheet by removing approximately $321 million of plugging and abandonment liability and therefore improve EGC’s capability to finance its capital program and operations, obtaining financing on acceptable terms would still have been challenging;

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the concern that, as the definitive documentation for the Proposed ONR Transaction and the Proposed Party B Transaction progressed:

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the plugging and abandonment liabilities to be transferred in those proposed transactions would not be transferred until BOEM approved the assignments of the associated oil and gas assets;

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the third party consents required to replace certain bonds may not have been obtained, resulting in the failure of the proposed transaction to close; and

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the negotiation between EGC’s First Lien Exit Facility lenders and the proposed counterparty could fail to produce a mutually acceptable intercreditor agreement, resulting in the failure of the proposed transaction to close; and

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the fact that, on June 17, 2018, Intrepid delivered to the EGC board of directors its oral opinion, confirmed by its delivery of a written opinion dated as of the same date, that, as of the date thereof, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Intrepid’s written opinion, the merger consideration is fair, from a financial point of view, to EGC’s stockholders (other than stockholders who are affiliates of Cox). For additional information regarding the opinion of Intrepid, see the section titled “The Merger — Opinion of EGC’s Financial Advisor” beginning on page 43. The full text of the written opinion of Intrepid is attached as Annex B to this proxy statement.

In addition to considering the factors above, the EGC board of directors also considered the following factors:
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the recommendation of the merger by EGC management;

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the EGC board of directors’ knowledge of EGC’s business, financial condition, results of operations and prospects, as well as Cox’s business, financial condition, results of operation and prospects, taking into account the results of EGC’s due diligence review of Cox;

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the review by the EGC board of directors, in consultation with EGC’s management and advisors, of the structure of the merger and the terms and conditions of the merger agreement; and

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the likelihood of consummating the merger on the anticipated schedule.

The EGC board of directors weighed the foregoing against a number of potentially negative factors, including:
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the restrictions on the conduct of EGC’s business during the period between the execution of the merger agreement and the completion of the merger as set forth in the merger agreement;

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that the receipt of merger consideration by EGC stockholders will be fully taxable;

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that the merger consideration represents a 57.0% discount to EGC’s 52-week high trading price, which occurred on July 28, 2017;

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the costs associated with the completion of the merger, including management’s time and energy and potential opportunity cost;

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the fact that, if a transaction of the type being negotiated with ONR and Party B were to be successfully completed and EGC is thereafter able to obtain sufficient financing for its capital budget and operating budget, then EGC stockholders would be able to continue to participate in any improvement in EGC’s financial position and operating results;

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the fact that, even though the financial statements provided by Cox to EGC show sufficient net worth, Cox’s liquid assets would not be sufficient to pay the entirety of the merger consideration;

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the fact that Cox had not obtained financing commitments to finance the payment of the merger consideration at the time of execution of the merger agreement;

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the fact that Cox, as a private company with no publicly-traded securities, has less access to the capital markets than a publicly-traded counterparty likely would have;

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the fact that, if Cox fails to consummate the merger in accordance the merger agreement, either as a result of the failure to obtain financing or otherwise, EGC would be entitled to seek specific performance but its right to recover monetary damages would be subject to a $35,000,000 cap, even though EGC’s actual damages could be higher;

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the risks and contingencies relating to the announcement and pendency of the merger (including the likelihood of litigation brought by or on behalf of EGC stockholders challenging the merger and the other transactions contemplated by the merger agreement) and the risks and costs to EGC if the closing of the merger is not accomplished in a timely manner or if the merger does not close at all, including the diversion of management and employee attention, potential employee attrition, the impact on EGC’s relationships with third parties and the effect termination of the merger agreement may have on the trading price of EGC’s common stock and EGC’s operating results;

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that the interests of EGC’s executive officers and directors with respect to the merger, apart from their interests as EGC stockholders may be different from, or in addition to, the interests of EGC stockholders generally, as more fully described under “The Merger — Interests of EGC Directors and Executive Officers in the Merger” beginning on page 55;

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the terms of the merger agreement relating to non-solicitation provisions and termination fees, and the potential that such provisions might deter alternative bidders that might be willing to submit a superior proposal to EGC;

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that, under the terms of the merger agreement, EGC will be required to pay to Cox a termination fee of $8,000,000 and to reimburse Cox for up to $2,000,000 of expenses if the merger agreement is terminated under certain circumstances (see “The Merger Agreement — Termination Fees and Expenses” beginning on page 78); and

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that EGC’s representations and interim operating covenants are significantly more expansive and restrictive than Cox’s representations and interim operating covenants are, thereby giving Cox more flexibility between signing and closing of the merger agreement.

This discussion of the information and factors considered by the EGC board of directors is forward-looking in nature. This information should be read in light of the factors described or otherwise referred to in the section titled “Special Note Regarding Forward-Looking Statements” beginning on page 17.
This discussion of the information and factors considered by the EGC board of directors in reaching its conclusions and recommendation includes the principal factors considered by the board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the EGC board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the other transactions contemplated by the merger agreement, and the complexity of these matters, the EGC board of directors did not find it useful and did not attempt to quantify, rank or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the other transactions contemplated by the merger agreement, and to make its recommendation to EGC stockholders. Rather, the EGC board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered, including its discussions with, and questioning of, members of EGC’s management and outside legal and financial advisors. In addition, individual members of the EGC board of directors may have assigned different weights to different factors.

Certain of EGC’s directors and executive officers may have financial interests in the merger that are different from, or in addition to, those of EGC stockholders generally. The EGC board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to EGC stockholders. For a discussion of these interests, see “The Merger — Interests of EGC Directors and Executive Officers in the Merger” beginning on page 60.
The EGC board of directors unanimously adopted and approved the merger agreement and determined that, on the terms and conditions set forth in the merger agreement, the merger agreement and the transactions contemplated thereby, including the merger, are advisable, fair to and in the best interests of EGC and its stockholders. The EGC board of directors therefore unanimously recommends that the EGC stockholders vote:
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“FOR” the proposal to adopt the merger agreement;

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“FOR” the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger; and

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“FOR” the proposal to approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement.

Opinion of EGC’s Financial Advisor
EGC engaged Intrepid to act as its financial advisor in connection with the merger. As part of that engagement, the EGC board of directors requested that Intrepid evaluate the fairness, from a financial point of view, of the merger consideration to be received in the merger by EGC stockholders (other than stockholders who are affiliates of Cox). On June 17, 2018, Intrepid delivered to the EGC board of directors its oral opinion, confirmed by its delivery of a written opinion dated as of the same date, that, as of the date thereof, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in Intrepid’s written opinion, the merger consideration in the merger is fair, from a financial point of view, to EGC stockholders (other than stockholders who are affiliates of Cox).
The full text of Intrepid’s written opinion, dated June 17, 2018, which sets forth, among other things, assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken by Intrepid, is attached as Annex B to this proxy statement and is incorporated by reference in this section.
Intrepid provided its opinion solely for the information and benefit of the EGC board of directors (in its capacity as such) in connection with its evaluation of the merger. The opinion does not address EGC’s underlying business decision to enter into the merger or the relative merits of the merger as compared with any other strategic alternative that may be available to EGC. The opinion is not intended to be and does not constitute a recommendation to any EGC stockholder as to how that stockholder should act or vote with respect to the merger or any other matter. In addition, the opinion is not rendered to or for the benefit of, and does not confer rights or remedies upon, any person other than the EGC board of directors (including any equity holders, creditors, bondholders or other constituencies of EGC or Cox). This summary is qualified in its entirety by reference to the full text of the opinion.
Intrepid’s opinion necessarily was based upon information made available to Intrepid as of June 17, 2018 and financial, economic, market and other conditions as they existed and could be evaluated by Intrepid on that date. Intrepid has no obligation to, and will not, update, revise or reaffirm its opinion based on subsequent developments. Intrepid’s opinion did not express any opinion as to the price at which the shares of EGC common stock or any other security of EGC will trade at any time.
In connection with rendering its opinion, Intrepid reviewed, among other things:
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a draft of the merger agreement dated June 17, 2018;

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certain publicly available information relating to EGC that Intrepid deemed relevant, including EGC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, EGC’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and certain Current Reports on Form 8-K, in each case as filed with or furnished to the SEC by EGC;

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the reported prices and the historical trading activity of EGC;

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certain non-public historical and projected financial, reserves, liquidity and operating data and assumptions relating to EGC, as prepared and furnished to Intrepid by EGC management, including financial projections, covenants and metrics and related assumptions relating to EGC;

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internal analysis of the merger prepared by EGC management; and

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certain non-public financial and operating data relating to Cox, including financial statements, reserves report as of year-end 2017, and related assumptions prepared by EGC management and management of Cox.

Intrepid also conducted the following procedures:
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held discussions with members of the senior management of EGC regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current operations, current financial condition and financial projections of EGC with EGC management (including their views on the risks and uncertainties of achieving the projections set forth in the forecasts provided by EGC management);

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compared financial metrics of certain historical transactions that Intrepid deemed relevant with financial metrics implied by the merger;

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performed discounted cash flow analyses based on forecasts related to EGC and data provided by EGC management;

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participated in discussions with certain stakeholders of EGC;

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analyzed publicly available historical and current financial information, stock price data, and public consensus estimates with respect to certain public companies with operations and assets that Intrepid considered comparable to EGC; and

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conducted such other studies and investigations, performed such other analyses and examinations, reviewed such other information and considered such other factors that Intrepid deemed appropriate for purposes of providing its opinion.

For purposes of its analysis and opinion, Intrepid assumed and relied upon the accuracy and completeness of all of the foregoing information and any other financial, accounting, legal, operational, reserves, tax or other information provided to, discussed with or reviewed by it, and Intrepid has not assumed any responsibility for independent verification of the accuracy or completeness of any such information. Intrepid further relied upon the assurances of EGC management that they were not aware of any facts that would make such information inaccurate, incomplete or misleading. With respect to financial forecasts and projections of EGC, Intrepid relied, with the consent of the EGC board of directors, upon the assurances of EGC’s management that those forecasts and projections had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of EGC’s management as to the future financial performance of EGC, under the assumptions reflected in those financial forecasts and projections. Intrepid expresses no view as to those financial forecasts or any judgments, estimates or assumptions on which they were based.
Intrepid further relied, at the direction of EGC management and the EGC board of directors, upon the assessments of EGC management as to (i) the potential impact on EGC of market and other trends and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil and gas industry, including commodity pricing and supply and demand for oil and gas, (ii) the potential impact on the operations, results and prospect on EGC of the merger, and (iii) existing and future contracts and relationships, agreements and arrangements with third parties that are necessary or desirable for the operation of EGC. Intrepid did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which EGC is or may be a party or is or may be subject. Intrepid also assumed that there were no material changes in the liabilities, financial condition, results of operations, business or prospectus of or relating to EGC since the date of the latest information relating to EGC made available to it. Intrepid did not conduct a physical inspection of the properties and facilities of EGC and did not make an independent evaluation or appraisal of the assets or liabilities of EGC, the potential realization of the value of EGC or the solvency or fair value of EGC or any of the potential parties to the merger under any state or federal laws relating to bankruptcy, insolvency or similar matters, nor was Intrepid furnished with any such evaluations or appraisals. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actual be sold. Because such estimates are inherently subject to uncertainty, Intrepid assumed no responsibility for their accuracy.
In rendering its opinion, Intrepid assumed, in all respects material to its analysis and with the consent of the EGC board of directors, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that the merger will be consummated on the terms described in the merger agreement, in each case in the draft form reviewed by Intrepid, without any waiver or modification of any material terms or conditions contained therein. Intrepid assumed that all governmental, regulatory or other consents, approvals or releases, and any financing, necessary for the consummation of the merger will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the parties to the merger, their equity holders or the consummation of the merger or materially reduce the expected benefits of the merger to EGC. Intrepid assumed that the merger will be consummated in a manner that complies with all applicable federal, state and local statutes, rules and regulations. Intrepid assumed that EGC and the EGC board of directors have relied upon the advice of their counsel, independent accountants, reserve engineers and other advisors (other than Intrepid) as to all legal, financial reporting, reserves, tax, accounting and regulatory matters with respect to EGC, the merger agreement and the merger. Intrepid assumed that the final executed and delivered versions of all documents reviewed by it in draft form will conform in all material respects to the drafts reviewed by it.
Intrepid was not asked to pass upon, and expresses no opinion with respect to, any matter other than the fairness, from a financial point of view, of the merger consideration to be received in the merger by EGC stockholders (other than stockholders who are affiliates of Cox). Intrepid was not asked to, nor does it express any view on, and its opinion does not address, any other terms, conditions, aspects or implications of the merger or any agreements, arrangements or understandings entered into in connection therewith or otherwise, including the structure or timing of the merger and the covenants of EGC under the merger agreement. Intrepid’s opinion does not address any financing transactions associated with the merger. In addition, Intrepid does not express any view on, and its opinion does not address, the fairness (financial or otherwise) of the merger to any individual subsidiary of EGC or the creditors, bondholders or other constituencies of EGC (other than the EGC stockholders, as described in Intrepid’s opinion) or its subsidiaries, or the fairness (financial or otherwise) of the amount or nature of, or any other aspects relating to, the compensation to be paid to any officers, directors or employees or any parties to the merger, or any class of such persons, whether relative to the merger consideration or otherwise. Intrepid’s opinion does not address the relative merits of the merger as compared to any other transaction or business strategy in which EGC might engage or the merits of the underlying decision by EGC to engage in the merger.
Intrepid does not express any opinion as to equity securities or debt securities of EGC or Cox and the price, trading range or volume at which any securities will trade at any time. Intrepid’s opinion does not address whether Cox or Merger Sub has sufficient cash, available lines of credit or other sources of funds to enable it to consummate the merger. Intrepid’s opinion does not address accounting, legal, actuarial, regulatory, reserves or tax matters. Intrepid is not a legal, tax or bankruptcy advisor. Its opinion does not constitute a solvency opinion and does not address the solvency or financial condition of EGC or any of the potential parties to the merger. Intrepid’s opinion expressly disclaims any responsibility or liability relating to counterparty credit risk, and its opinion assumes that, for purposes of the opinion, each of EGC and the counterparties to the merger agreement (including Cox and Merger Sub) is and will continue to be a solvent going concern with a stable and sound financial condition.
Intrepid’s opinion was necessarily based upon business, market, economic, regulatory and other conditions as they exist on, and can be evaluated as of, the date of Intrepid’s opinion. Intrepid assumes no responsibility for updating, revising or reaffirming its opinion based on developments, circumstances or events occurring after the date of its opinion.

In arriving at its opinion, Intrepid did not attribute any particular weight to any particular analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Several analytical methodologies were employed by Intrepid in its analyses, and no one single method of analysis should be regarded as critical to the overall conclusion reached by Intrepid. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Accordingly, Intrepid believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and all factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Intrepid, therefore, is based on the application of Intrepid’s own experience and judgment to all analyses and factors considered by it, taken as a whole. Intrepid’s opinion was approved by the fairness opinion committee of Intrepid.
Summary of Material Financial Analyses
The following is a brief summary of the following material financial and comparative analyses that Intrepid presented to the EGC board of directors in connection with delivering its opinion on June 17, 2018:
•
Net Asset Value (“NAV”) Analysis;

•
Discounted Cash Flow Analysis;

•
Comparative Gulf of Mexico (“GoM”) Company Analysis;

•
Select Comparable GoM Transactions Analysis; and

•
Exploration and Production (“E&P”) Premium Paid Analysis.

In addition to the analyses described above, Intrepid also analyzed and reviewed working capital projections of EGC provided by EGC management. Certain of Intrepid’s analyses relied on key information provided by EGC management, including (i) forecasted production and cash flows for the upstream assets of EGC, (ii) lease operating expenses, general and administrative expenses, capital expenditures and other costs, (iii) plugging and abandonment expenditures, and (iv) commodity price assumptions as summarized in the table below (“NYMEX strip pricing”).
NYMEX Strip Pricing as of June 8, 2018 (Annual Averages)
	2018E	2019E	2020E	2021E	2022E	2023E	2024E+
Oil ($/Bbl)	$65.13	$62.96	$59.96	$57.61	$55.88	$55.28	$55.28
Gas ($/Mcf)	$2.92	$2.77	$2.67	$2.65	$2.66	$2.81	$2.81
The following summary does not purport to be a complete description of the financial and comparative analyses performed by Intrepid, nor does the order of analyses described represent relative importance or weight given to those analyses by Intrepid. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. A fairness opinion is thus not susceptible to partial analysis or summary descriptions.
The financial and comparative analyses summarized below include information presented in tabular format. In order to fully understand the analyses performed by Intrepid, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial and comparative analyses performed by Intrepid. Considering the data set forth in the tables below without considering the full narrative description of the analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial and comparative analyses performed by Intrepid. Except as otherwise noted, the following quantitative information is based on market data or conditions as they existed at the time of the delivery of the opinion, and is not necessarily indicative of current market conditions.

Implied Valuation Analysis
Intrepid made an assessment of the range of implied total enterprise values of the following analyses to compare the merger consideration, based on Intrepid’s knowledge of the industry: (i) net asset value, (ii) discounted cash flows, (iii) precedent asset transactions, (iv) public trading comparables, and (v) premium paid analysis.
	Implied Total Enterprise Value
($ in millions)	Low	High
Net Asset Value Analysis(1)
Strip 1P Present Value	$104	$172
Strip 2P Present Value	$232	$340
Discounted Cash Flows Analysis(2)	$193	$367
Precedent Asset Transactions Analysis(3)
2018E Production	$292	$465
Strip 1P Reserves	$260	$468
Trading Comparables Analysis(4)
2018E Production	$399	$532
Strip 1P Reserves	$416	$520
Enterprise Value/2018E EBITDA(5)	$355	$474
Premium Paid Analysis	$459	$484

(1)
Reserves, lease operating expenses, capital expenditures and plugging and abandonment (P&A) costs estimated by EGC management. Risking based on Society of Petroleum Evaluation Engineers 36th Annual Survey of Parameters Used in Property Evaluation (“36th Annual SPEE Survey”).

(2)
Discounted cash flow analysis reflects five-year cash flow model provided by EGC management.

(3)
Multiples are based on transactions post-2014 due to commodity price environment and market conditions.

(4)
Multiples based on Fieldwood Energy LLC trading metrics given asset profile.

(5)
Adds back estimated hedge losses in 2018 of approximately $47 million.

Net Asset Value Analysis
Intrepid calculated the implied valuation of EGC based on the present value of the future pre-tax cash flows expected to be generated from the estimated proved and probable reserves and resources of EGC’s upstream assets. In performing this analysis, Intrepid applied discount rates to unlevered free cash flows ranging from, in the case of proved developed producing reserves, 9% to 10%, in the case of proved developed non-producing reserves, 10% to 15%, in the case of proved undeveloped reserves, 15% to 20%, and in the case of probable reserves, 20% to 25%. The risk adjusted discount rate ranges were based on the 36th Annual SPEE Survey reserve category specifications assuming P50 and P90 probability categories.
Intrepid calculated estimates of EGC’s net asset values from proved and probable reserves by calculating the result of  (i) the present value of the cash flows generated by the estimated proved developed reserves, proved undeveloped reserves and probable reserves, minus (ii) the present value of future estimated effects of plugging and abandonment costs. The total implied proved reserves present value ranged from $104 million to $172 million, or $1.00/Boe to $1.66/Boe at NYMEX strip pricing. The total implied present value of proved and probable reserves ranged from $232 million to $340 million, or $1.48/Boe to $2.18/Boe at NYMEX strip pricing.

Discounted Cash Flow Analysis
Intrepid performed a discounted cash flow analysis of EGC to calculate the estimated present value, as of June 8, 2018, of the cash flows EGC is projected to generate for each of the years in the five-year period beginning with the year ending December 31, 2018, based on projections prepared by EGC management.
Intrepid applied discount rates ranging from 11.6% to 13.6%, reflecting estimates of EGC’s weighted average cost of capital (“WACC”), which ranged from 100 basis points less than the average WACC of the GoM companies listed below under “Comparable GoM Company Analysis” (the “GoM Peers”) to 100 basis points greater than the average WACC of the GoM Peers. Using these discount rates, Intrepid discounted to present value, as of June 8, 2018 (i) estimates of EGC’s unlevered free cash flows for each of the years in the five-year period beginning with the year ending December 31, 2018, and (ii) a range of illustrative terminal values for EGC with EBITDA multiples ranging from 3.0x to 4.0x. Intrepid also calculated the present value of the free cash flow of EGC using a terminal EBITDA multiple of 3.50x and a discount rate of 12.6% less the PV-10 of the remaining plugging and abandonment obligations after the 5-year period and arrived at an implied valuation of  $276.4 million. For purposes of this analysis, “EBITDA” is calculated as total revenue less total operating expenses (including G&A expenses, severance and ad valorem taxes and other operating expenses).
Comparable GoM Company Analysis
Intrepid reviewed and compared certain financial information, ratios and market multiples of the following comparable companies operating in the GoM:
•
Talos Energy Inc. (“Talos”);

•
W&T Offshore Inc. (“W&T Offshore”); and

•
Fieldwood Energy LLC (“Fieldwood”).

These companies are referred to in this section as the “selected comparable companies.” Intrepid performed the comparable GoM company analysis based on data derived from public filings and disclosures for Talos and W&T Offshore and from publicly available disclosure statements for Fieldwood. Although none of the selected comparable companies is directly comparable to EGC, the companies included were selected because they are exploration and production companies with operations that, in Intrepid’s experience and professional judgment, for purposes of this analysis, may be considered similar to certain aspects of EGC’s asset profile, operations, financial profile, size, service profile, geographic exposure and end market exposure. No selected comparable company or group of companies is identical to EGC. Accordingly, Intrepid believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the financial and operating characteristics and prospects of EGC and the selected comparable companies also are relevant.
Intrepid also calculated and compared various financial multiples and ratios based on information from public company filings and disclosures, publicly available disclosure statements and consensus analyst estimates. Enterprise values were calculated for the purpose of these multiples as adjusted for certain mergers or acquisitions as disclosed in public filings and publicly available disclosure statements. The multiples and ratios were calculated using applicable market data as of June 8, 2018.

The companies included in the analysis and their relevant financial and operating metrics reviewed were as follows:
			Total Enterprise Value to
			EBITDAX(1)				Total Debt to
($ in millions)	Market Capitalization	Adjusted Total Enterprise Value	2018E	2019E	1P SEC PV10	P&A PV10	2018E EBITDAX	Proved Reserves ($/Boe)	Most Recent Quarter Production ($/Boepd)
Talos	$1,705	$2,284	3.9x	NA	1.0x	4.8x	1.3x	$4.86	$14,022
W&T Offshore	908	1,667	5.4x	5.0x	2.3x	8.7x	2.9x	11.78	24,064
Fieldwood	700	2,251	2.5x	2.8x	0.9x	NA	1.9x	6.20	22,147
Mean			3.9x	3.9x	1.4x	6.7x	2.0x	$7.61	$20,077
Median			3.9x	3.9x	1.0x	6.7x	1.9x	6.20	22,147

(1)
EBITDAX projections are derived from research publications. Each such research publication may define EBITDAX differently and may not provide the definition in that publication.

Select Comparable GoM Transaction Analysis
Intrepid evaluated certain financial information with respect to the following GoM Shelf precedent transactions, each of which was announced during the period between January 2014 and May 2018:
					Headline Metrics		Price Adjusted Metrics(1)
Date	Buyer	Seller	Deal Value ($MM)	Reserves/ Production (Years)	$/ Proved Boe	$/ Daily Boe	$/ Proved Boe	$/ Daily Boe
May 2018	Orinoco Natural Resources	Energy XXI	NA	4.0	NA	NA	NA	NA
Jan. 2018	Orinoco Natural Resources	PetroQuest Energy	NA	2.2	NA	NA	NA	NA
July 2017	Orinoco Natural Resources	Northstar Offshore Group	$13	NA	NA	9,743	NA	11,144
July 2015	Undisclosed Buyer	Energy XXI	21	12.6	2.23	10,244	2.45	11,230
Sept. 2014	W&T Offshore	Undisclosed Seller	18	4.6	4.00	6,693	2.94	4,920
June 2014	Talos	Stone Energy	200	3.7	15.44	21,053	10.26	13,994
Mar. 2014	Energy XXI	EPL Oil & Gas	2,255	10.3	28.87	108,413	19.45	73,018
Apr. 2014	Energy XXI M21K	Energy XXI	123	6.4	26.15	61,450	17.71	41,609
Mar. 2014	Rooster Energy	Cochon Properties	30	6.7	11.22	27,273	7.15	17,376
Jan. 2014	Fieldwood	SandRidge Energy	750	6.3	13.11	30,000	9.19	21,024
Jan. 2014	EPL Oil & Gas	CNOOC (China)	70	7.9	27.08	78,222	18.72	54,080
	Mean (All Deals)			6.5	$16.01	$39,232	$10.98	$27,600
	Median (All Deals)			6.4	14.28	27,273	9.73	17,376
	Mean (2015 to Current)			6.3	$2.23	$9,993	$2.45	$11,187
	Median (2015 to Current)			4.0	2.23	9,993	2.45	11,187

(1)
Price Adjusted Metrics calculated by multiplying Headline Metrics by the ratio of current 12-month forward NYMEX strip prices as of June 8, 2018 ($64.53/Bbl and $2.89/Mcf) to the 12-month forward NYMEX strip prices on the date of announcement.

The transactions listed in the table above are referred to in this section as the “selected comparable transactions.” No selected comparable transaction utilized in the select comparable GoM transaction analysis was identical or entirely comparable to the merger. Accordingly, Intrepid believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the financial and operating characteristics and prospects of EGC and Cox the selected comparable transactions that could affect the values are also relevant. Intrepid considered certain financial metrics derived from such selected comparable transactions. However, Intrepid did not derive or apply any selected comparable transaction reference ranges in its selected comparable transactions analysis. Intrepid’s valuation was based on multiples of the transaction value to EBITDAX, proved reserves, current production and acreage for the select comparable transactions listed above.
Exploration and Production (E&P) Premium Paid Analysis
Intrepid compared the premiums per share paid by an acquirer company in 14 selected domestic E&P corporate transactions since 2013 with a transaction value ranging from approximately $390 million to $9.5 billion and involving consideration consisting of cash, stock or a combination thereof. These transactions are referred to in this section as the “precedent transactions.” For each transaction, Intrepid compared the premiums per share to the share price of the target company one day prior to announcement of a transaction, and based on a 10-day, 30-day, 60-day and 90-day volume-weighted average price (“VWAP”). With respect to all of those transactions, Intrepid observed the following mean and medium premiums paid per share price of the target company as compared to the premium to be paid with respect to the merger:
	Premium
	1-day Prior	10-day VWAP	30-day VWAP	60-day VWAP	90-day VWAP
Precedent Transactions Mean	25.1%	23.8%	25.6%	28.2%	28.6%
Precedent Transactions Median	24.8%	24.3%	28.2%	29.1%	29.7%
Merger	21.5%	NA	22.5%	41.7%	NA
Intrepid made numerous judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Mathematical analysis, such as determining the median and mean, is not in itself a meaningful method of using comparable transaction data. Also, the transaction multiples for the precedent transactions reflect the cyclicality of the oil and gas industry and any potential business, economic, market, regulatory and other conditions impacting such transactions.
Liquidity Analysis
Intrepid reviewed certain projected financial information provided by EGC management relating to cash flow of EGC in comparison to its working capital requirements over a 12-month period from January until December 2018, assuming no strategic transactions or capital raise. Based solely on these projections, Intrepid observed that, at times at which EGC had less than $50 million of working capital, EGC would be unable to fund its current liabilities.
General
As described above in this section, the preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Intrepid’s opinion. In arriving at its fairness determination, Intrepid considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Intrepid made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses taken as a whole. No company or transaction used in the above analyses as a comparison is directly comparable to EGC or the contemplated transaction. Accordingly, these analyses must take into account differences in the financial and operating characteristics of the selected publicly traded companies and differences in the structure and timing of the selected transactions and other factors that would affect the public trading value and acquisition value of the companies considered.
Intrepid prepared these analyses for purposes of Intrepid providing its opinion only to the EGC board of directors as to the fairness, from a financial point of view, of the merger consideration to be received in the merger by the holders (other than Cox and its affiliates) of shares of EGC common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of EGC, Intrepid or any other person assumes responsibility if future results are materially different from those forecast.
The merger consideration was determined through arm’s-length negotiations between EGC and Cox and was approved by the EGC board of directors. Intrepid provided advice to EGC during these negotiations. Intrepid did not, however, recommend any specific consideration to EGC or the EGC board of directors or that any specific consideration constituted the only appropriate merger consideration for the merger.
As described above, Intrepid’s opinion to the EGC board of directors was only one of many factors taken into consideration by the EGC board of directors and should not be viewed as determinative of the views of the EGC board of directors in making its determination to approve the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Intrepid in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Intrepid attached as Annex B to this proxy statement.
Miscellaneous
Intrepid and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, private placements and other transactions as well as for real estate, corporate and other purposes. Intrepid and its affiliates also engage in advisory work, private equity activities, underwriting and financing, principal investing, investment management and other financial and non-financial activities and services for various persons and entities.
Intrepid and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in (i) equity, debt and other securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans and other obligations) of EGC, Cox, any of their respective affiliates and third parties or any of the other parties to the transactions contemplated by the merger agreement, or (ii) any currency or commodity that may be involved in the transactions and other matters otherwise contemplated by the merger agreement for the accounts of Intrepid and its affiliates and employees and their customers.
Intrepid acted as financial advisor to EGC in connection with, and participated in certain of the negotiations leading to, the transaction contemplated by the agreement. Intrepid has provided certain financial advisory services to EGC and its affiliates from time to time for which Intrepid has received, and may receive, compensation. Intrepid may also in the future provide investment banking services or other services to EGC, Cox and their respective affiliates for which Intrepid may receive compensation.
Intrepid was engaged by EGC to act as its financial advisor in connection with the transactions contemplated by the merger agreement by entering into an engagement letter. The engagement letter between EGC and Intrepid provides for an opinion fee of  $1,000,000 (“Opinion Fee”), which has been paid to Intrepid by EGC and was earned by Intrepid upon delivery, regardless of the conclusion reached by Intrepid. The Intrepid engagement letter also provides for a transaction fee of  $6,650,000 (“Transaction Fee”), which becomes payable upon the consummation of the merger. However, $500,000 of the Opinion

Fee is creditable against the Transaction Fee. In addition, EGC has agreed to reimburse Intrepid for certain of its expenses, including certain attorneys’ fees and disbursements, and to indemnify Intrepid and related persons against various liabilities, including certain liabilities under the federal securities laws.
The EGC board of directors selected Intrepid as its financial advisor because it is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. EGC selected Intrepid to act as its financial advisor on the basis of Intrepid’s qualifications and expertise, knowledge of the oil and gas industry, reputation in the investment community and its experience in transactions similar to the transactions described in the merger agreement and as well as familiarity with EGC and its business.
Certain Prospective Unaudited Financial and Operating Information of EGC
EGC does not, as a matter of course, publicly disclose long-term projections as to its future revenues, production, earnings or other results because of, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the evaluation of the proposed merger, EGC is including the following summary of unaudited prospective financial and operating information, which is included herein because it was reviewed by and/or used in presentation to the EGC board of directors and Intrepid in connection with their evaluation of the merger. Intrepid was authorized by EGC to rely upon such information for purposes of its analysis and opinion. The inclusion of this information should not be regarded as an indication that any of EGC, the EGC board of directors or Intrepid or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.
The unaudited prospective financial and operating information prepared by the management of EGC was, in general, prepared solely for its internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. EGC stockholders are urged to review EGC’s SEC filings for a description of risk factors with respect to EGC’s business.
Neither EGC nor Intrepid has made any representations to Cox concerning prospective information or the estimates or assumptions on which they are based. EGC urges all stockholders to review EGC’s most recent SEC filings for a description of EGC’s reported financial results.
The following tables set forth certain summarized prospective operating and financial information regarding EGC for the years ending December 31, 2018, 2019, 2020, 2021 and 2022 as provided by EGC’s management to Intrepid. It should be noted that the EGC management team’s projections were based on the operational and financial expectations for EGC’s business, using realized commodity prices. The actual projections used by Intrepid and in conducting its evaluation and other financial analysis may have differed materially from these projections as it may have contemplated different assumptions regarding pricing, production risking and prospective acreage development, among other factors.

	Year ending December 31,
($ in thousands)	2018	2019	2020	2021	2022
Production
Net Oil Production (MBOPD)	21.4	25.4	29.5	31.3	29.0
Net NGL Production (MBOPD)	0.4	0.6	0.9	1.1	0.8
Net Gas Production (MMCFD)	28.3	32.2	47.7	60.3	46.9
Total Production (MBOED)	26.6	31.3	38.4	42.5	37.6
Price Strip
Realized OIL ($/Bbl)	$66.61	$63.96	$60.96	$58.61	$56.88
Realized NGLs ($/Bbl)	34.01	31.48	29.98	28.81	27.94
Realized GAS ($/Mcf)	2.94	2.77	2.67	2.65	2.66
Revenue
Crude Oil Sales	$520,964	$592,165	$658,335	$670,458	$602,427
NGL Sales	5,346	6,328	9,716	11,137	7,657
Natural Gas Sales	30,467	32,478	46,512	58,341	45,593
Derivative Revenues	(48,567)	(7,193)	—	—	—
Other Revenue	4,698	4,140	4,140	4,140	4,140
Total Revenue	$512,908	$627,918	$718,702	$744,075	$659,816
Total Expenses
Lease operating	$(311,517)	$(296,504)	$(281,242)	$(279,042)	$(276,864)
Production taxes	(2,252)	(1,577)	(1,786)	(1,850)	(1,639)
Gathering and transportation	(26,615)	(29,698)	(28,489)	(28,432)	(28,375)
Pipeline Facility Fees	(41,977)	(41,977)	(41,977)	(41,977)	(41,977)
General and administrative expenses	(58,595)	(55,157)	(53,896)	(53,634)	(53,634)
Total Operating Expenses	$(440,957)	$(424,914)	$(407,391)	$(404,934)	$(402,489)
LTM EBITDA	$71,661	$203,004	$311,312	$339,141	$257,327
Capex
Abandonment	$(55,553)	$(51,554)	$(53,103)	$(54,401)	$(48,720)
Capex excluding Abandonment	(105,167)	(198,106)	(280,857)	(200,256)	(178,650)
Total Capex	$(160,720)	$(249,661)	$(333,960)	$(254,656)	$(227,370)
Net Unlevered Cash Flow	$(88,769)	$(46,656)	$(22,648)	$84,485	$29,957

Qualifications Regarding Prospective Financial Information of EGC
EGC does not, as a matter of course, make public long-term projections as to its future production, earnings or other results because of, among other reasons, the uncertainty of the underlying assumptions and estimates. However, EGC is including the preceding summary of unaudited prospective financial and operating information solely because that information was made available to the EGC board of directors and Intrepid. The EGC prospective financial and operating information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with the published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of financial forecasts or generally accepted accounting principles in the United States, which are referred to herein as GAAP. None of Ernst & Young LLP, which is the independent registered public accounting firm for EGC and is referred to herein as E&Y, or any other independent accountants, has compiled, examined or performed any procedures with respect to EGC’s prospective financial and operating information contained herein, nor has E&Y expressed any opinion or any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial and operating information. The E&Y reports incorporated by reference in this proxy statement relate to historical financial information for EGC. Such reports do not extend to EGC’s prospective financial and operating information and should not be read to do so. The summary of EGC’s prospective financial and operating information is being included in this proxy statement not to influence your decision whether to vote for the merger proposal, but because the prospective financial and operating information was made available to the EGC board of directors and Intrepid in connection with the merger.
While presented herein with numeric specificity, the information set forth in the summary of EGC’s prospective financial and operating information contained herein was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of EGC’s management, including, among others, oil and gas activity, commodity prices, demand for natural gas and crude oil and the availability of financing to fund the exploration and development costs associated with the respective projected drilling programs. None of this prospective financial and operational information reflects any impact of the merger. In addition, since EGC’s prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year.
In addition, the unaudited prospective financial and operating information requires significant estimates and assumptions that make it inherently less comparable to the similarly-titled GAAP measures in the historical GAAP financial statements of EGC. EGC believes the assumptions in the prospective financial and operating information were reasonable at the time the financial information was prepared, given the information EGC had at the time. However, important factors that may affect actual results and cause the results reflected in EGC’s prospective financial and operating information not to be achieved include, but are not limited to, risks and uncertainties relating to their respective businesses, industry performance, the regulatory environment, general business and economic conditions and other matters described in EGC’s filings with the SEC. See also “Special Note Regarding Forward-Looking Statements” and “Where You Can Find More Information.”
The unaudited prospective financial and operating information also reflects assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from the results reflected in EGC’s prospective financial and operating information. For example, the unaudited prospective financial and operating information assumes that EGC would be able to implement a $150 million financing during 2018 in order to fund the capital spending plan and operating budget reflected in these financial forecasts. There can be no assurance that such a financing could be completed during 2018 or that, if completed, the terms of the financing would be acceptable. Accordingly, there can be no assurance that the results reflected in the prospective financial and operating information will be realized.
The inclusion of EGC’s prospective financial and operating information in this proxy statement should not be regarded as an indication that EGC or any of its affiliates, advisors, officers, directors, partners or representatives considered the prospective financial and operating information to be material or predictive of actual future events, and the prospective financial and operating information should not be relied upon as such. None of EGC nor any of its affiliates, advisors, officers, directors, partners or representatives can give you any assurance that actual results will not differ from the results reflected in the prospective financial and operating information, and none of these persons undertakes any obligation to update or otherwise revise or reconcile the prospective financial and operating information to reflect circumstances existing after the dates the prospective financial and operating information was generated or to reflect the occurrence of future events in the event that any or all of the assumptions underlying the prospective financial and operating information are shown to be in error. EGC does not intend to make publicly available any update or other revision to the prospective financial and operating information. The prospective financial and operational information for EGC does not take into account any circumstances or events occurring after the date such information was prepared. Readers of this proxy statement are cautioned not to place undue reliance on the prospective financial and operating information set forth above. None of EGC nor any of its affiliates, advisors, officers, directors, partners or representatives has made or makes any representation to any stockholder or other person regarding EGC’s ultimate performance compared to the information contained in the prospective financial and operating information or that financial or operating results will be achieved. EGC has made no representation to Cox, in the merger agreement or otherwise, concerning the EGC prospective financial and operating information.

EGC’S PROSPECTIVE FINANCIAL INFORMATION DOES NOT REPRESENT PROJECTIONS, BUT RATHER POTENTIAL SCENARIOS BASED ON VARYING DEGREES OF SUCCESS. ACCORDINGLY, RESULTS ARE DEPENDENT ON THE OUTCOME OF FUTURE EXPLORATION AND DEVELOPMENT ACTIVITY AND EGC’S ABILITY TO RAISE CAPITAL, IN AMOUNTS AND ON TERMS ACCEPTABLE TO EGC, TO FUND SUCH FUTURE ACTIVITY, WHICH IS SUBJECT TO SIGNIFICANT RISK AND UNCERTAINTY. EGC DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL AND OPERATING INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN THE INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY LAW.
Interests of EGC Directors and Executive Officers in the Merger
EGC’s directors and executive officers have various interests in the merger that may be in addition to, or different from, the interests of EGC stockholders generally. You should keep this in mind when considering the recommendation of the EGC board of directors “FOR” the adoption of the merger agreement. The members of the EGC board of directors were aware of these interests and considered them at the time they approved the merger agreement and in recommending that EGC stockholders adopt the merger agreement. These interests are described below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section titled “— Golden Parachute Compensation” below, were used:
•
the merger consideration is $9.10 per share, which is the fixed price per share to be received by EGC stockholders in respect of their shares of EGC common stock in connection with the merger;

•
for any EGC RSUs subject to performance-based vesting conditions, the performance goals are deemed to be achieved at the target level of performance in accordance with the terms of the merger agreement;

•
the assumed effective time is July 1, 2018, which is the assumed date of the effective time solely for purposes of the disclosure in this section (the “assumed effective time”);

•
the employment of each executive officer of EGC is terminated without “cause” or due to the executive officer’s resignation for “good reason” (as each such term is defined in the relevant plan(s) and/or agreement(s)), in each case, immediately following the assumed effective time; and

•
the service of each non-employee director of EGC is terminated immediately following the assumed effective time.

Treatment of Outstanding Equity Awards
The merger agreement provides that, with respect to all outstanding options and EGC RSUs under EGC’s stock plans, as a result of the merger:
•
each option, whether vested or unvested, will be cancelled for no consideration because the per share exercise price of each outstanding option exceeds the merger consideration; and

•
each EGC RSU will accelerate and be converted into the right to receive a payment in cash of the merger consideration, multiplied by the number of shares subject to each such award, with any performance-based vesting conditions deemed to be achieved at the target level of performance.

Treatment of Outstanding Equity Awards — Summary Tables
Non-Employee Directors
The following table sets forth the cash proceeds that each of EGC’s non-employee directors would receive in respect of outstanding equity awards held by that director as of the assumed effective time in accordance with the treatment of outstanding equity awards described above. Depending on when the effective time occurs, certain of these equity awards may vest, be exercised and/or cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers have been rounded down to the nearest whole number.
Non-Employee Director Equity Summary Table
Non-Employee Directors	Number of EGC RSUs (#)(1)	Value of EGC RSUs ($)(1)
Michael S. Bahorich	42,048	382,637
Gabriel L. Ellisor	70,660	643,006
Gary C. Hanna	152,759	1,390,107
Stanford Springel	28,911	263,090
Charles W. Wampler	42,048	382,637

(1)
As of immediately prior to the effective time, each outstanding EGC RSU (regardless of whether vested) will be converted into the right to receive a payment in cash equal to the merger consideration of  $9.10 per share multiplied by the number of shares subject to each such award. As of the assumed effective time, none of EGC’s directors held any outstanding equity awards other than the time-based EGC RSUs set forth above.

Executive Officers
The following table sets forth the outstanding vested stock option awards held by each of EGC’s executive officers as of the assumed effective time. Because the exercise price for each outstanding stock option is greater than the merger consideration, none of EGC’s executive officers will receive any cash proceeds with respect to their vested option awards. All EGC RSUs granted to executive officers are settled for shares of EGC common stock upon vesting. Therefore, with the exception of the vested stock options included in the table below, no executive officer will hold any EGC RSUs or any other vested equity awards as of the assumed effective time. All share numbers have been rounded down to the nearest whole number.
Executive Officer Vested Equity Awards Summary Table
Executive Officers	Number of Vested Stock Options (#)(1)	Value of Vested Stock Options ($)(1)	Estimated Total Consideration ($)
Douglas E. Brooks*	56,986	0	0
T.J. Thom Cepak	—	—
Scott M. Heck	14,639	0	0
Marguerite Woung-Chapman	0	—	—

*
Also a director of EGC.

(1)
The exercise price for each outstanding stock option is greater than the merger consideration. As a result, at the effective time, each stock option to purchase shares of EGC common stock will be cancelled for no consideration.

The following table sets forth the cash proceeds that each of EGC’s executive officers would receive in respect of EGC RSUs and unvested stock options held by that executive officer as of the assumed effective time in accordance with the treatment of outstanding equity awards described above. All share and unit numbers have been rounded down to the nearest whole number.
Executive Officer Unvested Equity Awards Summary Table
Executive Officers	Number of Unvested Stock Options (#)(1)	Value of Unvested Stock Options ($)(1)	Number of EGC RSUs (#)(2)	Value of EGC RSUs ($)(1)	Estimated Total Consideration ($)
Douglas E. Brooks*	115,700	0	441,049	4,013,546	4,013,546
T.J. Thom Cepak	0	—	194,300	1,768,130	1,768,130
Scott M. Heck	29,724	0	167,823	1,527,189	1,527,189
Marguerite Woung-Chapman	0	—	93,264	848,702	848,702

*
Also a director of EGC.

(1)
The exercise price for each outstanding stock option is greater than the merger consideration. As a result, at the effective time, each stock option to purchase shares of EGC common stock will be cancelled for no consideration.

(2)
As of immediately prior to the effective time, each outstanding EGC RSU will be converted into the right to receive a payment in cash equal to the merger consideration of  $9.10 per share multiplied by the number of shares subject to each such award, with any EGC RSU awards subject to performance-based vesting conditions deemed achieved at the target performance level.

Severance Benefits in Employment Agreements with Executive Officers
EGC previously entered into employment agreements (each of which we refer to as an “employment agreement” and, collectively, the “employment agreements”) with each of its named executive officers specifying certain compensation and benefits payable to those executive officers in the event of a qualifying termination of employment, regardless of whether in connection with a change in control.
Under his employment agreement, Douglas E. Brooks will become entitled, subject to his continuing compliance with restrictive covenants and the execution and non-revocation of a general release of claims against EGC, to the following termination payments and benefits if  (a) his employment is terminated by EGC without “cause” or (b) he terminates his employment for “good reason” (each as defined in his employment agreement).
•
a lump sum cash payment in an amount equal to (i) 200% of Mr. Brooks’s base salary plus (ii) a bonus severance component calculated in accordance with the following schedule: (x) if the termination of employment occurs during the year ending December 31, 2018, an amount equal to 200% of the target bonus opportunity for Mr. Brooks for the year ended December 31, 2017 and (y) if the termination of employment occurs during any calendar year after 2018, an amount equal to 200% of the average actual bonuses paid to Mr. Brooks for the most recent two completed years. However, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year;

•
reimbursement for the monthly cost of maintaining health benefits for Mr. Brooks (and Mr. Brooks’s spouse and eligible dependents) as of the date of termination of employment under EGC’s group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Mr. Brooks elects COBRA;

•
full vesting of any unvested portion of Mr. Brooks’s sign-on grant of EGC RSUs as of the date of the termination; and

•
full vesting of any unvested time-based EGC RSUs and stock options as of the date of the termination if Mr. Brooks’s employment terminates as a result of a “corporate change” (as defined in his employment agreement) on or before the 90th day after the corporate change is consummated.

Under his employment agreement, Scott M. Heck will become entitled, subject to his continuing compliance with restrictive covenants and the execution and non-revocation of a general release of claims against EGC, to the following termination payments and benefits if  (a) his employment is terminated by EGC without “cause” or (b) he terminates his employment for “good reason” (each as defined in his employment agreement):
•
a lump sum cash payment in an amount equal to (i) 200% of Mr. Heck’s base salary plus (ii) a bonus severance component calculated in accordance with the following schedule: (x) if the termination of employment occurs during the year ending December 31, 2018, an amount equal to 200% of the actual bonus paid to Mr. Heck for the year ended December 31, 2017 and (y) if the termination of employment occurs during any calendar year after 2018, an amount equal to 200% of the average actual bonuses paid to Mr. Heck for the most recent two completed years. However, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year; and

•
reimbursement for the monthly cost of maintaining health benefits for Mr. Heck (and Mr. Heck’s spouse and eligible dependents) as of the date of termination of employment under EGC’s group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent Mr. Heck elects COBRA.

Under their respective employment agreements, T.J. Thom Cepak and Marguerite Woung-Chapman will each become entitled, subject to continuing compliance with restrictive covenants and the execution and non-revocation of a general release of claims against EGC, to the following termination payments and benefits if  (a) the executive’s employment is terminated by EGC without “cause” or (b) the executive terminates her employment for “good reason” (each as defined in the executive’s respective employment agreement):
•
a lump sum cash payment in an amount equal to (i) 200% of the executive’s base salary plus (ii) a bonus severance component calculated in accordance with the following schedule: (x) if the termination of employment occurs during the year ending December 31, 2018 or December 31, 2019, an amount equal to 200% of the actual bonus paid to the executive for the year ending December 31, 2018 and (y) if the termination of employment occurs during any calendar year after 2019, an amount equal to 200% of the average actual bonuses paid to the executive for the most recent two completed years. However, each actual bonus amount for a prior year included in the calculation will be capped at the target bonus for that prior year;

•
reimbursement for the monthly cost of maintaining health benefits for the executive (and the executive’s spouse and eligible dependents) as of the date of termination of employment under EGC’s group health plan for purposes of COBRA, excluding any short-term or long-term disability insurance benefits, for a period of 18 months following the date of the termination of employment, to the extent the executive elects COBRA;

•
full vesting of the unvested portion, if any, of the executive’s sign-on grant of EGC RSUs as of the date of the termination;

•
full vesting of the unvested portion, if any, of Ms. Cepak’s or Ms. Woung-Chapman’s cash sign-on bonus of  $224,400 and $180,000, respectively (such that the bonus will no longer be subject to clawback); and

•
full vesting of any unvested time-based EGC RSUs and stock options if the executive’s employment terminates as a result of a “corporate change” (as defined in the respective executive’s employment agreement) on or before the 90th day after the corporate change is consummated.

Under the employment agreements for each executive officer, “good reason” generally means the existence of any of the following conditions without the executive’s consent: a material diminution in the executive’s authority, duties, or responsibilities; a material diminution in the executive’s base salary or target bonus; relocation outside of greater Houston, Texas metropolitan area; or EGC’s material breach of the employment agreement. In the case of Mr. Brooks, Mr. Brooks also has good reason if EGC fails to nominate Mr. Brooks for election as a director or use all reasonable efforts to cause him to be elected or re-elected as director of EGC.
Under the employment agreements for each executive officer, “cause” generally means the occurrence of any one of the following: gross negligence or willful misconduct in the performance of, or the executive’s abuse of alcohol or drugs rendering the executive unable to perform, the material duties and services required for executive’s position with EGC; the executive’s conviction or plea of nolo contendere for any crime involving moral turpitude or a felony; the executive’s commission of an act of embezzlement, deceit or fraud intended to result in personal and unauthorized enrichment of the executive at the expense of EGC or any of its affiliates; the executive’s material violation of the written policies of EGC or any of its affiliates, material breach of a material obligation of the executive to EGC pursuant to the executive’s duties and obligations under EGC’s bylaws, or material breach of a material obligation of the executive to EGC or any of its affiliates pursuant to the employment agreement or any award or other agreement between the executive and EGC or any of its affiliates; or the executive’s failure to follow any lawful directive of EGC’s chief executive officer or the EGC board of directors or other refusal to perform the executive’s duties under the employment agreement.
Under the employment agreements for Mr. Brooks, Ms. Thom Cepak and Ms. Woung-Chapman, “corporate change” means the consummation of a business combination (including, without limitation, by merger, consolidation, share exchange, tender offer, exchange offer, sale of all or substantially all of the assets of one of the parties, or other similar transaction) between EGC (or one of its subsidiaries) and an unaffiliated third party entity. If consummated, the merger will qualify as a corporate change for purposes of each of those employment agreements.
Pursuant to each employment agreement for each executive officer, each executive officer is subject to restrictive covenants related to the protection of confidential information, non-competition, and the diversion of EGC’s employees. The term of the non-competition and non-solicitation covenants is one year following termination of employment. An executive officer’s breach of any of the restrictive covenants contained in an employment agreement entitles EGC to injunctive relief and the return of any severance payments (excluding accrued obligations) in addition to any other remedies to which EGC may be entitled.
If the severance payments to an executive officer under an employment agreement would cause the employee to be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), then EGC will reduce the payments to the largest amount that could be payable without causing any payment to be subject to the excise tax, but only if that reduction would result in a better after-tax result for the executive officer.
In addition, upon termination of employment by EGC, EGC will pay any employee (including any executive officer) for all accrued, unused vacation leave as of the last day of active employment.
For illustrative purposes only, based on the assumptions described above under “— Certain Assumptions,” it is currently estimated that EGC’s current executive officers would be entitled to receive, in the aggregate, approximately $6,965,617 in cash severance benefits under the employment agreements (including COBRA premium reimbursements and payment of accrued and unused vacation). See the section titled “— Golden Parachute Compensation” below for an estimate of the amounts that would become payable to each of EGC’s named executive officers under the employment agreements.
Golden Parachute Compensation
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of compensation that each named executive officer could receive that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to EGC’s named executive officers. For additional details regarding the terms of the payments and benefits described below, see the discussion above. This merger-related compensation is subject to a non-binding advisory vote of EGC stockholders, as set forth in proposal two to this proxy statement. See the section titled “EGC Proposal — Advisory (Non-Binding) Vote on Compensation” on page 80.
The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.
All dollar amounts set forth below have been rounded to the nearest whole number. As described in the notes to the following table, the named executive officers disclosed in EGC’s proxy statement relating to EGC’s 2018 annual meeting of stockholders include four former executive officers, none of whom has been an EGC officer or employee during 2018.
Golden Parachute Payments(1)
Name	Cash(2)	Equity(3)	Pension/ NQDC(4)	Perquisites/ Benefits(5)	Tax Reimbursement(6)	Other(7)	Total
Douglas E. Brooks Chief Executive Officer	$2,296,000	$4,013,546	0	$29,863	0	$33,943	$6,373,352
T.J. Thom Cepak Chief Financial Officer	$1,800,000	$1,768,130	0	$44,248	0	$20,986	$3,633,364
Scott M. Heck Chief Operating Officer	$1,400,000	$1,527,189	0	$1,148	0	$34,075	$2,962,412
Michael S. Reddin(8) Former Chief Executive Officer	—	—	—	—	—	—	—
John D. Schiller, Jr.(8) Former Chief Executive Officer	—	—	—	—	—	—	—
Hugh A. Menown(8) Former Chief Financial Officer	—	—	—	—	—	—	—
Bruce W. Busmire(8) Former Chief Financial Officer	—	—	—	—	—	—	—
Antonio de Pinho(8) Former Chief Operating Officer	—	—	—	—	—	—	—

(1)
The amounts reported in the “Cash” and “Perquisites/Benefits” columns are payable upon a qualifying termination of employment under the employment agreements and are not attributable to a change in control. The amounts reported in the “Equity” column are attributable to single-trigger arrangements (i.e., accelerated payment will occur upon the completion of the merger regardless of whether the named executive officer experiences a qualifying termination of employment).

(2)
Amounts reflect cash severance benefits under the employment agreements that would be payable in a lump sum, assuming a termination of employment by EGC without cause or by the named executive officer for good reason, as follows: (i) 200% of the named executive officer’s base salary (Mr. Brooks, $1,148,000, Ms. Cepak, $900,000, and Mr. Heck, $900,000); and (ii) 200% of the named executive officer’s actual bonus paid (except for Mr. Brooks), which for Mr. Heck is based on the 2017 bonus paid to Mr. Heck and for Ms. Cepak is to be based on the 2018 bonus paid to Ms. Cepak, but for purposes of this disclosure is based on Ms. Cepak’s 2018 target bonus opportunity since Ms. Cepak was not eligible to receive a 2017 bonus (Mr. Heck $250,000 and Ms. Cepak, $450,000). Under Mr. Brooks’ employment agreement, the bonus component of his cash severance during 2018 is based on his 2017 target bonus opportunity ($574,000). In addition, the sign-on bonus received by Ms. Cepak ($224,500) and the retention bonus received by Mr. Heck ($170,000), each would cease to be subject to clawback if the named executive officer experiences a qualifying termination of employment.

(3)
Amounts reflect the consideration to be received by each named executive officer in connection with the accelerated vesting of company EGC RSUs held by each of the named executive officers, which acceleration of vesting for EGC RSUs will occur upon completion of the merger, as described in more detail above in the section above entitled “— Treatment of Outstanding Equity Awards.” Pursuant to the terms of the merger agreement, each outstanding EGC RSU will be fully vested and converted into a right to receive the merger consideration of  $9.10 per share. For any EGC RSU awards that are subject to performance-based vesting conditions, the merger agreement provides that performance conditions will be deemed achieved at target.
(4)
As of the assumed effective time, none of EGC’s named executive officers participates in or has account balances in a qualified or non-qualified defined benefit plan or a non-qualified deferred compensation plan sponsored or maintained by EGC.

(5)
Amounts reflect the payments in respect of continued coverage under EGC’s group health plan for a period of 18 months following the named executive officer’s termination of employment, based on the insurance premiums in effect as of the assumed effective time, as provided for under the employment agreements, as described in detail above in the section titled “— Change in Control Severance Benefit for Executive Officers.”

(6)
None of the named executive officers is eligible to receive a tax reimbursement based on or otherwise related to the merger. The employment agreements provide that the change in control benefits payable to the named executive officers are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Code if that reduction would result in a better after-tax result for the named executive officer. The amounts above do not reflect any possible reductions under those provisions.

(7)
Includes payment of accrued and unused vacation, which is a severance benefit available to any EGC employee terminated by EGC.

(8)
In accordance with the SEC executive compensation disclosure rules, this individual is a named executive officer of the Company with respect to 2017. Mr. Reddin ceased to be EGC’s chief executive officer (a capacity in which he served on an interim basis) on April 17, 2017, but remained non-executive chairman of the board and a director until EGC’s annual meeting of stockholders on May 17, 2018. Mr. Schiller, Mr. di Pinho and Mr. Busmire each ceased to be an officer or employee of EGC on February 2, 2017. Mr. Menown ceased to be an officer of director of EGC on August 24, 2017. Because each of these named executive officers separated from the Company prior to the merger and ceased having any outstanding equity awards following his separation, this named executive officer will not receive any merger-related compensation in connection with the merger.

Regulatory Clearances Required for the Merger
Completion of the transactions contemplated by the merger agreement is subject to the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”). Cox has informed EGC that Cox has determined that the fair market values of EGC’s assets are below the applicable HSR Act threshold that would require the parties to make a filing under the HSR Act. Cox’s antitrust counsel has received informal interpretive advice of the Federal Trade Commission’s staff dated June 29, 2018, confirming Cox’s counsel’s interpretation. Accordingly, Cox and EGC have agreed that the closing condition relating to the HSR Act has been satisfied and that no further action needs to be taken with respect to the HSR Act.
At any time before or after the effective time, the U.S. antitrust authorities could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets of Cox or EGC or subject to other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Treatment of EGC Stock Options and Other Equity-Based Awards
At or immediately prior to the effective time, any restrictions applicable to each EGC RSU outstanding as of the effective time, whether or not subject to service-based or performance-based vesting conditions, issued pursuant to EGC’s 2016 Long Term Incentive Plan, as amended from time to time, or the 2018 Long Term Incentive Plan, as amended from time to time (these plans are sometimes referred to together as the “EGC stock plans”), will, by virtue of the merger and without any action on the part of the holder of that EGC stock plan, lapse with the result that all of those outstanding EGC RSUs will be fully vested, with the performance conditions deemed achieved at target. As a result of the merger, each EGC RSU will be cancelled and converted into the right to receive the merger consideration, multiplied by the number of shares of EGC common stock subject to that EGC RSU, less applicable taxes as soon as reasonably practicable, but in no event later than 30 days, after the effective time (or any later date required by the Code).
The exercise price for each outstanding stock option is greater than the merger consideration. As a result, at or immediately prior to the effective time, each stock option to purchase shares of EGC common stock, regardless of whether vested or unvested, will be cancelled for no consideration and the holder will have no further rights with respect to such stock option.
Treatment of EGC Warrants
The exercise price for each outstanding warrant is greater than the merger consideration. As a result, at the effective time, each outstanding warrant to purchase shares of EGC common stock will be cancelled for no consideration.
Treatment of EGC Credit Agreement
Under the terms of EGC’s First Lien Exit Facility with Wells Fargo National Association, as administrative agent, and the other lenders and financial institutions party thereto, all amounts outstanding under the First Lien Exit Facility must be repaid in full at the effective time, and all outstanding letters of credit under the First Lien Exit Facility must be replaced at that time.
De-Listing and Deregistration of EGC Common Stock
Upon completion of the merger, the EGC common stock currently listed on the NASDAQ will cease to be listed on the NASDAQ and will subsequently be deregistered under the Exchange Act.
Payment of Merger Consideration
Prior to the effective time of the merger, Cox will designate a national bank or trust company reasonably acceptable to EGC to act as paying agent. Promptly after the closing date of the merger, the paying agent will send to each record holder of EGC common stock at the effective time a letter of transmittal and instructions for exchanging shares of EGC common stock for merger consideration.
Tax Consequences
For information regarding the tax consequences of the transactions, please see “Material U.S. Federal Income Tax Consequences.”
Appraisal Rights
Under Delaware law, holders of shares of EGC common stock are entitled to appraisal rights in connection with the merger, provided that such holders satisfy all of the conditions set forth in Section 262 of the DGCL. A dissenting EGC stockholder will not be entitled to receive the merger consideration provided by the merger agreement and instead receives a cash payment of the amount determined by the Delaware Court of Chancery to be the fair value of the EGC stockholder’s shares of EGC common stock at the effective time, together with interest on such amount from the effective time until paid. The ultimate amount dissenting EGC stockholders receive in an appraisal proceeding may be more or less than, or the same as, the amount such holders would have received under the merger agreement. A detailed description of the appraisal rights available to holders of EGC common stock and procedures required to exercise statutory appraisal rights is included in the section titled “Appraisal Rights” beginning on page 85.
To perfect appraisal rights, a EGC stockholder of record must, among other things, deliver a written demand for appraisal to EGC before the vote on the adoption of the merger agreement at the EGC special meeting, not vote in favor of the proposal to adopt the merger agreement, continuously hold the shares of EGC common stock through the date the merger is completed, and otherwise comply with the procedures set forth in Section 262 of the DGCL. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. If the holders of more than 10% of the outstanding shares of EGC common stock demand appraisal, then Cox is not required to consummate the merger.

THE MERGER AGREEMENT
The following section summarizes material provisions of the merger agreement, which is included in this proxy statement as Annex A and is incorporated herein by reference in its entirety. The rights and obligations of Cox and EGC are governed by the express terms and conditions of the merger agreement and not by this summary or any other information contained in this proxy statement. EGC stockholders are urged to read the merger agreement carefully and in its entirety as well as this proxy statement before making any decisions regarding the merger, including the proposal to adopt the merger agreement.
The merger agreement is included in this proxy statement to provide you with information regarding its terms and is not intended to provide any factual information about EGC, Merger Sub or Cox. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the parties to the merger agreement and:
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may not be intended as statements of fact, but rather as a way of allocating the risk between the parties in the event that the statements therein prove to be inaccurate;

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have been qualified by certain disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself; and

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may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 97.
This summary is qualified in its entirety by reference to the merger agreement.
Terms of the Merger; Merger Consideration
The merger agreement provides that, on the terms and subject to the conditions set forth in the merger agreement, at the effective time, Merger Sub will merge with and into EGC in accordance with provisions of the DGCL. EGC will be the surviving corporation in the merger and will become an indirect wholly owned subsidiary of Cox.
The merger agreement provides that, at the effective time, each share of EGC common stock issued and outstanding immediately prior to the effective time (excluding any shares held by Cox or Merger Sub and any shares held by any other subsidiary of Cox or EGC (the “excluded shares”)) will be converted into and will thereafter represent the right to receive $9.10 in cash without interest. Because treasury shares are not “outstanding” shares of common stock for purposes of the DGCL, any treasury shares held by EGC at the effective time will effectively be treated the same as excluded shares.
The merger agreement provides that each excluded share will automatically be cancelled and cease to exist as of the effective time and no merger consideration will be delivered or deliverable with respect to any excluded share.
Shares of EGC common stock owned by any EGC stockholder who has not voted those shares in favor of the merger and who is entitled to demand and properly demands appraisal of those shares under Delaware law will not be converted into the right to receive merger consideration and will be cancelled, and the holder of those shares will instead be entitled to the appraisal rights provided under Section 262 of the DGCL. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement. If any holder of dissenting shares fails to perfect, or has effectively withdrawn or lost, its right to appraisal under Delaware law, that holder’s shares will be treated as if they had been converted into the right to receive the merger consideration.

Completion of the Merger
The closing of the merger will take place at 9:00 a.m., Houston time, on the second business day following the day on which the last condition to the closing has been satisfied or waived. The merger will be effective at the time of filing of the certificate of merger with the Delaware Secretary of State, or at a later time as Cox and EGC agree to, as set forth in the certificate of merger.
Cox and EGC currently expect the closing of the merger to occur in the third calendar quarter of 2018. However, because the merger is subject to the satisfaction or waiver of other conditions described in the merger agreement, it is possible that factors outside the control of Cox and EGC could result in the merger being completed at a later time or not at all.
Payment of Merger Consideration
Prior to the effective time of the merger, Cox will designate a national bank or trust company reasonably acceptable to EGC to act as paying agent (the “paying agent”) for the holders of EGC common stock in connection with the merger to receive the cash necessary to make the cash payments contemplated by the merger agreement. At the effective time, shares of EGC common stock will be converted into the right to receive the merger consideration without the need for any action by the holders of EGC common stock. Promptly, and in any event no later than two business days, after the effective time, Cox will deposit cash with the paying agent in an amount sufficient to pay the merger consideration to the EGC stockholders.
As soon as reasonably practicable after the effective time, but in no event more than five business days thereafter, EGC will cause the paying agent to mail to each holder of a certificate formerly representing a share of EGC common stock or any corresponding book-entry share of EGC common stock (i) a letter of transmittal specifying, among other things, that delivery will be effected, and risk of loss and title to any certificates representing EGC common stock will pass, only upon proper delivery of those certificates to the paying agent or, in the case of book-entry shares, upon adherence to the procedures set forth in that letter and (ii) instructions explaining the procedure for surrendering EGC stock certificates or book-entry shares in exchange for the merger consideration. Each holder of EGC stock certificates or book-entry shares may thereafter until the first anniversary of the effective time of the merger surrender those certificates or book-entry shares to the paying agent, as agent for that holder, under cover of the letter of transmittal.
After the effective time, shares of EGC common stock will no longer be outstanding, will be automatically cancelled and will cease to exist and each certificate, if any, that previously represented shares of EGC common stock will represent only the right to receive the merger consideration as described above.
Representations and Warranties
The merger agreement contains representations and warranties made by each party to the merger agreement regarding aspects of that party’s business, financial condition, structure and other facts pertinent to the merger. Each of EGC and Cox have made representations and warranties regarding, among other things:
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organization, standing and power;

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corporate authority with respect to the execution, delivery and performance of the merger agreement, and the due and valid execution and delivery and enforceability of the merger agreement;

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absence of conflicts with, or violations of, organizational documents, other contracts, permits and applicable laws;

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required regulatory filings and consents and approvals of governmental entities;

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financial statements;

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absence of untrue statements or omissions of material fact in merger-related SEC filings;

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absence of certain litigation; and

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compliance with laws.

EGC has also made additional representations and warranties relating to:
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absence of undisclosed material liabilities;

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capital structure;

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certain required permits;

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SEC documents;

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corporate governance;

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absence of certain changes and events since December 31, 2017;

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taxes;

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compensation and benefits;

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labor matters;

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intellectual property, data privacy and information security;

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real property;

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oil and gas matters;

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environmental matters;

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absence of undisclosed related party transactions;

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insurance;

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material contracts;

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derivative transactions;

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opinion of financial advisor;

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brokers’ fees;

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anti-takeover statutes; and certificate restrictions; and

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regulatory matters.

Additional representations and warranties made only by Cox and Merger Sub relate to, among other things, availability of funds, the absence of business conduct by Merger Sub and ownership of EGC common stock.
Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or have a material adverse effect). For purposes of the merger agreement, a “material adverse effect” means, with respect to a party, a state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences), that is or could reasonably be expected to be materially adverse (a) in the case of EGC, (i) the financial condition, results of operations, prospects, properties, assets or liabilities of EGC and its subsidiaries, taken as a whole or (ii) the ability of EGC to consummate the merger by the November 15, 2018 termination date and (b) in the case of Parent, the ability of Parent or Merger Sub to consummate the merger by the November 15, 2018 termination date. However, with respect to EGC only, no state of facts, change, event, effect or occurrence arising or related to any of the following will be deemed to constitute, and none of the following will be taken into account in determining whether there has been a material adverse effect (except in the case of the first four bullet points below, that state of facts, change, event, effect or occurrence disproportionately affects EGC and its subsidiaries, taken as whole, as compared to other persons or businesses engaging principally in the industry in which EGC or its subsidiaries operate):

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national or international business, economic or political conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America;

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financial, banking or securities markets;

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the oil and gas exploration, development and production industry (including changes in oil, gas or other commodity prices and general market prices and changes in costs of supplies, oil field services or other operating costs);

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changes in law or GAAP or the interpretation thereof; or

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the failure to meet or exceed any projection or forecast (it being understood that the underlying circumstances giving rise to that failure may be taken into account in determining whether there has been a material adverse effect unless otherwise excluded by this provision).

However, with respect to EGC only, any moratoriums on (or changes or proposed changes in applicable law related to) the offshore exploration, development and/or operation of hydrocarbon assets that would reasonably be expected to have the effect of making those activities illegal or commercially impracticable may be taken into account in determining whether there has been a material adverse effect.
Conduct of Business
EGC has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time. In general, EGC has agreed to conduct its business in the ordinary course, consistent with past practice and use all commercially reasonable efforts to preserve intact its present business organization, retain its officers and key employees, and preserve its relationships with its customers and suppliers and other persons having significant business dealings with it, to the end that its goodwill and ongoing business will not be impaired in any material respect. EGC has also agreed to comply, in all material respects, with all applicable law, except where the failure to comply would not reasonably likely to have, individually or in the aggregate, a material adverse effect, and to not voluntarily resign, transfer or relinquish any right as operator of its oil and gas properties.
In addition, EGC has agreed to specific restrictions relating to the conduct of its business between the date of the merger agreement and the effective time, including, but not limited to, not to take (or permit any of its subsidiaries to take) the following actions (subject, in each case, to exceptions specified below and in the merger agreement or previously disclosed in writing to Cox as provided in the merger agreement or as consented to in advance by Cox (which consent shall not be unreasonably withheld, delayed or conditioned) or as required by law or in the event of certain emergencies):
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declare, set aside or pay dividends on, or make any other distributions in respect of any outstanding capital stock of, or other equity interests in, itself or any of its subsidiaries (other than dividends and distributions by a direct or indirect wholly owned subsidiary to EGC or to another subsidiary of EGC);

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split, combine or reclassify any capital stock of, or other equity interests in, EGC or any of its subsidiaries;

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repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, EGC or any of its subsidiaries, except as required by the terms of any capital stock of, or other equity interests in, EGC or any of its subsidiaries outstanding on the date of the merger agreement or as contemplated by any existing director compensation plan, employee benefit plan, or employment agreement of EGC, in each case, as those terms, plans or arrangements are in effect as of the date of the merger agreement;

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offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, EGC or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any capital stock or equity interests of EGC or any of its subsidiaries, other than:

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the issuance of EGC common stock pursuant to awards granted under any of the EGC stock plans and outstanding on the date of the merger agreement; or

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issuances by a wholly owned subsidiary of EGC of that subsidiary’s capital stock or other equity interests to EGC or any other wholly owned subsidiary of EGC;

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amend or propose to amend its or its subsidiaries’ articles of incorporation, bylaws or other comparable organizational documents;

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merge, consolidate or amalgamate with any person other than a wholly owned subsidiary of EGC;

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acquire or agree to acquire (including by amalgamating, merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof  (other than acquisitions of federal lease blocks);

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sell, lease, license, transfer, exchange, swap, pledge, subject to any encumbrance or otherwise dispose of, or agree to sell, lease, license, transfer, exchange, swap, pledge, subject to any encumbrance or otherwise dispose of, any of its (or their, respectively), its or their assets or properties other than any sale, lease, license, transfer, exchange, swap, pledge, encumbrance or disposition of any of the foregoing assets and properties that:

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are of obsolete or worthless equipment or hydrocarbons, crude oil and/or refined products and are made in the ordinary course of business;

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were previously disclosed to Cox; or

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involve the sales, leases, licenses, transfers, or other dispositions of any assets other than oil and gas properties with a fair market value of less than $1,000,000 in the aggregate;

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consummate, authorize, recommend, propose or announce an intention to adopt, a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;

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change in any respect its material accounting principles or methods and policies for the preparation of financial statements included in reports or registrations statements filed with the SEC, except as required by GAAP or statutory accounting requirements;

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fail to maintain insurance in at least those amounts and against at least those risks and losses as are consistent in all material respects with those entities’ past practice;

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make or rescind any election relating to taxes (including any election for any venture, partnership, limited liability company or other investment where EGC has the capacity to make that binding election, but excluding any election is required by applicable law to be made periodically and is made consistent with past practice);

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settle or compromise any proceeding relating to taxes;

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change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns that have been filed for prior taxable years;

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grant any increases in the compensation (including bonuses) or benefits payable or to become payable to any of its directors, officers or key employees (where, “key employee” means any employee whose annual base salary is equal to or greater than $100,000);

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grant any increases in the compensation (including bonuses) or benefits payable or to become payable to any of its employees who are not key employees, except for increases in the compensation or benefits of those employees made in the ordinary course of business consistent with past practice that do not, for any individual employee, exceed the rate of annual rate of inflation as determined by reference to the Consumer Price Index as published by the U.S. Bureau of Labor Statistics;

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pay or agree to pay to any director, officer or key employee, whether past or present, any material pension, retirement allowance or other employee benefit not required by any employee benefit plan existing on the date of the merger agreement;

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enter into any new, or amend any existing employee benefit plan;

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establish or become obligated under any collective bargaining agreement or employee benefit plan that was not in existence or approved by the EGC board of directors prior to the date of the merger agreement;

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fund (or agree to fund) any compensation or benefits under any employee benefit plan, including through a “rabbi” or similar trust, not required by any employee benefit plan existing on the date of the merger agreement;

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hire any new employee or independent contractor or terminate the employment or service relationship of any employee or independent contractor (other than a termination for “cause”), other than, in the case of this bullet point and of the six preceding bullet points), as required by law or for any action taken in the ordinary course of business consistent with past practice;

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enter into or amend in any manner any contract with any former or present director or officer of that party or any of its subsidiaries or with any affiliate of any of the foregoing persons or any other person covered under Item 404 of Regulation S-K promulgated by the SEC, except as permitted under the merger agreement;

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incur, create or assume any material indebtedness, or create any material encumbrances on any property or assets of EGC or any of its subsidiaries, other than permitted encumbrances, other than:

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the incurrence of indebtedness under EGC’s revolving facility under the First Lien Exit Facility in the ordinary course of business;

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indebtedness incurred in the ordinary course of business (and pre-payable without premium or penalty) related to working capital lines of credit, letters of credit, overdraft facilities, hedging transactions, bank guarantees, insurance premium financings (subject to the other restrictions contained in the merger agreement), factoring transactions and other ordinary course forms of indebtedness to the extent permitted by the First Lien Exit Facility, in an amount not to exceed $1,000,000 in the aggregate;

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indebtedness incurred by EGC that is owed to a wholly owned subsidiary of EGC or by a wholly owned subsidiary of EGC that is owed to EGC or another wholly owned subsidiary of EGC;

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trade credit provided to customers in the ordinary course of business consistent with past practice;

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the incurrence of capital lease obligations in the ordinary course of business consistent with past practice not to exceed $1,000,000; or

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the creation of any encumbrances securing any indebtedness permitted to be incurred by the five preceding bullet points;

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enter into any contract that would be a material contract;

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terminate, amend, modify or waive any material provision right or benefit of or under any material contract except where that termination, amendment, modification or waiver would not reasonably be likely to have, individually or in the aggregate, a material adverse effect;

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authorize or make capital expenditures that are, on an individual basis, in excess of  $1,000,000, except for reasonable capital expenditures to repair damage resulting from casualty events or required due to an emergency;

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settle or offer or propose to settle, any proceeding involving the payment of monetary damages by EGC or any of its subsidiaries of any amount exceeding $1,000,000 in the aggregate, and notwithstanding the foregoing, neither EGC nor any of its subsidiaries may settle or compromise any proceeding if that settlement or compromise:

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involves a conduct remedy or injunctive or similar relief; or

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involves an admission of criminal wrongdoing by EGC or any of its subsidiaries; or

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agree in writing or otherwise to take any action inconsistent with the foregoing.

In addition, Cox has agreed to specific restrictions relating to the conduct of its business between the date of the merger agreement and the effective time, including, but not limited to, the following (except as consented to in advance by EGC):
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amend or propose to amend its or its subsidiaries’ articles of incorporation, bylaws or other comparable organizational documents;

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consummate, authorize, recommend, propose or announce an intention to adopt, a plan of complete or partial liquidation, dissolution, recapitalization, scheme of arrangement or other reorganization; or

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agree in writing or otherwise to take any action inconsistent with the foregoing.

No Solicitation of Competing Proposals
Promptly after the date of the merger agreement, and as required by the merger agreement, EGC terminated all physical and electronic data access to all counterparties with respect to which EGC has discussed potential transactions that would be treated as competing proposals under the merger agreement.
From and after the date of the merger agreement and except as otherwise specifically provided for in the merger agreement, EGC is prohibited from, will cause its subsidiaries not to, and must use its commercially reasonable efforts to cause its directors, officers, employees, consultants, agents, advisors, controlled affiliates, and other representatives (collectively, the “representatives”) not to, directly or indirectly:
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initiate, solicit or knowingly encourage the making of a competing proposal;

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participate or engage in any discussions or negotiations with any person with respect to a competing proposal;

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furnish or provide any non-public information or data regarding EGC or its subsidiaries or provide access to any person to properties, assets or employees of EGC or its subsidiaries to any person who has made or informs EGC that it is considering making a competing proposal;

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withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Cox, the recommendation of the EGC board of directors that EGC’s stockholders adopt the merger agreement or publicly recommend the approval or adoption of, or publicly approve or adopt, any competing proposal (sometimes referred to in this proxy statement as an “EGC change of recommendation”); or

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enter into, any letter of intent or agreement in principal or other agreement providing for a competing proposal.

However, prior to the adoption of the merger agreement by the EGC stockholders, EGC is permitted under the merger agreement to take any or all of the actions described in the first three bullets above with any person who has made a competing proposal. Nevertheless, EGC is permitted to take those actions only if  (A) no non-public information is furnished to the party making the competing proposal until EGC receives from that party an executed confidentiality agreement that does not contain provisions that prohibit EGC from complying with the provisions of the merger agreement and (B) prior to taking any of those actions, the EGC board of directors or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that the competing proposal is, or could reasonably be expected to lead to, a superior proposal.

A “competing proposal” means any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Cox or any of its subsidiaries) involving: (i) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any person or group of any business or assets of EGC or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 20% or more of EGC’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect, (ii) any direct or indirect acquisition of beneficial ownership by any person or group of 20% or more of the outstanding shares of EGC common stock or any tender or exchange offer that, if consummated, would result in any person or group beneficially owning 20% or more of the outstanding shares of EGC common stock or (iii) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving EGC that is structured to permit any person or group to acquire beneficial ownership of at least 20% of EGC’s consolidated assets or equity interests.
A “superior proposal” means any written proposal by any person or group (other than Cox or any of its affiliates) to acquire, directly or indirectly, (i) businesses or assets of EGC or any of its subsidiaries (including capital stock of or ownership interest in any subsidiary) that generated 50% or more of EGC’s consolidated net revenue or earnings before interest, taxes, depreciation and amortization for the preceding 12 months, respectively, or (ii) more than 50% of the outstanding shares of EGC common stock, in each case, whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that, in the good faith determination of the EGC board of directors or any committee thereof, after consultation with its financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of that proposal and the person or group making that proposal, would, if consummated in accordance with its terms, result in a transaction more favorable to EGC stockholders than the merger.
The merger agreement requires EGC to advise Cox within two business days of  (i) any competing proposal, (ii) any request for non-public information or data relating to EGC or any of its subsidiaries made by any person that has made, or has informed EGC it is considering making, a competing proposal and (iii) any request for discussions or negotiations with EGC or its representatives relating to a competing proposal. EGC is also required to provide Cox, within two business days of its receipt of a competing proposal, with a copy of that competing proposal or a written summary of the material terms of that competing proposal.
Change in Board Recommendation
The EGC board of directors unanimously recommends that the EGC stockholders adopt the merger agreement. However, the merger agreement permits the EGC board of directors (or a committee thereof), at any time prior to receipt of the required EGC stockholder approval, to effect an EGC change of recommendation if, prior to taking that action, the EGC board of directors or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to take that action would be reasonably likely to be inconsistent with the EGC board of directors’ fiduciary duties to the EGC stockholders under applicable law.
Even though the merger agreement permits the EGC board of directors to effect an EGC change of recommendation under certain circumstances, an EGC change of recommendation does not necessarily permit EGC to terminate the merger agreement to accept a competing proposal. In order to terminate the merger agreement for that purpose, EGC must satisfy additional requirements. At any time prior to obtaining the required EGC stockholder approval, the EGC board of directors (or any committee thereof) may cause EGC to terminate the merger agreement in order to accept a competing proposal that the EGC board of directors determines is a superior proposal if, prior to taking that action:
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the EGC board of directors (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that the competing proposal is a superior proposal (taking into account any adjustment to the terms and conditions of the merger proposed by Cox in response to the competing proposal); and

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EGC gives notice to Cox that EGC has received that proposal, specifying the material terms and conditions of that proposal, and, that EGC intends to take that action, and either:

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Cox has not proposed revisions to the terms and conditions of the merger agreement prior to the scheduled time for the EGC special meeting or the second business day after the date on which EGC’s notice is given to Cox, whichever is earlier; or

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if Cox within the period described above has proposed revisions to the terms and conditions of the merger agreement in a manner that would form a binding contract if accepted by EGC, and the EGC board of directors (or any committee thereof), after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that the competing proposal remains a superior proposal with respect to Cox’s revised proposal.

For purposes of the process described above, each time material modifications are made to the financial terms of a competing proposal the EGC board determines to be a superior proposal, EGC must wait an additional 24 hours after notifying Cox of that modification before EGC may effect an EGC change of recommendation or terminate the merger agreement.
Efforts to Obtain Required Stockholder Votes
EGC will take all action necessary to duly give notice of, convene and hold a stockholders meeting as soon as reasonably practicable after the clearance of the proxy statement by the SEC for the purpose of obtaining stockholder approval of the adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The EGC board of directors has (i) approved and declared advisable the merger agreement, (ii) resolved to recommend adoption of the merger agreement, the merger and the other transactions contemplated by the merger agreement to EGC stockholders, and (iii) directed that the merger agreement be submitted to the EGC stockholders for adoption.
EGC is required to adjourn or postpone the EGC special meeting (i) to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the EGC stockholders or (ii) if, as of the time for which the EGC special meeting is scheduled, there are insufficient shares of EGC common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the EGC special meeting. Furthermore, EGC may adjourn or postpone the EGC special meeting if, as of the time for which the EGC special meeting is scheduled, there are insufficient shares of EGC common stock represented to obtain the required EGC stockholder approval. However, unless otherwise agreed to by the parties, the EGC special meeting may not be adjourned or postponed to a date that is more than 20 business days after the date for which the meeting was previously scheduled. EGC may not adjourn or postpone the EGC special meeting to a date on or after two business days prior to the termination date (as defined below). Nevertheless, EGC may adjourn or postpone the EGC special meeting to a date no later than the second business day after the expiration of any of the negotiation periods set forth in the merger agreement relating to EGC’s response to a competing proposal, as described above in “— Change in Board Recommendation.”
Efforts to Complete the Merger; Consents and Regulatory Approvals
The parties to the merger agreement have each agreed to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper and advisable to consummate and make effective, in the most expeditious manner practicable, the merger, including:
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the obtaining of all required consents and the taking of all commercially reasonable steps as may be required to obtain a consent from any governmental authority;

•
the obtaining of all consents from any third persons as reasonably requested by Cox, and the persons set forth in the applicable schedule of Cox’s disclosure schedule, including the exercise or use, upon the reasonable request by Cox, by EGC of all rights and remedies necessary or available under the contract under which the consent is sought (but excluding the initiation of any proceeding unless Cox and EGC mutually agree), to procure the waivers or consents to assignment set forth in that schedule of Cox’s disclosure schedule. However, in connection with obtaining those consents, EGC may not, without the prior written consent of Cox, pay or commit to pay to any person whose consent is being solicited any cash or other consideration (other than any de minimis amounts), or incur or agree to incur any non-de minimis liability for the benefit of that person in connection therewith, and none of Cox, Merger Sub or any of their respective subsidiaries will be required prior to the closing to pay or commit to pay to any person whose consent is being solicited any cash or other consideration (other than any de minimis amounts), nor incur or agree to incur any non-de minimis liability for the benefit of that person in connection therewith); and
•
the execution and delivery of any additional instruments reasonably necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

Cox has informed EGC that Cox has determined that the fair market values of EGC’s assets are below the applicable HSR Act threshold that would require the parties to make a filing under the HSR Act. Cox’s antitrust counsel has received informal interpretive advice of the Federal Trade Commission’s staff dated June 29, 2018, confirming Cox’s counsel’s interpretation. Accordingly, Cox and EGC have agreed that the closing condition relating to the HSR Act has been satisfied and that no further action needs to be taken with respect to the HSR Act.
Employee Benefits Matters
With respect to any employee benefit plan (“benefit plan”) of Cox or its subsidiaries (the “Cox group”) in which the officers and employees who are employed by EGC or any of its subsidiaries as of the effective time (the “employees”) or their respective beneficiaries and dependents are otherwise eligible to participate effective as of the effective time, Cox shall, or shall cause the surviving corporation to take commercially reasonable efforts to:
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recognize all service of those employees with EGC or any of its subsidiaries, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant, other than benefit accruals under a defined benefit pension plan or as would result in a duplication of benefits;

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waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements to the extent those conditions were waived or satisfied under similar employee benefit plans immediately prior to the effective time; and

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provide credit for any co-payments and deductibles incurred prior to the effective time for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any of those Cox benefit plans that may apply as of or following the effective time for the year in which the effective time occurs.

From and after the effective time, EGC or the surviving corporation will, and Cox will cause EGC or the surviving corporation, as applicable, to, honor, in accordance with their terms, all employment, severance, income continuity and change of control programs, plans or agreements between EGC and the employees, including bonuses, incentives, severance payments or deferred compensation in existence on the date of the merger agreement. However, the merger agreement does not prohibit Cox, EGC or the surviving corporation from amending, suspending or terminating any of those arrangements in accordance with their terms. Even so, under the terms of EGC’s severance plans, Cox will not be permitted to unilaterally amend or terminate EGC’s severance plans during the first 12 months following the effective time of the merger.
The merger agreement provisions described in this section titled “Employee Benefit Matters” are included for the sole benefit of the parties to the merger agreement and will not create any right in any other person, including any employee, former employee, or any participant in any employee benefit plan (or beneficiary thereof), including any right to continued (or resumed) employment with Cox, the surviving corporation or any of their respective subsidiaries for any specified period of any nature or kind whatsoever. No provision described in this section constitutes an amendment of, or an undertaking to amend, any employee benefit plan of EGC or its subsidiaries or any employee benefit plan of the Cox group, or limit Cox’s or the surviving corporation’s power to amend or terminate any particular employee benefit plan of EGC or its subsidiaries or any employee benefit plan of the Cox group or require (and EGC will take no action that would require) Cox or surviving corporation to continue any particular employee benefit plan of EGC or its subsidiaries or any employee benefit plan of the Cox group.

Treatment of EGC Equity Awards
EGC RSUs.   At or immediately prior to the effective time, any restrictions applicable to each EGC RSU outstanding as of the effective time, whether or not subject to service-based or performance-based vesting conditions, issued pursuant to the EGC stock plans will, by virtue of the merger and without any action on the part of the holder of that EGC RSU, lapse with the result that all of those outstanding EGC RSUs will be fully vested, with the performance conditions deemed achieved at target. As a result of the merger, each EGC RSU will be cancelled and converted into the right to receive the merger consideration, multiplied by the number of shares of EGC common stock subject to that EGC RSU, less applicable taxes as soon as reasonably practicable, but in no event later than 30 days, after the effective time (or any later date required by the Code).
All payments with respect to EGC RSUs will be made through the surviving corporation’s payroll system, and the surviving corporation will be entitled to deduct and withhold from the consideration otherwise payable to any holder of an EGC RSU pursuant to the merger agreement any amount required to be deducted and withheld with respect to the making of that payment under applicable law, including taxes. To the extent that amounts are so properly deducted and withheld by the surviving corporation, those amounts will be treated for all purposes of the merger agreement as having been paid to the holder of EGC RSU for which that deduction and withholding were made by the surviving corporation. No interest will be paid or accrue on the amounts payable pursuant to this section in respect of any EGC RSU.
Stock Options.   Each outstanding stock option granted under the EGC stock plans has a per share exercise price that is greater than the merger consideration. Therefore, at or immediately prior to the effective time, each outstanding option for the purchase of EGC common stock issued pursuant to any EGC stock plan outstanding (whether or not then vested or exercisable), by virtue of the occurrence of the closing of the merger and without any action on the part of the holder, will be cancelled for no consideration and the holder shall have no further rights with respect to that EGC stock option.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to:
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confidentiality and, subject to applicable law, reasonable access to information about EGC and its subsidiaries, including but not limited to, their employees, properties, offices and other facilities, as well as their books, records, contracts and documents;

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cooperation between Cox and EGC in the preparation of this proxy statement;

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the cooperation and use of each party’s commercially reasonable efforts to defend against and respond to any proceeding that questions the validity or legality of the transactions or seeks damages in connection therewith;

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the issuing of any press release or other public statements with respect to the merger agreement or the transactions contemplated by the merger agreement, including, subject to applicable law and stock exchange listing requirements, requiring consultation with the other party;

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subject to applicable law, the obligation to confer with the other party, report on operational matters and promptly advise the other party of any change or event having, or that would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to any party;

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EGC’s obligation not to adopt any stockholder rights plan, “poison pill,” anti-takeover plan or other similar device unless EGC takes all necessary action to render that device inapplicable to the merger agreement and the transactions contemplated by the merger agreement, and in the event that any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination,” anti-takeover or other similar statute, rule or regulation enacted under state or federal laws in the United States may become or may purport to be applicable to EGC is applicable to the merger agreement or the transactions contemplated by the merger agreement, the obligation of each of EGC and Cox to grant those approvals and take those actions as are reasonably necessary so that the transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated in the merger agreement and otherwise act to eliminate or minimize the effects of that statute or regulation on the transactions contemplated by the merger agreement; and
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the de-listing from the NASDAQ Global Select Market, and the de-registering under the Exchange Act, of the EGC common stock as soon as practicable following the effective time.

Cox has also agreed not to, for six years after the effective time, repeal or otherwise modify the surviving corporation’s certificate of incorporation or bylaws in any manner that would affect adversely the rights of any indemnified person to indemnification, exculpation and advancement except to the extent required by law. Cox has further agreed to maintain officers’ and directors’ liability insurance, on behalf of EGC’s current and former directors and officers, in an amount and scope at least as favorable as EGC’s existing director and officer liability policies. Notwithstanding the foregoing, the surviving corporation will not be required to pay more than 300% of the last annual premium paid by EGC for the six years of coverage. However, if the cost of that director and officer insurance is greater than the 300% cap, Cox will purchase as much coverage as is reasonably obtainable for a premium equal to the cap.
Conditions to Completion of the Merger
The obligations of Cox, EGC and Merger Sub to consummate the merger are subject to the satisfaction or waiver of the following conditions on or prior to the closing date, any or all of which may be waived by the parties to the merger agreement, in whole or in part, to the extent permitted by applicable law:
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the adoption of the merger agreement by the affirmative vote of holders of at least two-thirds of the issued and outstanding shares of EGC common stock;

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the expiration of any waiting periods or the receipt of any approvals required to be obtained for the consummation of the merger and the other transactions contemplated by the merger agreement under any applicable laws (as described in the section titled “The Merger — Regulatory Clearances Required for the Merger” on page 61, Cox and EGC have agreed that the closing condition relating to the HSR Act has been satisfied); and

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the absence of any laws, temporary restraining orders, preliminary or permanent injunctions or other orders that have the effect of making the merger illegal or otherwise prohibiting consummation of the merger.

In addition, the obligations of Cox and Merger Sub to consummate the merger are further subject to the satisfaction or waiver of the following conditions at the closing date:
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each of the representations and warranties of EGC set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, unless otherwise specified, except for those failures to be true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) that has not had and could not be reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to EGC. However, this materiality qualifier will not apply to EGC’s representations and warranties regarding (A) organization, standing and power, (B) authority, (C) this proxy statement, (D) absence of certain changes since December 31, 2017, (E) title to oil and gas properties, (F) the opinion of financial advisor and (G) brokers;

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EGC having performed or complied with, in all material respects, all obligations required to be performed or complied with by it under the merger agreement;

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absence of any event, change or development after the date of the merger agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to EGC;

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absence of any proceeding by any governmental authority in which that governmental authority is (i) challenging or seeking to make illegal, to delay materially or otherwise restrain or prohibit the consummation of the transactions contemplated by the merger agreement, (ii) seeking to prohibit or limit in any material respect Cox’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to EGC capital stock, or (iii) seeking to compel EGC, Cox or any of their subsidiaries to dispose of or hold separate any material assets as a result of any of the transactions contemplated by the merger agreement;

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the aggregate number of shares of EGC common stock properly demanding appraisal not exceeding 10% of the shares of EGC common stock outstanding as of the record date for the EGC special meeting; and

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the receipt of a certificate executed by EGC’s chief executive officer or chief financial officer as to the satisfaction of the conditions described in the preceding six bullets.

In addition, the obligation of EGC to consummate the merger is subject to the satisfaction or waiver of the following conditions at the closing date:
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each of the representations and warranties of Cox and Merger Sub set forth in the merger agreement being true and correct as of the date of the merger agreement and as of the closing date as though made on and as of the closing date, unless otherwise specified, except for those failures to be true and correct (without regard to qualification or exceptions contained therein as to materiality or material adverse effect) that have not had and could not be reasonably expected to have, individually or in the aggregate, a material adverse effect with respect to Cox;

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Cox and Merger Sub each having performed or complied with, in all material respects, all obligations required to be performed by it under the merger agreement;

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absence of any event, change or development after the date of the merger agreement that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect with respect to Cox; and

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the receipt of a certificate executed by an executive officer of Cox as to the satisfaction of the conditions described in the preceding three bullets.

Termination of the Merger Agreement
The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, whether before or after the receipt of the required stockholder approvals, under the following circumstances:
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by mutual written consent of Cox and EGC (in the case of EGC, duly authorized by the EGC board of directors or any of its committees);

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by either Cox or EGC:

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if  (i) any governmental authority has issued any order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and that order or other action has become final and nonappealable or (ii) any law has been adopted that makes consummation of the merger illegal or otherwise prohibited. However, this right to terminate the merger agreement will not be available to any party whose failure to comply with any material covenant or agreement under the merger agreement has been the cause of, or resulted in, the action or event described in this paragraph;

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if the merger has not been consummated by 5:00 p.m., Houston time, on November 15, 2018 (the “termination date”). However, this right to terminate the merger agreement will not be available to any party whose failure to fulfill any material covenant or agreement under the merger agreement has been the cause of or resulted in the failure of the merger to occur on or before the termination date;

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upon a breach by the other party of any representation, warranty, covenant or other agreement contained in the merger agreement that would result in the failure of one of certain conditions to the terminating party’s obligations to complete the merger, if that breach is (i) continuing as of the closing date and (ii) cannot be or has not been cured within 30 days after written notice thereof to the breaching party (or, if earlier, has not been cured by the termination date) (any breach of that type, a “terminable breach”). However, this right to terminate the merger agreement is not available to any party that is itself in terminable breach of any representation, warranty, covenant or other agreement in the merger agreement;

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if the required EGC stockholder approval shall not have been obtained upon a vote held at a duly held EGC special meeting, or at any adjournment or postponement thereof. However, this termination right will not be available to EGC if the failure to obtain the required EGC stockholder approval was the result of EGC’s breach or failure to perform in any material respect any of its obligations under the merger agreement relating to the preparation or filing of this proxy statement or the calling or conduct of the EGC special meeting;

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by Cox if the EGC board of directors of makes an EGC change of recommendation; or

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by EGC, prior to receipt of the EGC stockholder approval, in order to enter into a definitive agreement with respect to a superior proposal, but only if EGC (i) tenders the required termination fee to Cox contemporaneously with that termination and (ii) has complied in all material respects with its obligations under the merger agreement relating to that superior proposal.

Specific Performance
The parties to the merger agreement agreed that irreparable damage would occur in the event that any of the provisions of the merger agreement were not performed in accordance with the terms thereof or were otherwise breached. Each party agreed that, in the event of any breach or threatened breach of the merger agreement, the non-breaching party will be entitled, in addition to any other remedy that may be available to it whether in law or equity, including monetary damages (but only to the extent expressly limited by the merger agreement) to seek and obtain in the courts (i) a decree or order of specific performance to enforce the observance and performance of that covenant or obligation, and (ii) an injunction restraining that breach or threatened breach. Each party further agreed not to assert that any of those remedies is unenforceable, invalid, contrary to law or inequitable for any reason, nor to object to any of those remedies on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party further acknowledged and agreed that the right to seek and obtain specific performance in the event of a breach of the merger agreement is an integral part of the transactions contemplated by the merger agreement and that, without that right, the other parties would not have entered into the merger agreement.
Effect of Termination
If the merger agreement is terminated by any party in accordance with its terms, the merger agreement will become void and there will be no liability or obligation on the part of any party thereto, except with respect to: (i) the provision setting forth the effect of termination; (ii) breaches of the confidentiality agreement between EGC and Cox and the unauthorized use of information for purposes unrelated to the transactions under the merger agreement; (iii) the payment of any termination fees or expenses; and (iv) the general provisions of the merger agreement governing, among other things, choice of law, waiver of jury trial and the rights of the parties to specific performance. However, neither any such termination nor any provision of the merger agreement will relieve any party from liability for any damages for a willful and material breach of the merger agreement (including, in the case of EGC, damages based on the consideration that would have otherwise been payable to EGC’s stockholders), damages arising from a willful and material breach of any covenant, agreement or obligation in the merger agreement or fraud. Therefore, in the event that all closing conditions were satisfied (other than those customarily satisfied at closing), but Cox or EGC breached its obligation to consummate the merger, the non-breaching party would be entitled to specific performance, as described above, or to seek actual damages up to $35,000,000 in the aggregate. The parties have agreed that in no event will the total amount of monetary damages for which Cox or EGC would be liable under the merger agreement be greater than $35,000,000.
Termination Fees and Expenses
In the following circumstances, a termination fee may be owed by EGC to Cox. For this purpose, the “termination fee” will be $8,000,000 and the “reimbursement amount” will mean the documented out-of-pocket costs expenses incurred by Cox in connection with the negotiation, execution and performance of the merger agreement and the transactions, subject to a cap of  $2,000,000.
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If Cox terminates the merger agreement because, prior to obtaining the approval of the EGC stockholders, the EGC board of directors makes an EGC change of recommendation (including in connection with a superior proposal), then EGC will pay Cox the termination fee;

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If EGC terminates the merger agreement in order to accept a superior proposal, then EGC will pay Cox the termination fee;

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If either Cox or EGC terminates the merger agreement because EGC failed to obtain the required approval from the EGC stockholders, then EGC will reimburse Cox for its reimbursable expenses up to the reimbursement amount;

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If Cox terminates the merger agreement as a result of EGC’s terminable breach of any representation, warranty, covenant or other agreement, then EGC will reimburse Cox for its reimbursable expenses up to the reimbursement amount.

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If  (i) Cox terminates the merger agreement because the merger has not been consummated on or before the November 15, 2018 termination date and (ii) on or before the date that Cox terminates the merger agreement, a competing proposal has been announced, disclosed or otherwise communicated to the EGC board of directors, then EGC will reimburse Cox for its reimbursable expenses up to the reimbursement amount;

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If each of the three following conditions are met, then EGC will pay Cox the termination fee:

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If  (i) either EGC or Cox terminates the merger agreement because the merger has not been consummated on or before the November 15, 2018 termination date, (ii) Cox terminates the merger agreement as a result of EGC’s terminable breach of any representation, warranty, covenant or other agreement or (iii) either Cox or EGC terminates the merger agreement because EGC failed to obtain the required approval from the EGC stockholders;

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on or before the date of the merger agreement is terminated, a competing proposal has been announced, disclosed or otherwise communicated to the EGC board of directors; and

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within 12 months after the merger agreement is terminated, EGC enters into a definitive agreement with respect to that competing proposal or consummates that competing proposal.

In no event shall Cox be entitled to receive more than one payment of a termination fee and one payment of the reimbursement amount. Except as provided above, each party to the merger agreement will pay its own costs and expenses in connection with negotiating the merger agreement and consummating the transactions contemplated by the merger agreement.
Amendments, Extensions and Waivers
Prior to obtaining EGC stockholder approval, the merger agreement may be amended at any time by all parties thereto. Following the obtaining of EGC stockholder approval, no amendment to the merger agreement will be effective if that amendment would require by law the further approval by the EGC stockholders without first obtaining that further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.
At any time prior to the effective time, the parties to the merger agreement, by action taken or authorized by their respective boards of directors, may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement; (ii) waive any inaccuracies in the representations and warranties contained in or in any document delivered pursuant to the merger agreement; and (iii) waive compliance with any of the agreements, covenants or conditions contained in the merger agreement. Any agreement by a party to the merger agreement to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of that party.
No Third Party Beneficiaries
While the merger agreement is not intended to confer upon you or any person other than EGC, Cox and Merger Sub any rights or remedies under or by reason of the merger agreement, it provides limited exceptions. EGC and any of its subsidiaries’ directors and officers will continue to have the right to indemnification and liability insurance coverage for a period of time after the completion of the merger and these rights may be enforced by those officers and directors.

PROPOSALS FOR THE EGC SPECIAL MEETING
EGC Proposal 1 — Merger Agreement
For a summary and detailed information regarding this proposal, see the information about the merger agreement throughout this proxy statement, including the information set forth in section titled “The Merger Agreement” beginning on page 64. A copy of the merger agreement is attached as Annex A to this proxy statement.
Under the merger agreement, approval of this proposal is a condition to the completion of the merger. If the proposal is not approved, the merger with Cox and the transactions will not be completed even if the other proposals related to the transactions are approved.
Adoption of the merger agreement requires the affirmative vote, in person or by proxy, of the holders of two-thirds of the issued and outstanding shares of EGC common stock entitled to vote at the EGC special meeting. Failures to vote, broker non-votes and abstentions will have the same effect as a vote “AGAINST” the approval of such proposal.
The EGC board of directors has unanimously adopted and approved the merger agreement, has determined that the merger and the transactions contemplated thereby are in the best interests of the EGC stockholders and unanimously recommends that EGC stockholders vote “FOR” the proposal to adopt the merger agreement.
EGC Proposal 2 — Advisory (Non-Binding) Vote on Compensation
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires EGC to provide its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger and the other transactions contemplated by the merger agreement, including the compensation table and the related narrative named executive officer compensation disclosures set forth in “The Merger — Interests of EGC Directors and Executive Officers in the Merger” beginning on page 55. This vote is commonly referred to as a “golden parachute say on pay” vote. Accordingly, EGC’s stockholders are being provided with the opportunity to cast an advisory vote on these change of control payments.
Because the vote is advisory, the vote on this proposal is not binding on EGC or the EGC board of directors. Furthermore, approval of this proposal is not a condition to completion of the merger.
EGC is seeking approval of the following resolution at the EGC special meeting:
“RESOLVED, that EGC’s stockholders approve, on an advisory (non-binding) basis, the compensation of EGC’s named executive officers that is based on or otherwise relates to the proposed merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of EGC Directors and Executive Officers in the Merger” (which disclosure includes the compensation table and related narrative named executive officer compensation disclosures required pursuant to Item 402(t) of Regulation S-K).”
Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger requires the affirmative vote of the holders of a majority of the issued and outstanding shares of EGC common stock present, in person or by proxy, at the EGC special meeting and entitled to vote thereon which has actually been voted, assuming there is a quorum. If you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal.
The EGC board of directors unanimously recommends that you vote “FOR” approval on an advisory (non-binding) basis, of the compensation that may be paid or become payable to EGC’s named executive officers that is based on or otherwise relates to the proposed merger.

EGC Proposal 3 — Possible Adjournment of the EGC Special Meeting
If EGC fails to receive a sufficient number of votes to approve EGC Proposal 1, EGC may propose to adjourn the EGC special meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve EGC Proposal 1. EGC currently does not intend to propose adjournment of the EGC special meeting if there are sufficient votes to approve EGC Proposal 1. The proposal to adjourn the EGC special meeting, if necessary or appropriate, to solicit additional proxies requires the approval of a majority of the issued and outstanding shares of EGC common stock present, in person or by proxy, at the EGC special meeting and entitled to vote thereon which has actually been voted, regardless of whether a quorum is present. If you attend the EGC special meeting or are represented by proxy and, in either case, abstain from voting, that abstention will have the same effect as voting “AGAINST” this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal. EGC’s bylaws permit the chairman of the board to adjourn the meeting without a stockholder vote, regardless of whether a quorum is present.
The EGC board of directors unanimously recommends that you vote “FOR” the proposal to adjourn the EGC special meeting, if necessary or appropriate, to solicit additional proxies.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) and “non-U.S. holders” (as defined below) of EGC common stock whose shares are converted into the right to receive the merger consideration pursuant to the merger. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax issues discussed in this section, however, and, as a result, there can be no assurance that the IRS will not successfully challenge the conclusions reached in this section.
This discussion is based on the provisions of the Code, applicable U.S. Treasury Regulations, judicial opinions, and administrative rulings and published positions of the IRS, each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax imposed pursuant to Section 1411 of the Code, nor does it address any tax considerations under state, local or foreign tax laws or U.S. federal laws other than those pertaining to U.S. federal income tax (e.g., U.S. estate or gift tax laws).
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of EGC common stock that is, for U.S. federal income tax purposes:
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an individual citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust that (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “non-U.S. holder” means a beneficial owner of EGC common stock that is an individual, corporation, estate or trust that is not a U.S. holder.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of EGC common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding shares of EGC common stock are encouraged to consult their tax advisors.
This discussion applies only to holders of EGC common stock that hold such shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of EGC common stock in light of its particular circumstances, or that may apply to a holder of EGC common stock that is subject to special treatment under the U.S. federal income tax laws, including, for example, insurance companies; controlled foreign corporations; passive foreign investment companies; holders who hold their shares of EGC common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States; dealers or brokers in securities or foreign currencies; traders in securities who elect the mark-to-market method of accounting; holders subject to the alternative minimum tax; holders that have a functional currency other than the U.S. dollar; tax-exempt organizations, retirement plans, individual retirement accounts and other tax-deferred accounts; governmental agencies or instrumentalities; banks and certain other financial institutions; mutual funds; regulated investment companies; real estate investment trusts; persons who are former citizens or former long-term residents of the United States (U.S. expatriates); partnerships, S corporations, or other pass-through entities or investors in partnerships or such other entities; holders who hold shares of EGC common stock as part of a hedge, straddle, constructive sale, conversion transaction or other risk reduction transaction; or holders who acquired their shares of EGC common stock through the exercise of employee stock options or other compensation arrangements.

U.S. Holders
Tax Consequences of the Merger to U.S. Holders
The receipt of the merger consideration by U.S. holders in exchange for shares of EGC common stock pursuant to the merger will be a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives the merger consideration in exchange for shares of EGC common stock pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. holder’s adjusted tax basis in its shares of EGC common stock.
If a U.S. holder’s holding period in the shares of EGC common stock it surrenders in the merger is greater than one year as of the effective time, the gain or loss will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at reduced preferential rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of EGC common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of EGC common stock.
Information Reporting and Backup Withholding Applicable to U.S. Holders
Information reporting and backup withholding (at a current rate of 24%) may apply to the proceeds received by a U.S. holder pursuant to the merger. Backup withholding will not apply, however, to a U.S. holder that (i) is a corporation or entity that is otherwise exempt from backup withholding (which, when required, certifies as to its status) or (ii) furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Non-U.S. Holders
Tax Consequences of the Merger to Non-U.S. Holders
The receipt of the merger consideration by non-U.S. holders in exchange for shares of EGC common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:
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the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year of the merger and certain other conditions are met;

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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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EGC is or has been a United States real property holding corporation, as that term is defined in Section 897(c) of the Code, or “USRPHC,” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period that the non-U.S. holder holds shares of EGC common stock.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax at a flat rate of 30% (unless an applicable income tax treaty provides an exemption or lower rate), on any gain recognized, which may be offset by U.S.-source capital losses.
A non-U.S. holder whose gain is described in the second bullet point above generally will be taxed on such gain on a net income basis at the same graduated rates generally applicable to U.S. holders. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. EGC believes that it currently is a USRPHC for U.S. federal income tax purposes. However, provided its common stock is ‘‘regularly traded on an established securities market’’ at the effective time, a non-U.S. holder will be taxable on gain recognized pursuant to the merger as a result of EGC’s status as a USRPHC only if the non-U.S. holder actually or constructively owns, or owned at any time during the five-year period ending on the date of the merger or, if shorter, the non-U.S. holder’s holding period for its EGC common stock, more than 5% of the shares of EGC common stock. EGC believes that shares of its common stock are considered to be regularly traded on an established securities market for purposes of the foregoing rules.
Information Reporting and Backup Withholding Applicable to Non-U.S. Holders With Respect to the Merger
Payments made pursuant to the merger to a non-U.S. holder by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a rate of 24%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on IRS Form W-8BEN, W-8BEN-E (or another appropriate version of IRS Form W-8) and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption. Payments effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to payments effected through a U.S. office of a broker.
Backup withholding is not an additional tax and will be creditable against a non-U.S. holder’s U.S. federal income tax liability (if any), provided the required information is given to the IRS in a timely manner. If backup withholding results in an overpayment of tax, a non-U.S. holder may obtain a refund by filing a U.S. federal income tax return in a timely manner. Non-U.S. holders are encouraged to consult their tax advisors as to qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
Holders of EGC common stock are encouraged to consult their own tax advisors to determine the specific tax consequences to them of the merger, including the effect of any federal, state, local, foreign or other tax laws.

APPRAISAL RIGHTS
Under Delaware law, holders of shares of EGC common stock are entitled to appraisal rights in connection with the merger, but only if those holders comply with the requirements set forth in Section 262 of the DGCL. If the merger is completed, holders of shares of EGC common stock immediately prior to the effective time who did not vote in favor of the merger and who otherwise comply with the requirements set forth in Section 262 of the DGCL will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. If the holders of more than 10% of the outstanding shares of EGC common stock properly demand appraisal (and have complied in all respects with, and have otherwise taken all the steps required by, Section 262 of the DGCL), then Cox will not be required to consummate the merger.
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached to this proxy statement as Annex C and incorporated herein by reference. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares of EGC common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. A person having a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to properly demand and perfect appraisal rights. EGC stockholders should carefully review the full text of Section 262 of the DGCL set forth in Annex C as well as the information discussed below. If you hold your shares of EGC common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee.
Under the DGCL, if the merger is completed, holders of shares of EGC common stock immediately prior to the effective time who (i) did not cast their vote in favor of the merger; (ii) follow the procedures set forth in Section 262 of the DGCL; and (iii) do not thereafter withdraw their demand for appraisal of those shares or otherwise lose their appraisal rights, in each case, in accordance with the DGCL, will be entitled to have those shares appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by that court, together with interest, if any, to be paid upon the amount determined to be the fair value. The “fair value” could be greater than, less than or the same as the merger consideration of  $9.10 per share of EGC common stock that you are otherwise entitled to receive under the terms of the merger agreement.
Under Section 262 of the DGCL, EGC is required, not less than 20 days before the EGC special meeting to vote on the merger to notify each of the holders of any class or series of its stock who are entitled to appraisal rights that appraisal rights are available for any or all of those shares, and is required to include in the required notice a copy of Section 262. This proxy statement constitutes a formal notice of appraisal rights under Section 262 of the DGCL. Any holder of shares of EGC common stock who wishes to exercise appraisal rights, or who wishes to preserve that holder’s right to do so, should review the following discussion and Annex C carefully. Strict compliance with the statutory procedure in Section 262 is required. Failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.
Any EGC stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.
To exercise appraisal rights with respect to your shares of EGC common stock, you must:
•
deliver to EGC a written demand for appraisal of your shares before the taking of the vote on the proposal to adopt the merger agreement at the EGC special meeting, as described further below under “— Written Demand by the Record Holder” beginning on page 86;

•
NOT vote your shares of EGC common stock in favor of the merger;

•
continuously hold your shares of EGC common stock through the date the merger is completed; and

•
otherwise comply with the procedures set forth in Section 262.

Written Demand by the Record Holder
All written demands for appraisal should be addressed to Energy XXI Gulf Coast, Inc., 1021 Main, Suite 2626 Houston, Texas 77002, Attention: Corporate Secretary. A demand will be sufficient if it reasonably informs EGC of the identity of the EGC stockholder and that the EGC stockholder intends thereby to demand appraisal of that EGC stockholder’s shares. Under Section 262 of the DGCL, a proxy or vote against the merger does not constitute such a demand.
The written demand for appraisal must be executed by or for the record holder of shares, fully and correctly, as the holder’s name appears on the certificate(s) for the shares of EGC common stock owned by that holder or in the stock ledger, and in the case of uncertificated shares, should specify the EGC stockholder’s mailing address and the number of shares registered in the EGC stockholder’s name. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record. However, the agent must identify the record owner(s) and expressly disclose the fact that, in executing the demand, the agent is acting as agent for all of the record owner(s).
A beneficial owner of shares of EGC common stock held in “street name” who wishes to exercise appraisal rights should take those actions that may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of the shares. If the shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of those shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the record holder. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the record holder of the shares, which may be a central securities depository nominee if the shares have been so deposited.
Filing a Petition for Appraisal
Within 120 days after the effective time, but not thereafter, the surviving corporation (which, in this case, will be EGC), or any holder of shares of EGC common stock who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all holders who did not adopt the merger and demanded appraisal of those shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all holders of shares who had previously demanded appraisal of their shares. EGC is under no obligation to, and has no present intention to, file a petition, and holders should not assume that EGC will file a petition or that it will initiate any negotiations with respect to the fair value of shares of EGC common stock. Accordingly, it is the obligation of the holders of shares to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.
Within 120 days after the effective time, any holder of shares of EGC common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. That statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the requirement that a demand for appraisal must be made by or on behalf of the record owner of shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of that person, and as to which demand has been properly made and not effectively withdrawn, may, in that person’s own name, file a petition for appraisal or request from the surviving corporation the statement described in this paragraph.

Upon the filing of a petition for appraisal by any such holder of shares, a copy of the petition must be served on the surviving corporation, which will then be obligated within 20 days after service to file with the Register in Chancery of the Court of Chancery of the State of Delaware (which we refer to as the “Delaware Register in Chancery”) a duly verified list (which we refer to as the “verified list”) containing the names and addresses of all EGC stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares has not been reached.
After notice to the EGC stockholders as required by the Delaware Court of Chancery, the Court of Chancery is empowered to conduct a hearing on the petition to determine those EGC stockholders who have complied with Section 262 of the DGCL and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the EGC stockholders who demanded payment for their shares of EGC common stock to submit their stock certificates to the Delaware Register in Chancery for notation on the certificates of the pendency of the appraisal proceeding. If any EGC stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to that EGC stockholder. In addition, the Delaware Court of Chancery will dismiss the proceedings as to all holders of those shares who are otherwise entitled to appraisal rights unless (1) the total number of shares of EGC common stock entitled to appraisal exceeds one percent of the outstanding shares of EGC common stock, or (2) the value of the consideration provided in the merger for the total number of shares of EGC common stock entitled to appraisal exceeds $1,000,000.
Determination of Fair Value
After the Delaware Court of Chancery determines which EGC stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each EGC stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of  (a) the difference, if any, between the amount so paid and the fair value of the shares of EGC common stock as determined by the Delaware Court of Chancery and (b) the interest theretofore accrued, unless paid at that time.
In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Court of Chancery must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that that exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from that accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
EGC stockholders considering appraisal should be aware that the fair value of their shares of EGC common stock as so determined could be more than, the same as or less than the merger consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL. Although EGC believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery. Neither Cox nor EGC anticipates offering more than the merger consideration to any EGC stockholder exercising appraisal rights, and Cox and EGC reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the fair value of a share of EGC common stock is less than the merger consideration.
Upon application by the surviving corporation or by any holder of shares of EGC common stock entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the EGC stockholders entitled to an appraisal. Any EGC stockholder whose name appears on the verified list and, if that stockholder’s shares are represented by certificates and if so required, who has submitted that stockholder’s certificates of stock to the Delaware Register in Chancery, may participate fully in all proceedings until it is finally determined that that stockholder is not entitled to appraisal rights. The Court of Chancery will direct the payment of the fair value of the shares of EGC common stock, together with interest, if any, by the surviving corporation to the EGC stockholders that is entitled to the payment. Payment will be so made to each such EGC stockholder upon the surrender to the surviving corporation of that stockholder’s certificates. The Court of Chancery’s decree may be enforced as other decrees in the Court of Chancery may be enforced.
The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. Upon application of an EGC stockholder, the Court of Chancery may order all or a portion of the expenses incurred by an EGC stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares of EGC common stock entitled to appraisal. In the absence of an order, each party bears its own expenses, including attorneys’ fees and the fees and expenses of experts.
Any EGC stockholder who has duly demanded and perfected appraisal rights for shares of EGC common stock in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote those shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of EGC common stock as of a date or time prior to the effective time.
At any time within 60 days after the effective time, any EGC stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw that stockholder’s demand for appraisal and to accept the terms offered in the merger. After this period, the EGC stockholder may withdraw its demand for appraisal only with EGC’s consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time, EGC stockholders’ rights to appraisal shall cease, and all holders of shares of EGC common stock will be entitled to receive the merger consideration. Because EGC is not required file such a petition and does not currently intend to do so, any holder of shares of EGC common stock who wants a petition for appraisal to be filed should file its own petition on a timely basis. Any EGC stockholder may withdraw its demand for appraisal by delivering to EGC a written withdrawal of its demand for appraisal and acceptance of the merger consideration, except that (i) any such attempt to withdraw made more than 60 days after the effective time will require written approval of EGC and (ii) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any EGC stockholder without the approval of the Delaware Court of Chancery, and that approval may be conditioned upon any terms that the Delaware Court of Chancery deems just. However, any EGC stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw its demand for appraisal and accept the terms offered upon the merger within 60 days after the effective time.
If you wish to exercise your appraisal rights, you must not vote your shares of EGC common stock in favor of the merger, and you must comply with the procedures set forth in Section 262 of the DGCL. If you fail to take any required step in connection with the exercise of appraisal rights, it will result in the termination or waiver of your appraisal rights.

The foregoing summary of the rights of EGC stockholders to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by EGC stockholders desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex C to this proxy statement.

MARKET PRICES AND DIVIDEND DATA
Prior to emergence from chapter 11 bankruptcy, the common stock of EXXI Ltd, our predecessor, was listed on the NASDAQ under the symbol “EXXI.” As a result of filing of its chapter 11 bankruptcy petitions, EXXI Ltd’s common stock was suspended from trading on the NASDAQ on April 25, 2016 and was formally delisted on May 19, 2016. From April 25, 2016 through emergence from chapter 11 on December 30, 2016, trading in EXXI Ltd’s common stock was reported on the OTC Markets Group Inc.’s Pink Open Market under the symbol “EXXIQ.” On December 30, 2016, EXXI Ltd’s common shares were removed from the OTC Market.
On February 28, 2017, pursuant to EGC’s satisfaction of all the listing requirements, the EGC common stock began trading on the NASDAQ under the symbol “EXXI” at the opening of business. To better reflect our corporate identity as Energy XXI Gulf Coast, Inc., on March 16, 2018, we announced the change of our NASDAQ ticker symbol for our common stock from “EXXI” to “EGC.” The EGC common stock began trading on the NASDAQ under the symbol “EGC” at the opening of business on March 21, 2018. The following table sets forth, for the periods indicated, the range of the high and low sales prices of our common stock as reported on the NASDAQ or OTC Markets Group Inc.’s Pink Open Market, as applicable.
	Unrestricted Common Stock of EXXI Ltd
	High	Low
Fiscal Year 2016
First Quarter	$2.49	$0.95
Second Quarter	2.30	1.00
Third Quarter	1.38	0.33
April 1, 2016 to April 24, 2016	0.71	0.13
April 25, 2016 to June 30, 2016	0.14	0.04
Transition Period Ended December 31, 2016
Quarter Ended September 30, 2016	0.06	0.02
Quarter Ended December 31, 2016	0.22	0.02
	EGC Common Stock
	High	Low
Year Ended December 31, 2017
First Quarter	$35.96	$23.00
Second Quarter	30.30	17.92
Third Quarter	21.17	9.79
Fourth Quarter	11.09	4.74
Year Ended December 31, 2018
First Quarter	8.14	3.41
Second Quarter	9.12	3.45
Third Quarter (through July 12, 2018)	9.26	8.82
On July 12, 2018, the latest practicable trading day, the closing price for the EGC common stock on the NASDAQ was $9.01 per share. You are encouraged to obtain current market quotations for the EGC common stock.
Following the merger, there will be no further market for the EGC common stock and it will be delisted from the NASDAQ and deregistered under the Exchange Act.

EGC Stockholder Information
As of July 12, 2018, there were 33,396,563 issued and outstanding shares of EGC common stock, and there were 38 EGC stockholders of record.
Dividend Information
EGC does not anticipate any cash dividends or other distributions to be paid with respect to EGC common stock in the foreseeable future. Under the terms of the merger agreement, EGC is not permitted to pay any dividends or make any distributions without Cox’s prior written consent. Furthermore, EGC is restricted from paying any dividends or making any distributions under the terms of the First Lien Exit Facility.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth as of July 10, 2018 the number and percentage of outstanding shares of EGC common stock that, according to the information available to us, were owned by (1) each of our directors, (2) each of our executive officers who are our named executive officers for whom we provided compensation information in EGC’s proxy statement for EGC’s 2018 annual meeting of stockholders, (3) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of EGC common stock and (4) all of our directors and executive officers as a group.
For purposes of the table below, we deem EGC common stock subject to options, warrants, restricted stock units that are currently exercisable or exercisable within 60 days of July 10, 2018 (or with respect to which the holder otherwise has the right to receive shares now or during that 60 day period) to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all shares of the EGC common stock beneficially owned by them, subject to community property laws, where applicable. As described in the notes to the following table, the named executive officers disclosed in EGC’s proxy statement relating to EGC’s 2018 annual meeting of stockholders include five former executive officers, none of whom has been an EGC officer or employee during 2018. Therefore, those former executive officers are not included in the entry to the following table titled “All directors and executive officers as a group.” Except as expressly stated otherwise, the address for the beneficial owners listed below is: Energy XXI Gulf Coast, Inc., 1021 Main, Suite 2626, Houston, Texas 77002.
Name and Address of Beneficial Owner	No. of Shares of EGC common stock	Percent of Class
Oaktree Capital Management, L.P., et al.(1) 333 S. Grand Avenue, 28th Floor, Los Angeles, CA 90071	3,998,251	12.0%
Chicago Capital Management, LLC(2) 311 South Wacker Drive, Suite 6025, Chicago, IL 60606	1,752,615	5.3%
Michael S. Bahorich, Director(3)	27,005	*
Douglas E. Brooks, CEO, President & Director(4)	125,332	*
T.J. Thom Cepak, Chief Financial Officer	9,000	*
Gabriel L. Ellisor, Director(5)	8,376	*
Gary C. Hanna, Director(6)	11,275	*
Scott Heck, Chief Operating Officer(7)	24,087	*
Stanford Springel, Director(8)	15,622	*
Charles W. Wampler, Director(9)	27,005	*
Michael S. Reddin, Former Chief Executive Officer(10)	—	—
John D. Schiller, Jr., Former Chief Executive Officer(11)	—	—
Hugh A, Menown, Former Chief Financial Officer(12)	—	—
Bruce W. Busmire, Former Chief Financial Officer(13)	—	—
Antonio de Pinho, Former Chief Operating Officer(14)	—	—
All directors and executive officers as a group (9 persons as of July 10, 2018)	247,702	*

*
Indicates less than 1%.

(1)
Based solely on information furnished in the Schedule 13G and Form 4s filed by Oaktree Capital Management, L.P. and certain of its affiliates with the SEC on January 10, 2017 and March 3, 2017, respectively. Oaktree-Forrest MultieStrategy, LLC (“Forrest”) directly holds 28,860 shares of EGC common stock and has the sole voting and investing power of such securities. Oaktree Opportunities Fund IX Delaware, L.P. (“Fund IX Delaware”) directly holds 3,286,612 shares of EGC common stock and 64,995 warrants and has the sole voting and investing power of such securities. Oaktree Opportunities Fund IX (Parallel 2), L.P. (“IX Parallel 2”) directly holds 30,154 shares of EGC common stock and 594 warrants and has the sole voting and investing power of such securities. Oaktree Value Opportunities Fund Holdings, L.P. (“VOF Holdings”) directly holds 564,923 shares of EGC common stock and 22,113 warrants and has the sole voting and investing power of such securities.
Oaktree Fund GP, LLC (“Fund GP”) is the general partner of Fund IX Delaware; Oaktree Value Opportunities Fund GP, L.P. (“VOF GP”) is the general partner of VOF Holdings; Oaktree Value Opportunities Fund GP Ltd. (“VOF GP Ltd.”) is the general partner of VOF GP; Oaktree Opportunities Fund IX GP, L.P. (“Fund IX GP”) is the general partner of IX Parallel 2; Oaktree Opportunities Fund IX GP Ltd. (“Fund IX GP Ltd.”) is the general partner of Fund IX GP; Oaktree Fund GP I, L.P. (“GP I”) is the managing member of Fund GP and the sole stockholder of each of VOF GP Ltd. and Fund IX GP Ltd.; Oaktree Capital I, L.P. (“Capital I”) is the general partner of GP I; OCM Holdings I, LLC (“Holdings I”) is the general partner of Capital I; Oaktree Holdings, LLC (“Holdings”) is the managing member of Holdings I; Oaktree Capital Management, L.P. (“Management”) is the sole director of each of VOF GP Ltd. and Fund IX GP Ltd. and the manager of Forrest; Oaktree Holdings, Inc. (“Holdings, Inc.”) is the general partner of Management; Oaktree Capital Group, LLC (“OCG”) is the managing member of Holdings and the sole stockholder of Holdings, Inc.; and Oaktree Capital Group Holdings GP, LLC is the duly elected manager of OCG.
(2)
Based solely on information furnished in the Schedule 13G filed by Chicago Capital Management, LLC and Steven R. Gerbel with the SEC on June 22, 2018. Mr. Gerbel does not directly own any shares of EGC common stock, but he does indirectly own 1,752,615 shares of EGC common stock in his capacity as the managing member of Chicago Capital Management, LLC, an Illinois limited liability company, which in turn serves as the general partner and investment manager of Chicago Capital Management, LP, an Illinois limited partnership. In addition, Chicago Capital Management, LLC manages a separate account for an unrelated entity and an investment company, SilverPepper Merger Arbitrage Fund, on a discretionary basis. Although Mr. Gerbel does not directly own the shares of EGC common stock, Mr. Gerbel is deemed to beneficially own the 1,752,615 shares of EGC common stock held by Chicago Capital Management, LP, the separate account for such unrelated entity, and SilverPepper Merger Arbitrage Fund.

(3)
All of these securities are EGC RSUs awarded to Mr. Bahorich under EGC stock plans. Settlement of these EGC RSUs has been deferred by Mr. Bahorich until the earlier of  (a) a change of control of EGC and (b) a “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules.

(4)
90,332 of these securities were awarded to Mr. Brooks under EGC stock plans. 33,346 of those securities are the net number of shares of EGC common stock (after income tax withholding) received by Mr. Brooks upon settlement of vested EGC RSUs and 56,986 of those securities are vested stock options. Those options have a per share exercise price that is greater than the merger consideration. Therefore, at or immediately prior to the effective time, each such option, by virtue of the occurrence of the closing of the merger and without any action on the part of Mr. Brooks, will be cancelled for no consideration and Mr. Brooks will have no further rights with respect to that EGC stock option.

(5)
All of these securities are EGC RSUs awarded to Mr. Ellisor under EGC stock plans. Settlement of these EGC RSUs will occur on the earlier of  (a) a change of control of EGC and (b) a “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules.

(6)
All of these securities are EGC RSUs awarded to Mr. Hanna under EGC stock plans. Settlement of these EGC RSUs will occur on the earlier of  (a) a change of control of EGC and (b) a “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules.

(7)
All of these securities were awarded to Mr. Heck under EGC stock plans. 9,448 of those securities are the net number of shares of EGC common stock (after income tax withholding) received by Mr. Heck upon settlement of vested EGC RSUs and 14,639 of those securities are vested stock options. Those options have a per share exercise price that is greater than the merger consideration. Therefore, at or immediately prior to the effective time, each such option, by virtue of the occurrence of the closing of the merger and without any action on the part of Mr. Heck, will be cancelled for no consideration and Mr. Heck will have no further rights with respect to that EGC stock option.
(8)
All of these securities are EGC RSUs awarded to Mr. Springel under EGC stock plans. Settlement of these EGC RSUs has been deferred by Mr. Springel until the earlier of  (a) a change of control of EGC and (b) a “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules.

(9)
All of these securities are EGC RSUs awarded to Mr. Wampler under EGC stock plans. Settlement of these EGC RSUs has been deferred by Mr. Wampler until the earlier of  (a) a change of control of EGC and (b) a “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules.

(10)
Mr. Reddin ceased to be EGC’s chief executive officer (a capacity in which he served on an interim basis) on April 17, 2017, but remained non-executive chairman of the board and a director until EGC’s annual meeting of stockholders on May 17, 2018.

(11)
Since Mr. Schiller has not been an officer, director or employee of EGC since February 2, 2017, the information provided is based solely on the most recently-available information furnished in SEC filings.

(12)
Since Mr. Menown has not been an officer or employee of EGC since August 24, 2017, the information provided is based solely on the most recently-available information furnished in SEC filings.

(13)
Since Mr. Busmire has not been an officer or employee of EGC since February 2, 2017, the information provided is based solely on the most recently-available information furnished in SEC filings.

(14)
Since Mr. de Pinho has not been an officer or employee of EGC since February 2, 2017, the information provided is based solely on the most recently-available information furnished in SEC filings.

FUTURE STOCKHOLDER PROPOSALS
It is not expected that EGC will hold an annual meeting for 2019 unless the merger is not completed. If the merger is not completed, EGC’s stockholders will continue to be entitled to attend and participate in EGC stockholder meetings.
EGC stockholders may submit proposals on matters appropriate for stockholder action at meetings of EGC stockholders in accordance with Rule 14a-8 of the Exchange Act. To be submitted for inclusion in the proxy statement for the 2019 annual meeting, stockholder proposals must have satisfied all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of EGC no later than the close of business on December 13, 2018. Nothing in this paragraph shall be deemed to require EGC to include in its proxy statement and proxy relating to the 2019 annual meeting any stockholder proposal that may be omitted from the proxy materials of EGC under applicable regulations of the Exchange Act in effect at the time such proposal is received.
Any stockholder proposals received outside of the Rule 14a-8 procedure for consideration at the EGC’s 2019 annual meeting must have been delivered to the Corporate Secretary of the EGC no later than February 16, 2019, but no earlier than January 17, 2019. If, however, the date of the 2019 annual meeting is changed by more than 30 days from the anniversary date of EGC’s 2018 annual meeting, the stockholder notice described above will be deemed timely if it is received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of  (i) the 60th day prior to such annual meeting and (ii) the 10th day after public announcement of the date of such meeting. For special meetings, an EGC stockholder must submit notice of a proposal no earlier than the 90th day prior to such special meeting and no later than the close of business on the later of  (i) the 60th day prior to such special meeting and (ii) the 10th day following public announcement of such meeting. If timely notice of a stockholder proposal is not given, the proposal may not be brought by the proposing EGC stockholder or any other person. If timely notice is given but is not accompanied by a written statement to the extent required by applicable securities laws, the EGC may exercise discretionary voting authority over proxies with respect to such proposal, if presented at the meeting.
In addition to the timely notice requirements, an EGC stockholder’s proposal for nominees for directors must comply with Section 2.12 of EGC’s Third Amended and Restated Bylaws, as further amended and supplemented (the “EGC bylaws”). Stockholder proposals related to other business must comply with Section 2.11 of the EGC bylaws. Furthermore, any stockholder proposal must comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder.

OTHER MATTERS PRESENTED AT THE MEETING
As of the date of this proxy statement, the EGC board of directors does not know of any matters that will be presented for consideration at the EGC special meeting, other than as described in this proxy statement. If any other matters come before the EGC special meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of special meeting. It is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

WHERE YOU CAN FIND MORE INFORMATION
EGC files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including EGC, who file electronically with the SEC. The address of that site is www.sec.gov.
Investors may also consult EGC’s website for more information about EGC. Information included on EGC’s website is not incorporated by reference into this proxy statement.
In addition, the SEC allows EGC to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement.
This proxy statement also incorporates by reference, and is accompanied by, the documents listed below that EGC has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about EGC, its financial condition or other matters.
•
Annual Report on Form 10-K for the year ended December 31, 2017.

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

•
Proxy Statement on Schedule 14A, filed on April 12, 2018.

•
Current Reports on Form 8-K, filed on February 14, 2018, February 22, 2018, April 2, 2018, April 10, 2018, May 17, 2018 and June 18, 2018.

In addition, EGC incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the EGC special meeting (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or EGC will provide you with copies of these documents, without charge, upon written or oral request to:
Energy XXI Gulf Coast, Inc.
1021 Main, Suite 2626
Houston, Texas 77002
(713) 351-3000
In the event of conflicting information in this proxy statement in comparison to any document incorporated by reference into this proxy statement, or among documents incorporated by reference, the information in the latest filed document controls.
You should rely only on the information contained or incorporated by reference into this proxy statement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement. This proxy statement is dated            , 2018. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this proxy statement is accurate as of any date other than the date of such incorporated document. Our mailing of this proxy statement to EGC stockholders will not create any implication to the contrary.

This proxy statement contains a description of the representations and warranties that each of Cox and EGC made to the other in the merger agreement. Representations and warranties made by Cox, EGC and other applicable parties are also set forth in contracts and other documents (including the merger agreement) that are attached to this proxy statement or are incorporated by reference into this proxy statement. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements and not to provide any other factual information regarding Cox, EGC or their businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this proxy statement or incorporated by reference into this proxy statement.

Annex A
AGREEMENT AND PLAN OF MERGER
Among
MLCJR LLC,
YHIMONE, INC.
and
ENERGY XXI GULF COAST, INC.
Dated as of June 18, 2018

A-i

EXHIBITS:
Exhibit A	Surviving Corporation Certificate of Incorporation
Exhibit B	Surviving Corporation Bylaws
APPENDICES:
Appendix A-1	Knowledge Persons of the Company
Appendix A-2	Knowledge Persons of Parent and Merger Sub
A-ii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of June 18, 2018 (this “Agreement”), among MLCJR LLC, a Texas limited liability company (“Parent”), YHIMONE, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”).
WHEREAS, the respective boards of directors, or equivalent governing body of Parent, Merger Sub and the Company approved the execution and delivery this Agreement and the merger of Merger Sub, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), with and into the Company, with the Company continuing as the surviving corporation in such merger as an indirect wholly owned subsidiary of Parent (the “Merger”), on the terms and subject to the conditions provided for in this Agreement;
WHEREAS, the board of directors of the Company has approved this Agreement and determined that this Agreement and the Transactions are in the best interests of, the Company and the Company’s stockholders;
WHEREAS, the board of directors of the Company has declared the advisability of this Agreement and recommended adoption of this Agreement by its stockholders;
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties to this Agreement agree as follows:
ARTICLE I
THE MERGER
1.1    The Merger; Effective Time of the Merger.    Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with provisions of the DGCL, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall continue its existence under the laws of the State of Delaware as the surviving corporation (in such capacity, the Company is sometimes referred to herein as the “Surviving Corporation”). As soon as practicable after the closing of the Merger (the “Closing”), a certificate of merger prepared and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) shall be filed with the Secretary of State of the State of Delaware (the “Secretary of State”). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State, or at such later time as agreed upon by Parent and the Company and specified in the Certificate of Merger (the date and time at which the Merger becomes effective to be referred to as the “Effective Time”).
1.2    Closing.    The Closing shall take place at 9:00 a.m., Houston, Texas time, on a date that is the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver in accordance with this Agreement of all of the conditions set forth in Article VI (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (such date being, the “Closing Date”) at the offices of Sidley Austin LLP in Houston, Texas, or such other place as Parent and the Company may agree upon in writing.
1.3    Effect of the Merger.    At the Effective Time, the Merger shall have the effects set forth in Section 1.1 and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.4    Certificate of Incorporation and Bylaws of the Surviving Corporation.    At the Effective Time, (a) the Company Certificate of Incorporation shall be amended and restated as set forth in Exhibit A and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation (the “Surviving Corporation Certificate of Incorporation”), until thereafter duly amended as provided therein and by applicable Law, and (b) the Company Bylaws shall be amended and restated as set forth in Exhibit B and, as so amended and restated, shall be the bylaws of the Surviving Corporation (the “Surviving Corporation Bylaws”), until thereafter duly amended as provided therein and by applicable Law.
1.5    Directors and Officers of the Surviving Corporation.    From and after the Effective Time, the directors and officers of Merger Sub shall be the directors and officers of the Surviving Corporation, and such directors and officers shall serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the Surviving Corporation Certificate of Incorporation and the Surviving Corporation Bylaws.
ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE COMPANY AND MERGER SUB
2.1    Effect of the Merger on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of any party or the holder of any of their securities:
(a)    Capital Stock of Merger Sub.    Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and shall represent one share of common stock, par value $0.01 per share, of the Surviving Corporation, so that, immediately after the Effective Time, CEXXI, Inc., a Delaware corporation and direct wholly owned Subsidiary of Parent (“Holdco”), shall directly be the holder of all of the issued and outstanding shares of the Surviving Corporation’s capital stock.
(b)    Cancellation of Excluded Shares.    Any shares of Company Common Stock held immediately prior to the Effective Time by (A) the Company, as treasury shares, or any of its Subsidiaries, or (B) by Parent, Holdco, Merger Sub or any of their respective Subsidiaries (clauses (A) and (B) collectively, the “Excluded Shares”), in each case, shall automatically be cancelled and cease to exist as of the Effective Time and no Merger Consideration shall be delivered or deliverable therefor.
(c)    Conversion of Capital Stock of the Company.    Subject to the other provisions of this Article II, each share of common stock of the Company, par value $0.01 per share (the “Company Common Stock”), issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares and any Appraisal Shares) shall be converted into and shall thereafter represent the right to receive $9.10 in cash without interest (the “Merger Consideration”).
(d)    Cancellation of Converted Company Common Stock.    All shares of Company Common Stock shall, when so converted, cease to be outstanding and shall automatically be cancelled and cease to exist. Each holder of a certificate previously representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon the surrender of such certificates in accordance with Section 2.5.
(e)    Impact of Stock Splits, etc.    In the event of any change in the number of shares of Company Common Stock or Company Equity Awards between the date of this Agreement and the Effective Time by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the Merger Consideration to be paid for each share of Company Common Stock and RSU Consideration to be paid for each Company RSU as provided in this Agreement shall be appropriately adjusted.
2.2    Appraisal Rights.    Notwithstanding any other provision contained in this Agreement, any shares of Company Common Stock that are issued and outstanding as of the Effective Time and that are held by a stockholder who has not voted such shares in favor of the Merger and who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, and has otherwise taken all of the steps required by, Section 262 of the DGCL to properly perfect such stockholder’s appraisal rights under Section 262 of the DGCL (“Appraisal Shares”) shall not be converted into the right to receive the Merger Consideration and instead shall be cancelled and shall be entitled to receive the amount determined pursuant to Section 262 of the DGCL; provided, however, that in the event that a stockholder of the Company fails to perfect, withdraws or otherwise loses its right to appraisal under

Section 262 of the DGCL, the shares of Company Common Stock held by such stockholder shall be converted into and represent only the right to receive the Merger Consideration pursuant to Section 2.1(c). The Company shall give Parent (x) prompt notice of any written notices to exercise appraisal rights in respect of any shares of Company Common Stock, attempted withdrawals of such notices, and any other instruments served pursuant to applicable Law that are received by the Company with respect to stockholders’ appraisal rights, and (y) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands for payment of fair value under the DGCL. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle any such demands for payment of fair value under the DGCL.
2.3    Treatment of Company Equity Awards.
(a)    At or immediately prior to the Effective Time, the restrictions applicable to each restricted stock unit outstanding as of the Effective Time, whether or not subject to service-based or performance-based vesting conditions (each, a “Company RSU”), granted pursuant to the Company’s 2016 Long Term Incentive Plan, as amended from time to time, or the 2018 Long Term Incentive Plan, as amended from time to time (such plans, collectively, the “Company Stock Plans” and each a “Company Stock Plan”), shall, by virtue of the Merger and without any action on the part of the holder thereof, accelerate in full, with the performance conditions deemed achieved at target, and be cancelled, and, subject to Section 2.3(d), shall be converted into the right to receive the Merger Consideration, multiplied by the number of shares of Company Common Stock subject to such Company RSU, less applicable Taxes to be withheld (the “RSU Consideration”) as soon as reasonably practicable, but in no event later than 30 days, after the Effective Time (or such later date as required by Section 409A of the Code).
(b)    At or immediately prior to the Effective Time, each outstanding option for the purchase of Company Common Stock issued pursuant to any Company Stock Plan (a “Company Stock Option”), regardless of whether vested or unvested, shall by virtue of the occurrence of the Closing and without any action on the part of any holder of any holder thereof, be cancelled for no consideration and the holder shall have no further rights with respect to such Company Stock Option.
(c)    Prior to the Effective Time, the Company shall take all actions necessary such that, effective as of the Effective Time, each outstanding Company RSU and Company Stock Option (each a “Company Equity Award” and together, the “Company Equity Awards”) shall be cancelled as contemplated by this Section 2.3, including (i) obtaining any consents from holders of Company Equity Awards that are required under the terms of the applicable Company Stock Plan, and (ii) amending, to the extent necessary and to the extent such amendment is permitted by the terms of such Company Equity Award or Company Stock Plan, the terms of such Company Equity Awards or Company Stock Plan to give effect to the transactions contemplated by this Section 2.3.
(d)    All payments with respect to the Company RSUs shall be made through the Surviving Corporation’s payroll system, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of a Company RSU pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Law, including Taxes. To the extent that amounts are so properly deducted and withheld by the Surviving Corporation, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company RSU in respect of which such deduction and withholding was made by the Surviving Corporation. No interest shall be paid or accrue on the amounts payable pursuant to this Section 2.3 in respect of any Company RSU.
2.4    Warrants.    Because the Exercise Price (as defined in the Warrant Agreement) is greater than the Merger Consideration, at or immediately prior to the Effective Time, each outstanding Warrant, by virtue of the occurrence of the Closing and without any action on the part of any holder of any Warrant, will be cancelled for no consideration.
2.5    Payment; Surrender of Shares.
(a)    Paying Agent; Exchange Fund.    Prior to the Effective Time, Parent will designate a national bank or trust company, which shall be reasonably satisfactory to the Company, to act as agent for the holders of Company Common Stock in connection with the Merger (the “Paying Agent”) to receive the cash necessary to make the cash payments contemplated by Section 2.1(c). Promptly after the Effective Time and in any event not later than two Business Days following the Effective Time, Parent or the Surviving Corporation shall deposit, or cause to be deposited, in trust with the Paying Agent in a separate account for the benefit of holders of Company Common Stock (the “Exchange Fund”) the aggregate cash to which such holders shall be entitled at the Effective Time pursuant to Section 2.1(c). If for any reason the cash in the Exchange Fund shall be insufficient to fully satisfy all of the payment obligations to be made by the Paying Agent hereunder, the Surviving Corporation shall promptly deposit cash into the Exchange Fund in an amount that is equal to the deficiency in the amount of cash required to fully satisfy such payment obligations.
(b) Exchange Procedures.
(i)    As soon as reasonably practicable after the Effective Time, but in no event more than five Business Days thereafter, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate formerly representing a share of Company Common Stock (“Certificates”) or any corresponding book-entry share of Company Common Stock (“Book-Entry Share”) whose shares of Company Common Stock were converted into the right to receive the Merger Consideration (A) a letter of transmittal (“Letter of Transmittal”) (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the Letter of Transmittal, and such Letter of Transmittal will be in customary form) and (B) instructions for use in effecting the surrender of the Certificates or, in the case of Book-Entry Shares, the surrender of such Book-Entry Shares in exchange for the Merger Consideration. Each holder of Certificates or Book-Entry Shares may thereafter until the first anniversary of the Effective Time surrender such Certificates or Book-Entry Shares to the Paying Agent, as agent for such holder, under cover of the Letter of Transmittal. Upon delivery of a duly completed and validly executed Letter of Transmittal and the surrender of Certificates or Book-Entry Shares on or before the first anniversary of the Effective Time, Parent shall cause the Paying Agent to pay the holder of such Certificates or Book-Entry Shares, in exchange for the Certificates or Book-Entry Shares, cash or a check in an amount equal to the amount such holder is entitled to receive pursuant to this Article II. Until so surrendered, Certificates or Book-Entry Shares (other Excluded Shares) will represent solely the right to receive the aggregate Merger Consideration relating to the shares of Company Common Stock represented by such Certificates or Book-Entry Shares.
(ii)    If all or any portion of the Merger Consideration in respect of cancelled shares of Company Common Stock is to be paid to a Person other than the Person in whose name surrendered Certificates are registered, it will be a condition to such payment that (A) the Certificates so surrendered will be properly endorsed or otherwise be in proper form for transfer and that (B) the Person requesting payment of the Merger Consideration to a Person other than the Person in whose name the relevant surrendered Certificates are registered, shall have paid any transfer and other Taxes required by reason of such payment of the Merger Consideration to a Person other than the registered holder of the Certificates surrendered, or shall have established to the satisfaction of the Paying Agent that such Tax is not applicable. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II, will be deemed to have been paid in full satisfaction of all rights pertaining to the shares theretofore represented by such Certificates.
(iii)    At the Effective Time, the stock transfer books of the Company will be closed and there will not be any further registration of transfers of any shares of the Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares will cease to have any rights with respect to any shares of Company Common Stock, except as otherwise provided for in this Agreement or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares (other than Certificates or Book-Entry Shares representing Excluded Shares) are presented to the Surviving Corporation, they will be cancelled and exchanged for Merger Consideration as provided in this Article II. No interest will accrue or be paid on any cash payable upon the surrender of Certificates or Book-Entry Shares that immediately before the Effective Time represented shares of Company Common Stock.
(iv)    Promptly following the date that is one year after the Effective Time, the Surviving Corporation will be entitled to require the Paying Agent to deliver to it any cash, including any interest received with respect to such cash, Certificates and other documents in its possession relating to the Merger and the other Transactions, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares or previously delivered to the Surviving Corporation, and thereafter such holders will be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar Laws) only as general creditors of the Surviving Corporation with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, any Subsidiary of Parent or the Paying Agent will be liable to any holder of Certificates or Book-Entry Shares for Merger Consideration delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law.
(v)    Notwithstanding any provision in this Agreement to the contrary, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from cash amounts payable under this Agreement, such amounts as are required to be withheld or deducted under the Code, the rules and regulations promulgated thereunder, or any provision of state, local or foreign Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Authority, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.
(vi)    If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any action that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificates as contemplated by this Article II.
2.6    Withholding Taxes.    Notwithstanding anything in this Agreement to the contrary, the Parent, Merger Sub, the Surviving Corporation, and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of such payment under applicable Tax Laws. If the applicable withholding agent determines that deduction or withholding is required pursuant to this Section 2.6, it shall give reasonable prior notice of any amount to be deducted or withheld to the Person in respect of which such deduction or withholding would be made. The parties shall reasonably cooperate with each other, as and to the extent reasonably requested by the other party, to minimize or eliminate to the extent permissible under applicable Laws the amount of any such deduction or withholding. To the extent that any amounts are so deducted or withheld, such amounts shall be paid to the applicable Governmental Authority on behalf of the Person from whom deducted or withheld and, to the extent so paid, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
3.1    Representations and Warranties of the Company.    Except (i) as disclosed in the Company SEC Documents filed and publicly available at least 24 hours prior to the date hereof  (excluding any disclosures set forth in any such Company SEC Documents in any risk factor section, any forward-looking disclosure in any section relating to forward-looking statements to the extent that they are non-specific, predictive or primarily cautionary in nature, in each such case, other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure or (ii) as set forth on the correspondingly numbered disclosure schedule dated as of the date of this Agreement and delivered by the Company to Parent and Merger Sub on or prior to the date of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:
(a)    Organization, Standing and Power.    Each of the Company and its Subsidiaries is (i) a corporation, partnership or limited liability company, as the case may be, duly organized or incorporated, as the case may be, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (ii) has all requisite corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified and in good standing to do business (including, EGC and its Subsidiaries, taken as a whole, having those qualifications with the BOEM necessary for EGC and its Subsidiaries, taken as a whole, to carry on its business in the Gulf of Mexico in the Ordinary Course of Business) in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of the Company Certificate of Incorporation and the Company Bylaws as well as the equivalent organizational documents of each Subsidiary, in each case as of the date hereof. The respective jurisdictions of incorporation or organization of each Subsidiary of the Company are identified on Schedule 3.1(a) of the Company Disclosure Schedule.
(b)    Capital Structure.    As of the date of this Agreement, the authorized capital stock of the Company consists of  (i) 100,000,000 shares of Company Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock,” and, together with the Company Common Stock and any other capital stock of the Company, the “Company Capital Stock”). At the close of business on June 14, 2018 (the “Capitalization Reference Date”), (A) 33,395,301 shares of Company Common Stock were issued and outstanding, (B) no shares of Preferred Stock were issued and outstanding, (C) 3,530,773 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans, of which the only outstanding Company Equity Awards thereunder (including both vested and unvested awards) consist of  (1) 1,936,672 shares of Common Stock were subject to issuance upon the vesting of outstanding Company RSUs (assuming maximum payout for any Company RSUs subject to performance-based vesting conditions) and (2) 285,105 shares of Common Stock were subject to issuance upon the vesting of outstanding Company Stock Options (the exercise price per share for each of which options is greater than the Merger Consideration), (D) 2,119,889 shares of Company Common Stock were reserved for issuance upon the exercise of 2,119,889 Warrants (the exercise price per share for each of which Warrants is greater than the Merger Consideration), and (E) no Voting Debt was issued and outstanding. All outstanding shares of Company Common Stock are validly issued, fully paid and non-assessable and are not subject to any preemptive rights. Schedule 3.1(b)(i) of the Company Disclosure Schedule sets forth, as of the Capitalization Reference Date, all outstanding options, warrants, rights (including preemptive rights), and Contracts to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or any Voting Debt, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement, excluding Company Equity Awards. Schedule 3.1(b)(ii) of the Company Disclosure Schedule sets forth, as of the Capitalization Reference Date, a complete and correct list of all securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock or Voting Debt, excluding Company Equity Awards. Schedule 3.1(b)(iii) of the Company Disclosure Schedule sets forth, as of the Capitalization Reference Date, a complete and correct list of all outstanding Company Equity Awards, including the holder, date of grant, exercise price (if applicable), vesting schedule and number of shares of Company Capital Stock subject thereto. Except as set forth on Schedule 3.1(b)(iv) of the Company Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, free and clear of any Encumbrances. Except as set forth in this Section 3.1(b) (including, for the avoidance of doubt, the corresponding Schedules) and except for changes since the Capitalization Reference Date resulting from the grant, exercise or vesting of Company Equity Awards granted in accordance with Section 4.1(b), (1) there are no outstanding shares of Company Capital Stock, (2) there is no Voting Debt, (3) there are no securities of the Company or any Subsidiary of the Company convertible into or exchangeable or exercisable for shares of Company Capital Stock or Voting Debt, and (4) there are no options, warrants, calls, rights (including preemptive rights) or Contracts to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of Company Capital Stock or any Voting Debt, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no stockholder agreements, voting trusts or other Contracts to which the Company is a party or by which it is bound relating to the voting of any shares of Company Capital Stock. Schedule 3.1(b)(v) of the Company Disclosure Schedule contains a complete and accurate list of the capitalization and schedule of stockholders of each Subsidiary of the Company. The Company has no joint venture or other similar material equity interests in any Person or obligations, whether contingent or otherwise, to consummate any material additional investment in any Person other than its Subsidiaries and the joint ventures listed on Schedule 3.1(b)(vi) of the Company Disclosure Schedule (excluding, for the avoidance of doubt, any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of the Company). Except as set forth in Schedule 3.1(b)(vii) of the Company Disclosure Schedule, as of the date of this Agreement, none of the Company or any of its Subsidiaries has any material Indebtedness other than intercompany indebtedness owed to the Company or one of its wholly owned Subsidiaries.
(c)    Authority; No Violations.
(i)    The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to the consummation of the Transactions, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity, regardless of whether such enforceability is considered in a Proceeding in equity or at law (collectively, “Creditor’s Rights”). The Company Board has (i) resolved to recommend that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”), (ii) determined that this Agreement and the Merger are in the best interests of the Company’s stockholders, (iii) approved this Agreement and the Merger, and (iv) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company to be held in connection with the Merger to consider the adoption of this Agreement (the “Company Stockholders Meeting”).

(ii)    The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss, suspension, limitation or impairment of a material benefit under (or right of the Company or any of its Subsidiaries to own or use any assets or properties required for the conduct of their respective businesses), or result in (or give rise to) the creation of any Encumbrance or any rights of termination, cancellation, first offer or first refusal, in each case, with respect to any of the properties or assets of the Company or any of its Subsidiaries under, any provision of  (A) the Company Certificate of Incorporation, the Company Bylaws or any comparable organizational documents of any of the Company or any of its Subsidiaries; (B) any loan or credit Contract, note, bond, indenture, security agreement, guarantee, pledge, mortgage, lease or other Contract, permit, franchise or license to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties or assets are bound, including any documents pertaining to the Revolving Credit Facility or any promissory note issued thereunder; or (C) assuming the Consents referred to in Section 3.1(d) are duly and timely obtained or made and the Company Stockholder Approval has been obtained, any Law applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses, or Encumbrances that are set forth on Schedule 3.1(c)(ii) of the Company Disclosure Schedule or that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(iii)    The affirmative vote (in person or by proxy) of the holders of at least two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon in accordance with the DGCL, the Company Certificate of Incorporation and Company Bylaws (the “Company Stockholder Approval”) is the only vote of the holders of Company Capital Stock necessary to approve and adopt this Agreement and the Merger and the other Transactions.
(d)    Consents.    No Consent is required to be obtained by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the Transactions, except for (i) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing with the SEC of  (A) a proxy statement in preliminary and definitive form (the “Proxy Statement”) relating to the Company Stockholders Meeting and (B) such reports under the Exchange Act and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the Transactions; (iii) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; (iv) filings with NASDAQ; (v) such filings and approvals as may be required by any applicable state anti-takeover or similar Laws; (vi) any such Consents set forth on Schedule 3.1(d) of the Company Disclosure Schedule and (vii) any such Consents the failure to obtain of which would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(e)    SEC Documents; Financial Statements.
(i)    Except as set forth on Schedule 3.1(e)(i) of the Company Disclosure Schedule, (1) the reports, schedules, forms, statements and other documents filed by the Company with, or furnished by the Company to, the United States Securities and Exchange Commission (the “SEC”) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of this Agreement that the Company filed with the SEC since January 1, 2017 and prior to the date of this Agreement (the “Company SEC Documents”) are all the documents (other than preliminary material) that the Company was required to file with the SEC since January 1, 2017 and prior to the date of this Agreement and (2) as of their respective dates, each of such Company SEC Documents, as amended, complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act and the rules and regulations of the SEC thereunder, and none of such Company SEC Documents contained, when filed or, if amended prior to the date of this Agreement, as of the date of such amendment with respect to the disclosures so amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made all certifications and statements required by Sections 302 and 906 of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder with respect to the Company SEC Documents. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.
(ii)    The financial statements of the Company included in the Company SEC Documents, including all notes and schedules thereto (the “Company Financial Statements”), complied as to form in all material respects with Regulation S-X of the SEC, were prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments) the financial position of the Company and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of the Company and its consolidated Subsidiaries for the periods presented therein. Ernst & Young LLP (“E&Y”) is an independent public accounting firm with respect to the Company and has not resigned or been dismissed as independent public accountants of the Company and, to the knowledge of the Company, the independence of E&Y with respect to the Company has not been challenged or questioned by any Person.
(f)    Corporate Governance.
(i)    As of the date of this Agreement, the Company has disclosed to the Company’s auditors and the Company Board’s audit committee (A) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report its consolidated financial information and (B) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since January 1, 2017, neither the Company nor any of its Subsidiaries has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 under the Exchange Act) or director of the Company or any of its Subsidiaries.
(ii)    The Company and its consolidated Subsidiaries have established and are maintaining “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). The disclosure controls and procedures as in effect as of the date of this Agreement are effective (A) to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (B) in timely alerting the Company’s principal executive officer and its principal financial officer to material information required to be included in the Company’s reports required under the Exchange Act.
(g)    Proxy Statement.    None of the information contained in the Proxy Statement will, at the date mailed to stockholders of the Company or at the time of the Company Stockholders Meeting (as such Proxy Statement shall have been amended or supplemented as of the date of the Company Stockholders Meeting), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no representation is made by the Company with respect to information supplied by or on behalf of, or related to, Parent or any of its Affiliates. The Proxy Statement, insofar as it relates to the Company or its Subsidiaries, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(h)    Absence of Certain Changes or Events.
(i)    Since December 31, 2017, there has not been any event, change, effect or development that, individually or in the aggregate, had or would be reasonably likely to have a Company Material Adverse Effect.
(ii)    From December 31, 2017 through the date of this Agreement, the businesses (and properties) of the Company and its Subsidiaries have been conducted (and operated, respectively) in the Ordinary Course of Business.
(i)    No Undisclosed Material Liabilities.    There are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (i) liabilities adequately provided for on the balance sheet of the Company dated as of December 31, 2017 (including the notes thereto) contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017; (ii) liabilities incurred in the Ordinary Course of Business subsequent to December 31, 2017 and prior to the date of this Agreement; (iii) liabilities incurred in connection with the Transactions; (iv) liabilities incurred as permitted under Section 4.1(l); (v) liabilities set forth on Schedule 3.1(i) of the Company Disclosure Schedule and (vi) liabilities that would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.
(j)    Permits; Compliance with Law.
(i)    Except as set forth on Schedule 3.1(j)(i) of the Company Disclosure Schedule, the Company and its Subsidiaries are in material compliance with, and are not in material default under or in material violation of, any Law. Since January 1, 2017, neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s knowledge, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, in each case, that would be reasonably likely to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole.
(ii)    Except as set forth on Schedule 3.1(j)(ii) of the Company Disclosure Schedule, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications, registrations and Orders of all applicable Governmental Authorities and all rights under each Material Contract with any Governmental Authorities, and have filed all tariffs, reports, notices and other documents with all Governmental Authorities necessary under law for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to so possess or have filed any of the Company Permits would not be reasonably likely to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries are, and at all times since January 1, 2017 have been, in compliance with the terms and requirements of the Company Permits. Except as set forth on Schedule 3.1(j)(ii) of the Company Disclosure Schedule and except for such matters that would not be reasonably likely to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole, (i) the Company Permits are valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries is in default under any of the Company Permits and (iii) no suspension or cancellation of any of the Company Permits, in whole or in part, is pending or, to the knowledge of the Company, threatened.
(k)    Litigation.    Except as set forth on Schedule 3.1(k) of the Company Disclosure Schedule, there are no Proceedings pending or, to the knowledge of the Company, threatened (i) against the Company or any of its Subsidiaries or (ii) to the knowledge of the Company, any Oil and Gas Properties owned by the Company or any of its Subsidiaries, in each case, other than such Proceedings that would not be reasonably likely to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole. There is no Order outstanding against the Company or any of its Subsidiaries, in either case that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no officer or director of the Company or any Subsidiary of the Company is a defendant in any Proceeding in connection with his or her status as an officer or director of the Company or any Subsidiary of the Company.
(l)    Taxes.
(i)    Except as set forth on Schedule 3.1(l)(i) of the Company Disclosure Schedule, all Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been duly and timely filed and each such Tax Return is true correct and complete in all material respects. Except as set forth on Schedule 3.1(l)(i) of the Company Disclosure Schedule, all Taxes owed by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries may be liable, that are or have become due have been paid in full. All Tax withholding and deposit requirements imposed on or with respect to the Company or any of its Subsidiaries have been satisfied in accordance with applicable Law. There are no Encumbrances (other than Permitted Encumbrances) on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax or file any Tax Return. With respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or payable, the Company and its Subsidiaries have made accruals in accordance with GAAP for such Taxes on the Company Financial Statements. All required estimated Tax payments sufficient to avoid any underpayment penalties or interest have been made by or on behalf of the Company and its Subsidiaries. The Company and each Subsidiary of the Company has disclosed on its Tax Returns all positions taken therein that could give rise to a “substantial understatement of Tax” within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign law).
(ii)    Except as set forth on Schedule 3.1(l)(ii) of the Company Disclosure Schedule, there are no pending claims against the Company or any of its Subsidiaries for any Taxes, and no assessment, deficiency, or adjustment has been asserted, proposed or, to the knowledge of the Company, threatened with respect to any Taxes or Tax Returns of or with respect to the Company or any of its Subsidiaries. Except as set forth on Schedule 3.1(l)(ii) of the Company Disclosure Schedule, no Tax audits or administrative or judicial proceedings are being conducted, pending or, to the knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries, as applicable, does not file Tax Returns that the Company or any such Subsidiary is or may be subject to taxation in that jurisdiction.
(iii)    Except as set forth on Schedule 3.1(l)(iii) of the Company Disclosure Schedule, there is not in force any extension of time with respect to the due date for the filing of any Tax Return of the Company or any of its Subsidiaries or any waiver or agreement for any extension of time for the assessment or payment of any material Tax of or with respect to the Company or any of its Subsidiaries.
(iv)    Except as set forth on Schedule 3.1(l)(iv) of the Company Disclosure Schedule, the U.S. federal income Tax Returns of the Company and its Subsidiaries through the Tax year ended December 31, 2013, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.
(v)    Schedule 3.1(l)(v) of the Company Disclosure Schedule contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns. The Company has made available to Parent true, correct and complete copies of all income Tax Returns, franchise Tax Returns, and other material Tax Returns filed by the Company or any of its Subsidiaries during the past three years.
(vi)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (1) change in method of accounting made prior to the Closing under Section 481(c) of the Code (or any corresponding or similar provision of applicable Law relating to Taxes), (2) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of applicable Law relating to Taxes) executed on or prior to the Closing, (3) deferred intercompany gain or excess loss account described in Section 1502 of the Code (or any analogous, comparable or similar provision of state, local or foreign Law) resulting from a transaction consummated prior to the Closing, (4) installment sale or open transaction disposition consummated prior to the Closing, (5) prepaid amount received prior to the Closing, other than in the Ordinary Course of Business or (6) election under Section 108(i) of the Code (or any analogous, comparable or similar provision of state, local or foreign Law) made prior to the Closing.
(vii)    No closing agreements (as described in Section 7121 of the Code or any corresponding, analogous or similar provision of state, local, or foreign Law), private letter rulings, technical advice memoranda, or similar agreements or rulings have been entered into or requested by or with respect to the Company or any of its Subsidiaries.
(viii)    Neither the Company nor any Subsidiary of the Company has recognized a material amount of Subpart F income as defined in Section 952 of the Code. Neither the Company nor any of Subsidiary of the Company has any liability for any “accumulated post-1986 deferred foreign income” (as defined in Section 965 of the Code). Neither the Company nor any Subsidiary of the Company owns any interest in any “controlled foreign corporation” (as defined in Section 957 of the Code), “passive foreign investment company” (as defined in Section 1297 of the Code), or other entity the income of which is or could be required to be included in the income of the Company or any of its Subsidiaries.
(ix)    Except as set forth on Schedule 3.1(l)(ix) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any Tax allocation, sharing or indemnity Contract or arrangement. Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Law), or as a transferee or successor, or by Contract or otherwise.
(x)    Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code in (1) the two years prior to the date of this Agreement or (2) a distribution that could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.
(xi)    Neither the Company nor any of its Subsidiaries has entered into or has any liability in respect of, or any filing obligations with respect to, any transaction that constitutes a “reportable transaction,” as defined in Section 1.6011-4(b)(1) of the Treasury regulations.
(xii)    No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any of its Subsidiaries after the Closing.
(xiii)    There is no material property or obligation of the Company or any Subsidiary of the Company, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, that is escheatable or reportable as unclaimed property to any state or municipality under any applicable escheatment or unclaimed property laws.
(xiv)    To the knowledge of the Company, all of the Company’s property (including any property of any Subsidiary of the Company) that is subject to property Tax has been properly listed and described on the property tax rolls of the appropriate taxing jurisdiction for all periods (or portions thereof) prior to Closing, and no portion of any such property constitutes omitted property for property Tax purposes.

(m)    Compensation; Benefits.
(i)    Set forth on Schedule 3.1(m) of the Company Disclosure Schedule is a list of all material Employee Benefit Plans. With respect to each such Employee Benefit Plan, the Company has furnished or made available to Parent true and complete copies of each of the following documents, as applicable: (A) each plan document (or, if not written, a written summary of its material terms) and any amendments, (B) all summary plan descriptions, (C) the most recent annual report (Form 5500 series or equivalent if required under applicable Law), including all exhibits and attachments thereto, (D) the most recent determination, opinion letter or advisory letter, if any, issued by the Internal Revenue Service (the “IRS”) and any pending request for such a letter, (E) any material correspondence with, and all non-routine filings made since January 1, 2017 with, any Governmental Authority and (F) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto.
(ii)    No Employee Benefit Plan is a “multiemployer plan” (as defined in Section 3(37) of ERISA), and the Company, its Subsidiaries and the Company ERISA Affiliates have no unpaid or unsatisfied obligation with respect to any withdrawal liability (within the meaning of Section 4201 of ERISA).
(iii)    No Employee Benefit Plan is subject to Title IV or ERISA, Section 302 of ERISA or Section 412 of the Code.
(iv)    Except for such failures or Proceedings that would not be reasonably likely to result in, individually or in the aggregate, material liability to the Company, its Subsidiaries and the Company ERISA Affiliates, taken as a whole:
(A)    Each Employee Benefit Plan has been maintained in compliance with applicable Law and in accordance with its terms.
(B)    There are no Proceedings pending or, to the knowledge of the Company, threatened against, or with respect to, any of the Employee Benefit Plans or their assets (other than routine claims for benefits).
(C)    Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter, opinion letter or advisory letter from the IRS as to its qualification under Section 401(a) of the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code, and the Company is not aware of any circumstances or events since the date of such determination letter, opinion letter, or advisory letter that would be reasonably likely to have an adverse impact on such qualification or tax-exempt status.
(D)    Except as required under Section 601 et seq. of ERISA, no Employee Benefit Plan provides health, disability or life insurance benefits following retirement of other termination of employment.
(v)    None of the Company, any of its Subsidiaries or any Company ERISA Affiliate is a party to any agreement with the Pension Benefit Guaranty Corporation respecting any Employee Benefit Plan or respecting any employee pension benefit plan, within the meaning of Section 3(2) of ERISA, that is not an Employee Benefit Plan, which agreement contains obligations or covenants respecting the Company, any of its Subsidiaries or any Company ERISA Affiliate that continue beyond the date of this Agreement.
(vi)    Except as set forth on Schedule 3.1(m) of the Company Disclosure Schedule or as expressly required by this Agreement, the execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and compliance with the terms hereof (whether alone or in combination with any other event) will not, (1) entitle any employee of the Company or any Subsidiary of the Company to any payment or benefit (including any enhanced or accelerated benefit, or lapse of repurchase rights or obligations, with respect to any Company Stock Plans or other benefit under any compensation plan or arrangement of the Company); (2) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount of compensation payable or trigger any other material obligation pursuant to, any Employee Benefit Plan or any other compensatory arrangement to which the Company or any of its Subsidiaries is a party; (3) result in any breach or violation of, or a default under, any Employee Benefit Plan or any other compensatory arrangement to which the Company or any of its Subsidiaries is a party; (4) otherwise give rise to any material liability under an Employee Benefit Plan or any other compensatory arrangement to which the Company or any of its Subsidiaries is a party; or (5) cause any amounts payable under any Employee Benefit Plan or any other agreement (whether in cash, in property or in the form of benefits) to fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.
(vii)    Except as set forth on Schedule 3.1(m) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any plan or agreement that under certain circumstances could obligate it to make any payments that would not be deductible under Section 280G of the Code.
(n)    Labor Matters.
(i)    Neither the Company nor any of its Subsidiaries is a party to, or bound by, the terms of any collective bargaining agreement or any other Contract with any labor union or representative of employees, and no such agreements are being negotiated. As of the date of this Agreement, (A) there is no pending union representation question involving employees of the Company or any of its Subsidiaries and (B) the Company does not have knowledge of any activity or attempt of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees.
(ii)    As of the date of this Agreement, there is no strike, dispute, slowdown, work stoppage or lockout pending, or, to the knowledge of the Company, threatened, against or involving the Company or any of its Subsidiaries, and no such strike, dispute, slowdown work stoppage or lockout has occurred since January 1, 2017.
(iii)    As of the date of this Agreement, to the knowledge of the Company, there is no, and since January 1, 2017, has not been, any unfair labor practice grievance, charge or complaint or unlawful employment practice charge or complaint that is pending or, to the knowledge of Company, threatened before (A) the National Labor Relations Board, (B) the Equal Employment Opportunity Commission, (C) the Department of Labor, including the Occupational Safety and Health Administration, or (D) any similar Governmental Authority responsible for the prevention of unlawful labor and employment practices, other than, in each case, any such matters that would not be reasonably likely to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole.
(iv)    Since January 1, 2017, the Company and its Subsidiaries have not been and currently are not subject to any settlement agreement, conciliation agreement, letter of commitment, order, deficiency letter or consent decree with any present or former employee or applicant for employment, labor union or other employee representative, or any Governmental Authority or arbitrator relating to claims of unfair labor practices, employment discrimination, wage practices or other claims with respect to employment and labor practices and policies, and no Governmental Authority or arbitrator has issued a judgment, order, decree, injunction, decision, award or finding with respect to the employment and labor practices or policies of the Company or its Subsidiaries.
(v)    Each of the Company and its Subsidiaries is, and since January 1, 2017, has been, in compliance with all applicable Laws regarding labor and employment practices, including all such Laws regarding terms and conditions of employment, wages and hours, overtime pay, employee and contractor classification, work authorization, immigration, recordkeeping, occupational safety and health, employment discrimination and retaliation, sexual harassment, disability rights or benefits, employee leave, equal opportunity, workers’ compensation, employment-related taxes and unemployment insurance and related matters, except where such non-compliance would not reasonably be expected to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole. There are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any applicant for employment, any current or former employee or any class of the foregoing, relating to any of the foregoing applicable Laws, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship, other than any such matters described in this sentence that would not reasonably be expected to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole.
(vi)    Since January 1, 2017, neither the Company nor any of its Subsidiaries have effected (A) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1989 (the “WARN Act”)) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (B) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law.
(o)    Real Property.
(i)    Except for the Oil and Gas Properties and as set forth in Schedule 3.1(o)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns any real property. Schedule 3.1(o)(i) of the Company Disclosure Schedule contains the correct location and description of the business purpose of all real property set forth therein, and the Company and its Subsidiaries have good, valid and defensible title to all of the owned real property set forth on Schedule 3.1(o)(i) of the Company Disclosure Schedule, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(ii)    Schedule 3.1(o)(ii) of the Company Disclosure Schedule contains a complete and accurate list of any real property (other than Oil and Gas Properties) leased, subleased or licensed by the Company or any of its Subsidiaries (such property, including, for the avoidance of doubt, all consents, rights-of-way, easements and other similar rights to use or occupy real property, collectively, the “Leased Real Property”) and all of the leases, subleases and other agreements (collectively, the “Leases”) under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any such Leased Real Property, which list sets forth each Lease and the address, landlord and tenant for each Lease. The Company and/or its Subsidiaries have and own good and valid leasehold estates in the Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(iii)    All of the Leases set forth in Schedule 3.1(o)(ii) of the Company Disclosure Schedule are valid, binding and in full force and effect (subject as to enforceability to Creditors Rights) and neither the Company nor any of its Subsidiaries (nor, to the Company’s knowledge, any third party) is in material breach of or material default under any such Lease, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(p)    Oil and Gas Property.
(i)    Except as would not be reasonably expected to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole, and except for property (i) sold or otherwise disposed of in the Ordinary Course of Business since the dates of the reserve report prepared by Netherland, Sewell & Associates, Inc. (“NSAI”) relating to the Company interests referred to therein as of December 31, 2017 (the “Company Reserve Report”) or (ii) reflected in the Company Reserve Report or in the Company SEC Documents as having been sold or otherwise disposed of  (other than sales or dispositions after the date of this Agreement in accordance with Section 4.1), as of the date hereof, the Company and its Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Company Reserve Report and in each case as attributable to interests owned by the Company and its Subsidiaries, free and clear of any Encumbrances, except for (A) Production Burdens and (B) Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that the Company’s or one or more of its Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing) to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) (1) entitles the Company (or one or more of its Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share shown in the Company Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (2) obligates the Company (or one or more of its Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest shown on the Company Reserve Report for such Oil and Gas Properties (other than any positive differences in such percentage and the applicable working interest show on the Company Reserve Report for such Oil and Gas Properties that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties and (3) is free and clear of all Encumbrances (other than Permitted Encumbrances).
(ii)    The factual, non-interpretive data supplied to NSAI relating to the Company interests referred to in the Company Reserve Report, by or on behalf of the Company and its Subsidiaries that was material to such firm’s estimates of proved oil and gas reserves attributable to the Oil and Gas Properties of the Company and its Subsidiaries in connection with the preparation of the Company Reserve Report was, as of the time provided, accurate except for such accuracies as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no material errors in the assumptions and estimates provided by the Company and its Subsidiaries to NSAI in connection with their preparation of the Company Reserve Report except for such errors as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The estimates of proved oil and gas reserves provided by the Company and its Subsidiaries to NSAI in connection with the preparation of the Company Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC, except for such non-compliance as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except for changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Company Reserve Report except for such changes as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(iii)    Except as would not reasonably be expected to have a Company Material Adverse Effect and except as set forth on Schedule 3.1(p)(iii), all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of the Company and its Subsidiaries are being received by them in a timely manner and are not being held in suspense (by the Company, any of its Subsidiaries, any third party operator thereof or any other Person or individual) for any reason other than awaiting preparation and approval of division order title opinions for recently drilled wells.
(iv)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and except for any amounts being held in suspense in compliance with applicable Law, (i) all rentals, shut-ins and similar payments (and all Production Burdens) owed to any Person or individual by the Company or any of its Subsidiaries under (or otherwise with respect to) any such Oil and Gas Leases have been properly and timely paid, (ii) all royalties, minimum royalties, overriding royalties and other Production Burdens with respect to any Oil and Gas Properties owned or held by the Company or any of its Subsidiaries owed by the Company or any of its Subsidiaries have been timely and properly paid and (iii) none of the

Company or any of its Subsidiaries (and, to the Company’s knowledge, no third party operator) has violated any provision of, or taken or failed to take any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any Oil and Gas Lease (or entitle the lessor thereunder to cancel or terminate such Oil and Gas Lease) included in the Oil and Gas Properties owned or held by the Company or any of its Subsidiaries.
(v)    Except as would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company and its Subsidiaries, taken as a whole, none of the material Oil and Gas Properties of the Company or its Subsidiaries is subject to any preferential purchase, consent or similar right that would become operative as a result of the Transactions.
(vi)    All of the wells located on the Oil and Gas Leases or on (or otherwise associated with) any other Oil and Gas Properties of the Company or any of its Subsidiaries have been drilled, completed and operated in material accordance with all applicable Law and the terms and conditions of all applicable Oil and Gas Leases and Oil and Gas Contracts, and all drilling and completion (and the plugging and abandonment) of all such wells and all related development, production and other operations have been conducted in compliance with all applicable Law except, in each case, as would not reasonably be expected to result in, individually or in the aggregate, a material liability to the Company and its Subsidiaries, taken as a whole.
(vii)    Schedule 3.1(p)(vii) of the Company Disclosure Schedule lists all transportation, plant, production and other imbalances with respect to Hydrocarbon production from the Company’s (or any of its Subsidiaries’) Oil and Gas Properties as of the date set forth on such Schedule.
(q)    Environmental Matters.   Except for those matters that would not be reasonably likely to result in, individually or in the aggregate, material liability to the Company and its Subsidiaries, taken as a whole:
(i)    Except as set forth on Schedule 3.1(q) of the Company Disclosure Schedule, the Company and its Subsidiaries and their respective assets and operations are, and, since January 1, 2017, have been, in compliance with applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws and compliance by the Company and each of its Subsidiaries with the terms and conditions thereof).
(ii)    Neither the Company nor any of its Subsidiaries (or any of their respective assets and properties) is subject to any pending or, to the Company’s knowledge, threatened Proceedings under Environmental Law.
(iii)    Neither the Company nor any of its Subsidiaries (or, to the Company’s knowledge, any third party operators of the Company’s or any of its Subsidiaries’ assets) have received any written notice asserting a violation of, or any alleged liability under, any Environmental Law.
(iv)    There have been no Releases of Hazardous Materials from any property or facility owned, operated or otherwise used by the Company or any of its Subsidiaries, or in connection with the operations of the Company or any of its Subsidiaries, that have resulted or, to the knowledge of the Company, are reasonably likely to result in liability to the Company or any of its Subsidiaries under Environmental Law.
(v)    There has been no exposure of any Person or property to Hazardous Materials in connection with the properties or operations of the Company or any of its Subsidiaries that has, or, to the knowledge of the Company, could reasonably be expected to form the basis of a claim for damages or compensation against the Company or any of its Subsidiaries under Environmental Law.
(vi)    Except as set forth on Schedule 3.1(q) of the Company Disclosure Schedule, as of the date of this Agreement, there are no wells, pipelines, facilities, Systems, platforms or other equipment included in (or located on or otherwise attributable to) any of the Company’s or any of its Subsidiaries’ Oil and Gas Properties that are currently required to be plugged, abandoned and/or dismantled (whether pursuant to applicable Law or any applicable Oil and Gas Lease or Oil and Gas Contract) that have not been plugged and abandoned (and/or dismantled) in compliance with applicable Laws.
(r)    Insurance.   Set forth on Schedule 3.1(r) of the Company Disclosure Schedule is a true, correct and complete list, specifying the insurer, amount of coverage, nature of coverage, deductible, and dates through which coverage will continue, of all material insurance policies held by the Company or any of its Subsidiaries as of the date of this Agreement (the “Material Company Insurance Policies”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Material Company Insurance Policies is in full force and effect, and there is no existing default by any insured thereunder and a true, correct and complete copy of each Material Company Insurance Policy has been made available to Parent upon Parent’s request prior to the date of this Agreement. All premiums payable under the Material Company Insurance Policies prior to the date of this Agreement have been duly and timely paid to date. Except as set forth on Schedule 3.1(r) of the Company Disclosure Schedule, as of the date of this Agreement, no written notice of cancellation or termination has been received with respect to any Material Company Insurance Policy. As of the date of this Agreement, (x) there is no material claim by the Company or any of its Subsidiaries pending under any Material Company Insurance Policy and (y) no material claim made since January 1, 2017 under any Material Company Insurance Policy has been questioned, disputed or denied by the underwriters thereof or in respect of which such underwriters have reserved their rights.
(s)    Material Contracts.
(i)    For all purposes of and under this Agreement, a “Material Contract” shall mean:
(A)    any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulations S-K under the Securities Act;
(B)    any Contract between the Company or any of its Subsidiaries, on the one hand, and any of their respective officers or directors or Affiliate of any such Person or any Person beneficially owning five percent or more of the Company Capital Stock on the other hand;
(C)    any Contract that limits or otherwise restricts in any material respect the Company or any of its Subsidiaries (or, after the Effective Time, will restrict the Company, Parent or any of their respective Subsidiaries) from (1) engaging or competing in any line of business, in any geographical location or with any Person, (2) selling any products or services of or to any other Person or in any geographic region, or (3) obtaining products or services from any Person or in any geographic region;
(D)    any Contract (1) relating to the disposition or acquisition (directly or indirectly) by the Company or any of its Subsidiaries of any material assets or properties of the Company or its Subsidiaries, other than any such Contracts that are no longer executory or (2) pursuant to which the Company or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise (other than the Company’s Subsidiaries);
(E)    each material partnership, joint venture or limited liability company Contract, other than any customary joint operating agreements, unit agreements or participation agreements affecting the Oil and Gas Properties of the Company;
(F)    any Contract that involves or relates to any Indebtedness of the Company or any of its Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business;
(G)    any Contract in respect of any Derivative Transaction;

(H)    each Contract for lease of personal property or real property (other than Oil and Gas Properties) involving payments in excess of  $2,000,000 in any calendar year or aggregate payments in excess of  $4,000,000 that are not terminable without penalty or other liability to the Company (other than any ongoing obligation pursuant to such contract that is not caused by any such termination) within 60 days, other than contracts related to drilling rigs;
(I)    any Contract providing for the sale by the Company or any of its Subsidiaries of Hydrocarbons that contains a “take-or-pay” clause or any similar prepayment or forward sale arrangement or obligation (excluding “gas balancing” arrangements associated with customary joint operating agreements) to delivery Hydrocarbons at some future time without then or thereafter receiving full payment therefore;
(J)    any Contract that is a joint development agreement, exploration agreement, acreage dedication agreement or joint operating agreement that either (1) is material to the operation of the Company and its Subsidiaries, taken as a whole (excluding joint operating agreements), (2) would reasonably be expected to require the Company and its Subsidiaries to make expenditures in excess of  $2,000,000 in the aggregate during the 12-month period following the date hereof or (3) contains an area of mutual interest or any “tag along” or “drag along” (or similar rights) allowing a third party, or requiring the Company or any of its Subsidiaries, to participate in any future transactions with respect to any assets or properties of the Company (or any of its Subsidiaries); and
(K)    any Contract, or group of Contracts, the termination or breach of which could reasonably be expected to have a Company Material Adverse Effect and is not disclosed pursuant to clauses (A) through (J) above.
(ii)    Schedule 3.1(s)(ii) of the Company Disclosure Schedule, together with the list of exhibits contained in the Company SEC Documents, sets forth a complete and accurate list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement. Prior to the date hereof, true and complete copies of all Material Contracts (including all amendments, supplements, schedules and other modifications thereto) have been made available to Parent.
(iii)    Each Material Contract is valid and binding on the Company or each Subsidiary of the Company party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, enforceable against the Company or each Subsidiary of the Company party thereto in accordance with its terms, except that such enforceability is subject to Creditors’ Rights generally and neither the Company nor any of its Subsidiaries that is a party thereto, nor, to the knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries or party thereto, or, to the knowledge of the Company, any other party thereto, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(t)    Opinion of Financial Advisor.    The Company Board has received the opinion of Intrepid Partners, LLC addressed to the Company Board to the effect that, as of June 17, 2018, the date of the meeting at which the Company Board approved this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of the Company Common Stock. An executed copy of such opinion will be made available to Parent solely for informational purposes promptly following the date of this Agreement (it being understood that neither Parent nor any of its Affiliates shall be entitled to rely on such opinion).
(u)    Brokers.    Except for the fees and expenses payable to the Persons identified on Schedule 3.1(u) of the Company Disclosure Schedule, no broker, investment banker, or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The

Company has disclosed to Parent prior to the date hereof the approximate amounts payable (including on a contingent basis) to each Person identified on Schedule 3.1(u) of the Company Disclosure Schedule by the Company or any of its Subsidiaries in connection with the Transactions.
(v)    Anti-Takeover Statutes; Certificate Restrictions.    The Company has taken all necessary action such that no “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination,” anti-takeover or other similar statute, rule or regulation enacted under state or federal Laws in the United States that is applicable to the Company, is applicable to this Agreement or the Transactions.
(w)    Related Party Transactions.    Except as set forth on Schedule 3.1(w) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any Contract with (i) any direct or indirect beneficial owner of five percent or more of the Company Capital Stock or (ii) any director or officer of such Persons or any relative of any of the foregoing, except for employment or compensation agreements, arrangements with directors and officers, and director and officer indemnity agreements, in each case made in the Ordinary Course of Business.
(x)    Intellectual Property; Data Privacy and Information Security.
(i)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (A) to the knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, misappropriate or otherwise violate, and since January 1, 2017 has not infringed, misappropriated or otherwise violated, any other Person’s Intellectual Property; (B) there is no claim of such infringement, misappropriation or other violation pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; (C) to the knowledge of the Company, no Person is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company or any of its Subsidiaries; (D) no claims of Intellectual Property infringement, misappropriation or other violation are pending or, to the knowledge of the Company, threatened against any Person by the Company or any of its Subsidiaries; and (E) except as set forth on Schedule 3.1(x) of the Company Disclosure Schedule, the Company and each of its Subsidiaries have taken reasonable steps to protect the trade secrets and confidential information used in the business of Company and its Subsidiaries in the Ordinary Course of Business. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries own or have the right to use all Intellectual Property used in the business of the Company and its Subsidiaries in the Ordinary Course of Business.
(ii)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (A) the Company and each of its Subsidiaries have complied with the Company’s and each of its Subsidiaries’ own privacy policies and Laws applicable to the Company or any of its Subsidiaries regarding personally identifiable information, including any data privacy Laws or consumer privacy Laws; (B) the Company and each of its Subsidiaries have implemented and maintain commercially reasonable security measures and policies to protect all personally identifiable information owned, collected, stored, controlled or processed by them or on their behalf from and against unauthorized access, use or disclosure; (C) to the Company’s knowledge, neither the Company nor any of its Subsidiaries has been legally required to provide any notices to data owners in connection with any unauthorized disclosure of, or access to, personally identifiable information; and (D) since June 1, 2017, to the Company’s knowledge, there has been no material failure, material substandard performance, or breach of any computer systems of the Company or its Subsidiaries or their contractors that has caused any material disruption to the businesses of the Company or its Subsidiaries or resulted in any unauthorized disclosure of or access to any data owned, collected, stored, controlled or processed by or on behalf of the Company or any of its Subsidiaries.
(y)    Derivative Transactions.    Except as has not had and would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect:
(i)    All Derivative Transactions entered into by the Company or any of its Subsidiaries or for the account of any of its customers as of the date of this Agreement were entered into in accordance with applicable Laws, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisors) and to bear the risks of such Derivative Transactions.
(ii)    The Company and each of its Subsidiaries have duly performed in all respects all of their respective obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are be no breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder.
(z)    Regulatory Matters.
(i)    Neither the Company nor any of its Subsidiaries is (A) an “investment company” or a company “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940 or (B) a “holding company”, a “subsidiary company” of a “holding company”, an affiliate of a “holding company”, a “public utility” or a “public-utility company” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.
(ii)    Except as set forth on Schedule 3.1(z) of the Company Disclosure Schedule, all natural gas pipeline Systems and related facilities owned by the Company or any of its Subsidiaries are (A) “gathering facilities” that are exempt from regulation by the U.S. Federal Energy Regulatory Commission under the Natural Gas Act of 1938 and (B) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the laws of any state or other local jurisdiction.
3.2    Representations and Warranties of Parent and Merger Sub.    Except as set forth on the correspondingly numbered disclosure schedule dated as of the date of this Agreement and delivered by Parent and Merger Sub to the Company on or prior to the date of this Agreement (the “Parent Disclosure Schedule”), Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:
(a)    Organization, Standing and Power.    Parent is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Louisiana. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify or be in good standing would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)    Authority; No Violations.
(i)    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of each of Parent and Merger Sub. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub enforceable in accordance with its terms, subject, as to enforceability, to Creditor’s Rights.
(ii)    The execution and delivery of this Agreement does not, and the consummation of the Transactions will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or acceleration of any material obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under any provision of  (A) the certificate of incorporation, articles of incorporation, bylaws or similar organization documents of Parent, Merger Sub or any of their respective Subsidiaries; (B) any loan or credit Contract, note, bond, indenture, security agreement, guarantee, pledge, mortgage, lease or other Contract, permit, franchise or license to which Parent or any of its Subsidiaries is a party or by which Parent or Merger Sub or any of their respective Subsidiaries or their respective properties or assets are bound; or (C) assuming the Consents referred to in Section 3.2(c) are duly and timely obtained or made, any Law applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (B) and (C), any such violations, defaults, acceleration, losses or Encumbrances that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.
(iii)    No vote or consent of the holders of any equity or voting interests in Parent that has not been obtained prior to the date of this Agreement is necessary to approve this Agreement or the Merger.
(c)    Consents.    No Consent from any Governmental Authority is required to be obtained by Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, except for (i) the filing of a premerger notification report by Parent under the HSR Act, and the expiration or termination of the applicable waiting period with respect thereto; (ii) the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware; and (iii) any such Consents the failure to obtain of which would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.
(d)    Information Supplied.    None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, at the date mailed to stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
(e)    Compliance with Law.    Parent and its Subsidiaries are in compliance with, and are not in default under or in violation of, any Law, except where such non-compliance, default or violation have not had and would not have, individually or in the aggregate, a Parent Material Adverse Effect. Since January 1, 2017, neither Parent nor any of its Subsidiaries has received any written notice or, to Parent’s knowledge, other communication from any Governmental Authority regarding any actual or possible violation of, or failure to comply with, any Law, except as would not have, individually or in the aggregate, a Parent Material Adverse Effect.
(f)    Financial Statements.    The financial statements of Parent delivered to Intrepid Partners, LLC on May 29, 2018, including all notes and schedules thereto (the “Parent Financial Statements”), were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects in accordance with GAAP (subject, in the case of the unaudited statements, to normal year-end adjustments) the financial position of Parent and its consolidated Subsidiaries as of their respective dates and the results of operations and the cash flows of Parent and its consolidated Subsidiaries for the periods presented therein. Whitley Penn LLP is an independent public accounting firm with respect to Parent and has not resigned or been dismissed as independent public accountants of Parent and, to the knowledge of Parent, the independence of Whitley Penn LLP with respect to Parent has not been challenged or questioned by any Person.
(g)    Litigation.    There are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, other than any such Proceedings that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. There is no Order outstanding against Parent or any of its Subsidiaries, in either case that would be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries nor any of their respective properties or assets is or are subject to any Order, except for those Orders that would not be reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.

(h)    Available Funds.    At the Closing, Parent will have sufficient, immediately available funds in cash, to pay the aggregate Merger Consideration contemplated by Section 2.1(b) and any other amounts necessary to consummate the transactions contemplated by this Agreement at the Closing (the “Required Amount”), subject to the satisfaction of the conditions in Article VI. In no event shall the receipt by, or the availability of any funds or financing to, Parent or any of its Affiliates or any other financing be a condition to Parent’s obligation to consummate the transactions contemplated by this Agreement.
(i)    No Business Conduct.    Merger Sub was incorporated on June 15, 2018. Since its incorporation, Merger Sub has not engaged in any activity, other than such actions in connection with (i) its organization and (ii) the preparation, negotiation and execution of this Agreement and the Transactions. Merger Sub has no operations, has not generated any revenues and has no liabilities other than those incurred in connection with the foregoing and in association with the Merger as provided in this Agreement.
(j)    Ownership of Company Common Stock.    Neither Parent nor Merger Sub nor any “affiliate” or “associate” (as such terms are used in Section 203 of the DGCL) of Parent or Merger Sub, is, or was or became at any time during the last three years, an “interested stockholder” (as such term is defined in Section 203 of the DGCL).
ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER
4.1    Conduct of Business by the Company Pending the Merger.    The Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, except as (i) set forth on Schedule 4.1 of the Company Disclosure Schedule, (ii) explicitly permitted or required by this Agreement, (iii) required by Law or situations wherein emergency action is taken in the face of a risk to life or a material risk to property, the environment and/or Oil and Gas Lease termination or (iv) as consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall and shall cause each of its Subsidiaries to (1) conduct its businesses in the Ordinary Course of Business, including using its use commercially reasonable efforts to preserve intact its present business organization, retain its officers and key employees, and preserve its relationships with its customers and suppliers and other Persons having significant business dealings with it, in each case, to the end that its goodwill and ongoing business shall not be impaired in any material respect, (2) comply with all applicable Laws, except where the failure so to comply would not be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect and (3) not voluntarily resign, transfer or relinquish any right as operator of any of their Oil and Gas Properties. Without limiting the generality of the foregoing, the Company covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, except as (i) set forth on Schedule 4.1 of the Company Disclosure Schedule, (ii) explicitly permitted or required by this Agreement, (iii) required by Law or situations wherein emergency action is taken in the face of a risk to life or a material risk to property, the environment and/or Oil and Gas Lease termination or (iv) as consented to by Parent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit its Subsidiaries to:
(a)    Dividends; Changes in Capital Stock.    (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, the Company or its Subsidiaries; (ii) split, combine or reclassify any capital stock of, or other equity interests in, the Company or any of its Subsidiaries; or (iii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, the Company or any of its Subsidiaries, except as required by the terms of any capital stock of, or other equity interests in, the Company or any of its Subsidiaries outstanding on the date of this Agreement or as contemplated by any existing director compensation plan, Employee Benefit Plan or employment agreement of the Company, in each case, as such terms, plans or agreements are in effect as of the date hereof;
(b)    Issuance of Securities.    offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, the Company or any of its

Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than (i) the issuance of Company Common Stock pursuant to awards granted under any of the Company Stock Plans and outstanding on the date hereof; or (ii) issuances by a wholly owned Subsidiary of the Company of such Subsidiary’s capital stock or other equity interests to the Company or any other wholly owned Subsidiary of the Company;
(c)    Governing Documents.    (i) amend or propose to amend the Company Certificate of Incorporation, the Company Bylaws other similar organizational documents, and (ii) permit any of its Subsidiaries to amend or propose to amend its certificate of incorporation, bylaws or other similar organizational documents (in each case, other than ministerial changes);
(d)    Mergers; Acquisitions.    (i) merge, consolidate, combine or amalgamate with any Person other than another wholly owned Subsidiary of the Company or (ii) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, licensing, or by any other manner), any business or any corporation, partnership, association or other business organization or division thereof, other than, for the avoidance of doubt, acquisitions of federal lease blocks;
(e)    No Dispositions.    sell, lease, license, transfer, exchange, swap, pledge, subject to any Encumbrance or otherwise dispose of, or agree to sell, lease, license, transfer, exchange, swap, pledge, subject to any Encumbrance (other than a Permitted Encumbrance) or otherwise dispose of, any of its (or their, respectively) its or their assets or properties, other than any sale, lease, license, transfer, exchange, swap, pledge, Encumbrance or disposition of any of the foregoing assets and properties that (i) are of obsolete or worthless equipment or Hydrocarbons, crude oil and/or refined products and are made in the Ordinary Course of Business, (ii) are set forth on Schedule 4.1(e) of the Company Disclosure Schedule, or (iii) sales, leases, transfers or other dispositions of any assets other than Oil and Gas Properties with a fair market value of less than $1,000,000 in the aggregate;
(f)    No Dissolution, Etc.    consummate, authorize, recommend, propose, or announce an intention to adopt, a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization;
(g)    Accounting.    change in any respect their material accounting principles or methods and policies for the preparation of financial statements included in reports or registration statements filed with the SEC, except as required by GAAP or statutory accounting requirements;
(h)    Insurance.    fail to maintain insurance in at least such amounts and against at least such risks and losses as are consistent in all material respects with such entities’ past practice;
(i)    Tax Matters.    (i) make or rescind any express or deemed election relating to Taxes (including any election for any joint venture, partnership, limited liability company or other investment where the Company has the capacity to make such binding election, but excluding any election that is required by applicable Law to be made periodically and is made consistent with past practice), (ii) settle or compromise any Proceeding relating to Taxes, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years;
(j)    Employee Matters.    (i) grant any increases in the compensation (including bonuses) or benefits payable or to become payable to any of its directors, officers or key employees (which for purposes of this Section 4.1(j), “key employee” shall mean any employee whose annual base salary is equal to or greater than $100,000); (ii) grant any increases in the compensation (including bonuses) or benefits payable or to become payable to any of its employees who are not key employees, except for increases in the compensation or benefits of such employees made in the Ordinary Course of Business that do not, for any individual employee, exceed the rate of annual rate of inflation as determined by reference to the Consumer Price Index as published by the U.S. Bureau of Labor Statistics; (iii) pay or agree to pay to any director, officer or key employee, whether past or present, any material pension, retirement allowance or other employee benefit not required by any Employee Benefit Plan existing on the date of this Agreement; (iv) enter into any new, or amend any existing Employee Benefit Plan; (v) establish or become obligated under any collective bargaining agreement or Employee Benefit Plan that was not in existence or approved by the Company Board prior to the date of this Agreement; (vi) fund (or agree to fund) any compensation or benefits under any Employee Benefit Plan, including through a “rabbi” or similar trust, not required by any Employee Benefit Plan existing on the date of this Agreement; or (vii) hire any new employee or independent contractor or terminate the employment or service relationship of any employee or independent contractor (other than a termination for “cause”), other than, in each case, as required by Law or for any action taken in the Ordinary Course of Business of the Company and its Subsidiaries;
(k)    Related Party Agreements.    enter into or amend in any manner any Contract with any former or present director or officer of the Company or any of its Subsidiaries or with any Affiliate of any of the foregoing Persons or any other Person covered under Item 404 of Regulation S-K promulgated by the SEC, except as permitted under Section 4.1(j) above;
(l)    Indebtedness; Encumbrances.    (i) incur, create or assume any material Indebtedness, or (ii) create any material Encumbrances on any property or assets of the Company or any of its Subsidiaries, other than Permitted Encumbrances. Notwithstanding the foregoing, the immediately preceding sentence shall not restrict (A)(1) the incurrence of Indebtedness under the Revolving Credit Facility in the Ordinary Course of Business; (2) Indebtedness incurred in the Ordinary Course of Business and pre-payable without premium or penalty related to working capital lines of credit, letters of credit, overdraft facilities, hedging transactions, bank guarantees, insurance premium financings, factoring transactions and other ordinary course forms of indebtedness to the extent permitted by the Revolving Credit Facility, in an amount not to exceed $1,000,000 in the aggregate; (3) indebtedness incurred by the Company that is owed to a wholly owned Subsidiary of the Company or by a wholly owned Subsidiary of the Company that is owed to the Company or another wholly owned Subsidiary of the Company, (4) trade credit provided to customers in the Ordinary Course of Business or (5) the incurrence of capital lease obligations in the Ordinary Course of Business not to exceed $1,000,000; or (B) the creation of any Encumbrances securing any Indebtedness permitted to be incurred by clause (A) above;
(m)    Material Contracts.    (i) enter into any Contract that would be a Material Contract or (ii) terminate, amend, modify or waive any provision, right or benefit of or under any Material Contract, except, where such termination, amendment, modification or waiver would not reasonably be likely to have, individually or in the aggregate, a Company Material Adverse Effect;
(n)    Capital Expenditures.    authorize or make capital expenditures that are, on an individual basis, in excess of  $1,000,000, except for reasonable capital expenditures to repair damage resulting from casualty events or required due to an emergency;
(o)    Settlement of Claims.    settle or offer or propose to settle, any Proceeding involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $1,000,000 in the aggregate; provided, however, that neither the Company nor any of its Subsidiaries shall settle or compromise any Proceeding if such settlement or compromise (i) involves a conduct remedy or injunctive or similar relief or (ii) involves an admission of criminal wrongdoing by the Company or any of its Subsidiaries; or
(p)    Agreements.    agree in writing or otherwise to take any action inconsistent with this Section 4.1.
Notwithstanding anything to the contrary set forth in this Section 4.1, if neither the Company nor any of its Subsidiaries is the operator of a particular portion of its (or their, as applicable) Oil and Gas Properties, then the obligations of the Company in this Section 4.1 with respect to such Oil and Gas Properties and that have reference to operations or activities that pursuant to existing Oil and Gas Contracts are carried out by the operator, shall be construed to require only that the Company (or its applicable Subsidiary) vote (to the extent permitted) or elect in favor of taking or not taking, as applicable (and use commercially reasonable efforts to cause the operator of such portion of such Oil and Gas Properties to take or not take, as applicable) the actions set forth in this Section 4.1.

4.2    Conduct of Business by Parent Pending the Merger.    The Parent covenants and agrees that, until the earlier of the Effective Time and the termination of this Agreement pursuant to Article VII, except as consented to by the Company in writing, Parent shall not, and shall not permit its Subsidiaries to:
(a)    Governing Documents.    (i) amend or propose to amend the Parent Articles of Organization, the Parent Limited Liability Company Agreement or other similar organizational documents, or (ii) permit any of its Subsidiaries to amend or propose to amend its certificate of incorporation, bylaws or other similar organizational documents, in each case, in any manner that would adversely affect the consummation of the Merger and the other Transactions or adversely affect the holders of Company Common Stock relative to the holders of Parent Common Stock;
(b)    No Dissolution, Etc.    consummate, authorize, recommend, propose, or announce an intention to adopt, a plan of complete or partial liquidation, dissolution, recapitalization or other reorganization; or
(c)    Agreements.    agree in writing or otherwise to take any action inconsistent with this Section 4.2.
4.3    No Solicitation; Company Change in Recommendation.
(a)    From and after the date of this Agreement and except as otherwise specifically provided for in this Section 4.3 the Company will not, and will cause its Subsidiaries and use commercially reasonable efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit or knowingly encourage the making of a Competing Proposal, (ii) participate or engage in any discussions or negotiations with any Person with respect to a Competing Proposal, (iii) furnish or provide any non-public information or data regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person who has made or informs the Company that it is considering making a Competing Proposal, (iv) enter into any letter of intent or agreement in principal, or other agreement providing for a Competing Proposal (other than a confidentiality agreement as provided in Section 4.3(b)(ii)) or (v) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, any Competing Proposal (the taking of any action described in clause (v) being referred to as a “Change of Recommendation”). Promptly after the date of this Agreement, the Company will terminate any physical and electronic data access related to any such potential Competing Proposal granted to such Persons prior to the date of this Agreement.
(b)    Notwithstanding anything in this Agreement to the contrary, the Company, directly or indirectly through one or more of its Representatives, may:
(i)    to the extent applicable, comply with Rule 14e-2(a) under the Exchange Act, Item 1012(a) of Regulation M-A and Rule 14d-9 under the Exchange Act; provided, however, that none of the Company, the Company Board or any committee thereof shall, except as expressly permitted by Section 4.3(b)(iii) or Section 4.3(c), effect a Change of Recommendation in any disclosure document or communication filed or publicly issued or made in conjunction with the compliance with such requirements;
(ii)    prior to obtaining the Company Stockholder Approval, engage in the activities prohibited by Sections 4.3(a)(i), 4.3(a)(ii) and 4.3(a)(iii) with any Person who has made a Competing Proposal; provided, however, that (A) no non public information that is prohibited from being furnished pursuant to Section 4.3(a) may be furnished until the Company receives an executed confidentiality agreement from such Person, but only if that confidentiality agreement does not contain provisions that prohibit the Company from complying with the provisions of this Section 4.2, and (B) prior to taking any such actions, the Company Board or any committee thereof determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Competing Proposal is, or could reasonably be expected to lead to, a Superior Proposal;
(iii)    prior to obtaining the Company Stockholder Approval, in response to a Competing Proposal, if the Company Board (or any committee thereof) so chooses, cause the Company to terminate this Agreement pursuant to Section 7.1(d) if prior to taking such action (A) the Company Board (or a committee thereof) determines in good faith after consultation with its financial advisors and outside legal counsel that such Competing Proposal is a Superior Proposal (taking into account any adjustment to the terms and conditions of the Merger proposed by Parent in response to such Competing Proposal), and (B) the Company shall have given notice to Parent that the Company has received such proposal, specifying the material terms and conditions of such proposal, and, that the Company intends to take such action, and either (1) Parent shall not have proposed revisions to the terms and conditions of this Agreement prior to the earlier to occur of the scheduled time for the Company Stockholders Meeting and the second Business Day after the date on which such notice is given to Parent, or (2) if Parent within the period described in the foregoing clause (1) shall have proposed revisions to the terms and conditions of this Agreement in a manner that would form a binding contract if accepted by the Company, the Company Board (or any committee thereof), after consultation with its financial advisors and outside legal counsel, shall have determined in good faith that the Competing Proposal remains a Superior Proposal with respect to Parent’s revised proposal; provided, however, that each time material modifications to the financial terms of a Competing Proposal determined to be a Superior Proposal are made the time period set forth in this clause (B) prior to which the Company may effect a Change of Recommendation or terminate this Agreement shall be extended for 24 hours after notification of such change to Parent; and
(iv)    prior to receipt of the Company Stockholder Approval, seek clarification from (but not engage in negotiations with or provide non-public information to) any Person that has made a Competing Proposal solely to clarify and understand the terms and conditions of such proposal to provide adequate information for the Company Board or any committee thereof to make an informed determination under Section 4.3(b)(ii).
(c)    Notwithstanding anything in this Agreement to the contrary, the Company Board (or a committee thereof) shall be permitted, at any time prior to receipt of the Company Stockholder Approval, to effect a Change of Recommendation if, prior to taking such action, the Company Board or any committee thereof determines in good faith, after consultation with outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable Law.
(d)    Notwithstanding anything in this Agreement to the contrary, (i) any factually accurate public statement by the Company that describes the Company’s receipt of a Competing Proposal and the operation of this Agreement with respect thereto, shall not be deemed to be a recommendation of such Competing Proposal or a Change of Recommendation and (ii) the Company may inform any Person of the existence of the provisions of this Section 4.2.
(e)    From and after the date of this Agreement, the Company shall advise Parent of the receipt by the Company of any Competing Proposal made on or after the date of this Agreement or any request for non-public information or data relating to the Company or any of its Subsidiaries made by any Person that has made or informs the Company that it is considering making a Competing Proposal or any request for discussions or negotiations with the Company or a Representative of the Company relating to a Competing Proposal (in each case within two Business Days thereof), and the Company shall provide to Parent (within such two Business Day time frame) either (i) a copy of any such Competing Proposal made in writing provided to the Company or any of its Subsidiaries or (ii) a written summary of the material terms of such Competing Proposal.

ARTICLE V
ADDITIONAL AGREEMENTS
5.1    Access to Information.    The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and its Representatives reasonable access, at reasonable times upon reasonable prior notice, to the officers, key employees, agents, properties (including, for the avoidance of doubt, the Company’s and its Subsidiaries’ Oil and Gas Properties), offices and other facilities of the Company and its Subsidiaries and to their books, records, contracts and documents and shall, and shall cause each of its Subsidiaries to, furnish as promptly as reasonably practicable to Parent and its Representatives such information concerning the Company’s and its Subsidiaries’ business, properties (including, for the avoidance of doubt, the Company’s and its Subsidiaries’ Oil and Gas Properties), contracts, records and personnel as may be reasonably requested, from time to time, by or on behalf of the Parent. Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise cause any unreasonable interference with the prompt and timely discharge by the employees of the Company and its Subsidiaries of their normal duties. Notwithstanding the foregoing, (i) the Company shall not be required to, or to cause any of its Subsidiaries to, grant access or furnish information to Parent or any of its Representatives to the extent that such information is subject to an attorney-client or attorney work-product privilege (other than title opinions relating to the Company’s and its Subsidiaries’ Oil and Gas Properties) or that such access or the furnishing of such information is prohibited by Law or existing contract or agreement; (ii) Parent shall not have access to personnel records of the Company or any of its Subsidiaries relating to individual medical histories, individual performance or evaluation records, or other information the disclosure of which could subject the Company or any of its Subsidiaries to risk of significant liability and (iii) Parent shall not be permitted to conduct any sampling or analysis of any environmental media or building materials at any facility of the Company or its Subsidiaries without the prior written consent of the Company (granted or withheld in its sole discretion). Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 5.1 for any purpose unrelated to the Transactions. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and, subject to Section 7.2, shall apply to all information furnished thereunder or hereunder.
5.2    Preparation of Proxy Statement.    Each of the Company and Parent shall cooperate with each other in the preparation of the preliminary and the definitive Proxy Statement, including all amendments or supplements to the preliminary Proxy Statement. The Company shall prepare and file with the SEC the preliminary Proxy Statement as promptly as reasonably practicable (and in any event no later than 30 days following the date of this Agreement). No filing of, or supplement to, the Proxy Statement will be made by the Company, without Parent’s prior written consent (which shall not be reasonably withheld, conditioned or delayed) and without providing Parent a reasonable opportunity to review and comment thereon. The Company shall notify Parent of the receipt of any comments of the SEC with respect to the preliminary Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent, as promptly as reasonably practicable, copies of all written correspondence between the Company or any Representative of the Company and the SEC with respect to the preliminary or definitive Proxy Statement. If any comments are received from the SEC with respect to the preliminary Proxy Statement, the Company shall respond as promptly as reasonably practicable to such comments. Parent shall, as promptly as reasonably practicable, provide the Company with such information as may be required to be included in the Proxy Statement or as may be reasonably required to respond to any comment of the SEC. As promptly as reasonably practicable after all comments received from the SEC have been cleared by the SEC and all information required to be contained in the Proxy Statement has been included therein, the Company shall file the definitive Proxy Statement with the SEC and cause such definitive Proxy Statement to be mailed (including by electronic delivery if permitted) to its stockholders of record, as of a record date reasonably established by the Company Board in accordance with applicable Law.
5.3    Company Stockholders Meeting.
(a)    The Company shall take all action necessary in accordance with applicable Laws and the Company Certificate of Incorporation and the Company Bylaws to duly give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to be held as promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC. Except as permitted by Section 4.3(c), (A) the Company Board shall recommend that the stockholders of the Company vote in favor of the adoption of this Agreement at the Company Stockholders Meeting and the Company Board shall solicit from stockholders of the Company proxies in favor of the adoption of this Agreement, and (B) the Proxy Statement shall include a statement to the effect that the Company Board made the Company Board Recommendation. The Company shall not submit to the vote of its stockholders any Competing Proposal. Notwithstanding anything to the contrary contained in this Agreement, the Company (i) shall be required to adjourn or postpone the Company Stockholders Meeting (A) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders or (B) if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Company Stockholders Meeting and (ii) may adjourn or postpone the Company Stockholders Meeting if, as of the time for which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to obtain the Company Stockholder Approval; provided, however, that unless otherwise agreed to by the parties, the Company Stockholders Meeting shall not be adjourned or postponed to a date that is more than 20 Business Days after the date for which the meeting was previously scheduled (it being understood that such Company Stockholders Meeting shall be adjourned or postponed every time the circumstances described in the foregoing clauses (i)(A) and (i)(B) exist, and such Company Stockholders Meeting may be adjourned or postponed every time the circumstances described in the foregoing clause (ii) exist); and provided further that the Company Stockholders Meeting shall not be adjourned or postponed to a date on or after two Business Days prior to the Termination Date. Notwithstanding the foregoing, the Company may adjourn or postpone the Company Stockholders Meeting to a date no later than the second Business Day after the expiration of any of the periods contemplated by Section 4.3(b)(iii)(B).
(b)    Immediately after the execution of this Agreement, Parent shall duly approve and adopt this Agreement in its capacity as the sole stockholder of Merger Sub in accordance with applicable Law and the Certificate of Incorporation and Bylaws of Merger Sub and deliver to the Company evidence of its vote or action by written consent so approving and adopting this Agreement.
5.4    Consents; Regulatory Approvals.
(a)    Except to the extent that the parties’ obligations are specifically set forth elsewhere in this Article V, upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, including (i) the obtaining of all required Consents and the taking of all commercially reasonable steps as may be necessary to obtain a required Consent from any Governmental Authority; (ii) the obtaining of all consents from (A) any third Persons as reasonably requested by Parent and (B) the Persons set forth on Schedule 5.4(a) of the Parent Disclosure Schedule, including the exercise or use, upon the reasonable request by Parent, by the Company of all rights and remedies necessary or available under the Contract under which the consent is sought (but excluding the initiation of any Proceeding unless Parent and the Company mutually agree), to procure the waivers or consents to assignment set forth in such Schedule 5.4(a) of the Parent Disclosure Schedule; provided, however, that, notwithstanding the foregoing, in connection with obtaining the consents referred to in clauses (A) and (B), (1) the Company shall not, without the prior written consent of Parent, pay or commit to pay to any Person whose consent is being solicited any cash or other consideration (other than any de minimis amounts), nor incur or agree to incur any non-de minimis liability due to such Person in connection therewith, and (2) none of Parent, Merger Sub or any of their respective Subsidiaries shall be required prior to the Closing to pay or commit to pay to any Person whose consent is being solicited any cash or other consideration (other than any de minimis amounts), nor incur or agree to incur any non-de minimis liability due to such Person in connection therewith); and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and the Financing and to fully carry out the purposes of this Agreement.

(b)    As promptly as reasonably practicable following the execution of this Agreement, the parties shall make all premerger notification filings required under (i) the HSR Act (which shall be made no later than 15 Business Days after the date hereof) and (ii) the jurisdictions outside of the United States in which the Antitrust Laws require a notification to an Antitrust Authority identified in Schedule 5.4(b) of the Parent Disclosure Schedule (together with the HSR Act, the “Merger Notification Rules”) and request early termination of the applicable waiting periods thereunder. Parent and the Company shall each pay one-half of all filing fees under the Merger Notification Rules. Each of Parent and the Company shall (A) cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under the Merger Notification Rules; (B) keep the other party reasonably informed of, and provide copies of, any correspondence, submission, proposal, presentation, filing or communication received by such party from, or given by such party to, any Antitrust Authority, or received or given in connection with any Proceeding by a private Person; and (C) permit the other party to review and discuss in advance, and consider in good faith the views of the other party in connection with, and incorporate the other party’s reasonable comments in, any correspondence, submission, proposal, presentation, filing or communication given by it to any Antitrust Authority or in connection with any Proceeding by a private Person related to any Antitrust Law with any other Person, in each case regarding the Merger and in a manner that protects attorney-client or attorney work-product privilege; provided, however, that materials may be redacted to remove references to valuation of Company Capital Stock, as necessary to comply with contractual arrangements and applicable Laws and as necessary to address reasonable attorney-client, work-product or other privilege or confidentiality concerns. Unless otherwise agreed and without limiting the obligations stated in this Section 5.4(b), Parent and the Company shall each use commercially reasonable efforts to obtain the prompt expiration of any applicable waiting period under any Merger Notification Rules and obtain Consent by any relevant Antitrust Authority as promptly as reasonably practicable. Further, without limiting the obligations stated in this Section 5.4(b), Parent and the Company shall each use commercially reasonable efforts to respond promptly to and substantially comply with any request for information regarding the Merger or filings under any Merger Notification Rules from any Antitrust Authority. Neither party shall initiate, or participate in any meeting or discussion with any Governmental Authority with respect to any filings, applications, investigation, or other inquiry regarding the Merger or filings under any Merger Notification Rules, or enter into any agreements with any Governmental Authority, without giving the other party reasonable prior notice of the meeting or discussion and, to the extent permitted by the relevant Governmental Authority, the opportunity to attend and participate (which, at the request of either party, may be limited to outside antitrust counsel only). The parties shall consult with each other prior to taking any material substantive position with respect to the filings under the Merger Notification Rules or in any written submission to or discussions with any Governmental Authority with respect thereto. Notwithstanding the foregoing, nothing contained in this Agreement shall be construed so as to require a party, or any of its respective Affiliates, without its written consent, to (i) sell, license, dispose of, hold separate or operate in any specified manner any of its respective assets or businesses (or to discuss, agree or commit to any of the foregoing), (ii) enter into any consent decree, Order or agreement that alters its business or commercial practices in any way or that in any way limits or could reasonably be expected to limit the right of Parent to own, operate or retain all or any portion of the Parent’s or the Company’s assets, properties or businesses, the Company Capital Stock or the Parent’s freedom of action with respect thereto or to otherwise receive the full benefits of this Agreement, (iii) contest, resist or defend any Proceeding instituted (or threatened to be instituted) by any Governmental Authority or other Person challenging this Agreement or the Transactions as violating any applicable Law or (iv) have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order (whether temporary, preliminary or permanent) or any Law that is effect and that enjoins, restrains, prevents, prohibits or makes illegal the consummation of the Transactions. The obligations of each party under this Section 5.4 to use commercially reasonable efforts shall be limited to compliance with the reporting provisions of the Merger Notification Rules and with its obligations under this Section 5.4.
(c)    The Company, Parent and Merger Sub and any of their respective Affiliates shall not take any action with the intention to, or that could reasonably be expected to, hinder or delay the obtaining of any Consent of any Antitrust Authority under any Merger Notification Rule or Antitrust Law or the expiration of the required waiting period under the Merger Notification Rules or any other Antitrust Law.
5.5    Employee Matters.
(a)    With respect to any Company or Subsidiary (collectively, the “Parent Group”) employee benefit plan (“Parent Benefit Plans”) in which the officers and employees who are employed by the Company or any of its Subsidiaries as of the Effective Time (the “Employees”) or their respective beneficiaries and dependents are otherwise eligible to participate effective as of the Effective Time, Parent shall, or shall cause the Surviving Corporation to take commercially reasonable efforts to (i) recognize all service of such Employees with the Company or any of its Subsidiaries, as the case may be, for purposes of determining eligibility to participate, vesting, accruals, and entitlement to benefits where length of service is relevant, other than benefit accruals under a defined benefit pension plan or as would result in a duplication of benefits, (ii) waive any pre-existing condition limitations, eligibility waiting periods and evidence of insurability requirements to the extent such conditions were waived or satisfied under similar Employee Benefit Plans immediately prior to the Effective Time, and (iii) provide credit for any co-payments and deductibles incurred prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket or similar requirements under any such Parent Benefit Plans that may apply as of or following the Effective Time for the year in which the Effective Time occurs.
(b)    From and after the Effective Time, the Company or the Surviving Corporation, as applicable, will, and Parent will cause the Company or the Surviving Corporation, as applicable, to, honor, in accordance with their terms, all employment, severance, income continuity and change of control programs, plans or agreements between the Company and the Employees, including bonuses, incentives, severance payments or deferred compensation in existence on the date hereof; provided, however, that the foregoing shall not prohibit Parent, the Company or the Surviving Corporation from amending, suspending or terminating any such arrangements in accordance with their terms.
(c)    Prior to the Effective Time, the Company and its Subsidiaries agree, upon Parent’s request and direction, to take any and all necessary steps to effectuate the notice requirements under the WARN Act and any similar state or local law.
(d)    The provisions contained in this Section 5.5 are included for the sole benefit of the respective parties hereto and shall not create any right in any other person, including any employee, former employee, or any participant in any Employee Benefit Plan (or beneficiary thereof), including any right to continued (or resumed) employment with Parent, the Surviving Corporation or any of their respective Subsidiaries for any specified period of any nature or kind whatsoever. No provision in Section 5.5 shall (i) constitute an amendment of, or an undertaking to amend, any Employee Benefit Plan or any employee benefit plan of the Parent Group, or (ii) limit Parent’s or the Surviving Corporation’s power to amend or terminate any particular Employee Benefit Plan or any employee benefit plan of the Parent Group or require (and the Company shall take no action that would require) the Parent or Surviving Corporation to continue any particular Employee Benefit Plan or any employee benefit plan of the Parent Group.
5.6    Directors’ and Officers’ Insurance.
(a)    Notwithstanding Section 1.4, Parent and the Surviving Corporation shall not, for six years after the Effective Time, amend, repeal or otherwise modify the Surviving Corporation Certificate of Incorporation or Surviving Corporation Bylaws of the Surviving Corporation in any manner that would affect adversely the rights thereunder or under the Company Certificate of Incorporation or Company Bylaws of any Indemnified Person to indemnification, exculpation and advancement except to the extent required by Law. Parent shall, and shall cause the Surviving Corporation to, fulfill and honor any indemnification or exculpation agreements between the Company and any of its directors, officers or employees existing immediately prior to the Effective Time that are set forth on Schedule 5.6(a) of the Company Disclosure Schedule.
(b)    Immediately prior to the Effective Time, the Company will cause to be put in place, and the Company shall fully prepay the premiums of a “tail” insurance policy or policies providing insurance coverage in an amount and scope at least as favorable as the Company’s existing director and officer liability policies disclosed on Schedule 3.1(r) of the Company Disclosure Schedule for matters, acts or omissions existing or occurring at or prior to the Effective Time, with a claims period of at least six years from the Effective Time, and from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier providing such insurance; provided, however, that in no event shall the Company be required to spend more than 300% (the “Cap Amount”) of the last annual premium paid by the Company prior to the date hereof  (the amount of such premium being set forth in Schedule 3.1(r) of the Company Disclosure Schedule) for the six years of coverage under such tail policy; provided further that if the cost of such insurance exceeds the Cap Amount, Parent shall purchase as much coverage as is reasonably obtainable for the Cap Amount.
(c)    In the event that Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.
(d)    The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Person entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 5.6, and his heirs and representatives.
(e)    For the purposes of this Agreement, “Indemnified Person” shall mean each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries or who acts as a fiduciary under any Employee Benefit Plan of the Company or any of its Subsidiaries.
5.7    Agreement to Defend; Stockholder Litigation.    In the event any Proceeding by any Governmental Authority or other Person is commenced that questions the validity or legality of the Transactions or seeks damages in connection therewith, the parties hereto agree to cooperate and use commercially reasonable efforts to defend against and respond thereto; provided, however, that nothing in this Section 5.7 shall limit the parties’ obligations under Section 5.4 hereof. The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any of the Transactions; provided, however, that no such settlement shall be agreed to without Parent’s prior written consent.
5.8    Public Announcements.    The parties hereto shall consult with each other before issuing, and shall provide each other reasonable opportunity to review and comment upon, any press release and, to the extent practicable, other public statements with respect to this Agreement or the Transactions, and shall not issue any such press release or, to the extent practicable, make any other public statement prior to such consultation, except as Parent, Merger Sub or the Company may be required by applicable Law or by their respective listing agreement with NASDAQ or as permitted by Section 4.2, in which case such party will, to the extent reasonably practicable, promptly inform the other parties hereto in writing in advance of such disclosure.
5.9    Advice of Certain Matters; Control of Business.    Subject to compliance with all applicable Law, the Company and Parent, as the case may be, shall confer on a regular basis with each other, report on operational matters and shall promptly advise each other orally and in writing of any change or event having, or that would be reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party or its Subsidiaries with the SEC or any other Governmental Authority in connection with this Agreement and the Transactions. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the Company’s operations.

5.10    Rule 16b-3.    Prior to the Effective Time, the Company may take such actions as may be necessary to cause dispositions of equity securities of the Company (including derivative securities) pursuant to the Transactions by any officer or director of the Company who is subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3 and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999).
5.11    Stockholder Rights Plans; Anti-Takeover Statutes.    The Company agrees that it shall not adopt any stockholder rights plan, “poison pill,” anti-takeover plan or other similar device unless the Company takes all necessary action to render such device inapplicable to this Agreement and the Transactions. If any “fair price,” “moratorium,” “control share acquisition,” “interested stockholder,” “business combination,” anti-takeover or other similar statute, rule or regulation enacted under state or federal Laws in the United States may become or may purport to be applicable to the Company is applicable to this Agreement or the Transactions, each of the Company and Parent shall grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the Transactions.
5.12    Stock Exchange De-listing.    The Surviving Corporation shall cause the Company’s securities to be de-listed from the NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and the Company shall prior to the Effective Time reasonably cooperate with Parent with respect thereto.
ARTICLE VI
CONDITIONS PRECEDENT
6.1    Conditions to Each Party’s Obligation to Effect the Merger.    The respective obligation of each party to consummate the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived jointly by the parties hereto, in whole or in part, to the extent permitted by applicable Law:
(a)    Company Stockholder Approval.    The Company Stockholder Approval shall have been obtained.
(b)    Approvals.    The waiting periods and Consents applicable to the Transactions pursuant to the Antitrust Laws identified in Schedule 6.1(b) of the Parent Disclosure Schedule shall have expired or been terminated or been obtained, as applicable, from the applicable Antitrust Authorities.
(c)    No Injunctions or Restraints.    No Governmental Authority having jurisdiction over any party hereto shall have issued any Order that is still in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger, and no Law shall have been adopted or enacted by a Governmental Authority having jurisdiction over any party hereto that is still in effect that makes consummation of the Merger illegal or otherwise prohibited.
6.2    Additional Conditions to Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived exclusively by Parent, in whole or in part:
(a)    Representations and Warranties of the Company.    (i) The representations and warranties contained in Section 3.1(a), Section 3.1(c)(i), Section 3.1(g), Section 3.1(h)(i), Section 3.1(p)(i), Section 3.1(t) and Section 3.1(u) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except for any de minimis inaccuracies) (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of such date) and (ii) all other representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of a specified date shall have been true and correct only as of such date), except for such failures to be true and correct (without regard to qualification or exceptions contained therein as to materiality or Company Material Adverse Effect) that would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect;
(b)    Performance of Obligations of the Company.    The Company shall have performed, or complied with, in all material respects, all obligations required to be performed or complied with by it under this Agreement.
(c)    Absence of Company Material Adverse Effect.    There shall not have occurred after the date of this Agreement any event, change, effect or development that has had or is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d)    No Government Litigation.    There shall not have been pending any Proceeding by any Governmental Authority in which such Governmental Authority is (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Transactions, (ii) seeking to prohibit or limit in any material respect Parent’s ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to Company Capital Stock, or (iii) seeking to compel the Company, Parent or any of their Subsidiaries to dispose of or hold separate any material assets as a result of any of the Transactions.
(e)    Appraisal Shares.    The aggregate number of Appraisal Shares shall not exceed ten percent of the shares of Company Common Stock outstanding as of the record date for the Company Stockholders Meeting.
(f)    Compliance Certificate.    Parent shall have received a certificate of the Company signed by its Chief Executive Officer or Chief Financial Officer, dated the Closing Date, confirming that the conditions in this Section 6.2 have been satisfied.
6.3    Additional Conditions to Obligations of the Company.    The obligation of the Company to consummate the Merger is subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived exclusively by the Company, in whole or in part:
(a)    Representations and Warranties of Parent and Merger Sub.    Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that, in each case, representations and warranties that speak as of specified date shall have been true and correct only as of such date), except for such failures to be true and correct (without regard to qualification or exceptions contained therein as to materiality or Parent Material Adverse Effect) that has not had and could not be reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)    Performance of Obligations of Parent and Merger Sub.    Parent and Merger Sub each shall have performed or complied with in all material respects all obligations required to be performed by it under this Agreement.
(c)    Compliance Certificate.    The Company shall have received a certificate of Parent signed on behalf of Parent by an executive officer, dated the Closing Date, confirming that the conditions in this Section 6.3 have been satisfied.
(d)    Absence of Parent Material Adverse Effect.    There shall not have occurred after the date of this Agreement any event, change, effect or development that has had or is reasonably expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

ARTICLE VII
TERMINATION
7.1    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been obtained:
(a)    by mutual written consent of the Company and Parent in each case duly authorized by the Company Board (or a committee thereof);
(b)    by either the Company or Parent:
(i)    if any Governmental Authority having jurisdiction over any party hereto shall have issued any Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order or other action shall have become final and nonappealable or if there shall be adopted any Law that makes consummation of the Merger illegal or otherwise prohibited; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to comply with any material covenant or agreement under this Agreement has been the cause of or resulted in the action or event described in this Section 7.1(b)(i) occurring;
(ii)    if the Merger shall not have been consummated on or before 5:00 p.m., Houston, Texas time on November 15, 2018 (such date being the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to fulfill any material covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such Termination Date;
(iii)    in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement that (A) would give rise to the failure of a condition set forth in Section 6.2 or Section 6.3, as applicable, if it was continuing as of the Closing Date, and (B) cannot be or has not been cured by the earlier of 30 days after the giving of written notice to the breaching party of such breach and the basis for such notice, and the date of the proposed termination (a “Terminable Breach”); provided, however, that the terminating party is not then in Terminable Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or
(iv)    if the Company Stockholder Approval shall not have been obtained upon a vote held at a duly held Company Stockholders Meeting, or at any adjournment or postponement thereof; provided, however, that the Company shall not be entitled to effect a termination if the failure to obtain Company Stockholder Approval was the result of the Company’s breach or failure to perform in any material respect any of its obligations under Section 5.2 or 5.3(a);
(c)    by Parent if within five Business Days after the date on which the Company Board or any committee thereof shall have effected a Change of Recommendation; or
(d)    by the Company in order to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the Company shall have contemporaneously with such termination tendered payment to Parent of the fee pursuant to Section 7.3(b) and the Company has complied in all material respects with Section 4.3(b)(iii) in respect of such Superior Proposal.
7.2    Notice of Termination; Effect of Termination.
(a)    A terminating party shall provide written notice of termination to the other party specifying with particularity the reason for such termination, and, except as otherwise provided in Section 7.1(d), any termination shall be effective immediately upon delivery of such written notice to the other party.
(b)    In the event of termination of this Agreement by any party as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party except with respect to this Section 7.2, the last two sentences of Section 5.1, Section 7.3 and Articles I and VIII; provided, however, that notwithstanding anything to the contrary herein, no such termination shall relieve any party from liability for damages (including, in the case of the Company, damages based on the consideration that would have otherwise been payable to the stockholders of the Company, which shall be deemed to be damages of the Company) arising from a Willful and Material Breach of a representation or warranty or arising from a Willful and Material Breach of any covenant, agreement or obligation hereunder or Fraud.
7.3    Expenses and Other Payments.
(a)    Except as otherwise provided in this Agreement, each party shall bear its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions, whether or not the Merger shall be consummated.
(b)    If  (i) Parent terminates this Agreement pursuant to Section 7.1(c) (Change of Recommendation) or (ii) the Company terminates this Agreement pursuant to Section 7.1(d) (Superior Proposal), then the Company shall pay Parent the Company Termination Fee in cash by wire transfer of immediately available funds to an account designated by Parent. If the fee shall be payable pursuant to clause (i) of the immediately preceding sentence, the fee shall be paid no later than three Business Days after notice of termination of this Agreement, and if the fee shall be payable pursuant to clause (ii) of the immediately preceding sentence, the fee shall be paid contemporaneously with such termination of this Agreement.
(c)    If  (i) either the Company or Parent terminates this Agreement pursuant to Section 7.1(b)(iv) (Failure to Obtain Company Stockholder Approval), (ii) Parent terminates this Agreement pursuant to Section 7.1(b)(iii) (Company Terminable Breach), or (iii) Parent terminates this Agreement pursuant to Section 7.1(b)(ii) (Termination Date) and before the date of such termination pursuant to this clause (iii) a Competing Proposal shall have been announced, disclosed or otherwise communicated to the Company Board, then the Company shall pay Parent the Parent Expenses no later than three Business Days after notice of termination of this Agreement.
(d)    If  (i) (A) Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(iv) (Failure to Obtain Company Stockholder Approval) or (B) Parent terminates this Agreement pursuant to Section 7.1(b)(iii) (Company Terminable Breach), or (C) Parent or Company terminates this Agreement pursuant to Section 7.1(b)(ii) (Termination Date), (ii) on or before the date of any such termination a Competing Proposal shall have been announced, disclosed or otherwise communicated to the Company Board, and (iii) within 12 months after the date of such termination, the Company enters into a definitive Agreement with respect to such Competing Proposal or consummates such Competing Proposal, then the Company shall pay Parent the Company Termination Fee. For purposes of this Section 7.3(d), any reference in the definition of Competing Proposal to “20%” shall be deemed to be a reference to “more than 50%.”
(e)    In no event shall Parent be entitled to receive more than one payment of a Company Termination Fee and one payment of Parent Expenses. In no event shall the Company be entitled to receive more than one payment of Company Expenses. The parties agree that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the parties would not enter into this Agreement. If a party fails to promptly pay the amount due by it pursuant to this Section 7.3, interest shall accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at the rate of 8% per annum. If, in order to obtain such payment, the other party commences a Proceeding that results in judgment for such party for such amount, the defaulting party shall pay the other party its reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such Proceeding. The parties agree that the monetary remedies set forth in Section 7.1(d), Section 7.2(b), and this Section 7.3 and the specific performance remedies set forth in Section 8.11 shall be the sole and exclusive remedies of  (A) the Company and its Subsidiaries against Parent and Merger Sub and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, none of Parent or Merger Sub or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby; and (B) Parent and Merger Sub against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, none of the Company and its Subsidiaries or any of their respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, any such monetary damages hereunder shall be solely the responsibility of the Company or Parent, as applicable, and not any Subsidiary of such Person or any of such Person’s or Subsidiary’s respective former, current or future general or limited partners, stockholders, managers, members, Representatives or Affiliates. If the Company is required to pay the Company Termination Fee pursuant to Section 7.3(d)(i)(B) or Parent Expenses pursuant to Section 7.3(c)(ii), then such payments shall be taken into account with respect to the determination of monetary damages with respect to any Willful and Material Breach by the Company of any covenant, agreement or obligation hereunder or Fraud. Notwithstanding any provision in this Agreement to the contrary, the total amount of monetary damages for which the Company or Parent shall be liable under this Agreement shall in no event be greater than $35,000,000.
ARTICLE VIII
GENERAL PROVISIONS
8.1    Definitions.    As used in this Agreement, the following terms shall have the respective meanings set forth below:
“Affiliate” shall have the meaning set forth in Rule 405 of the Securities Act, unless otherwise expressly stated herein.
“Agreement” shall have the meaning set forth in the Preamble.
“Antitrust Authority” shall mean any Governmental Authority charged with enforcing, applying, administering, or investigating any Antitrust Law, including the Federal Trade Commission, the Department of Justice, any attorney general of any state of the United States, the European Commission, the Bureau of Competition in Canada or any other competition authority of any jurisdiction.
“Antitrust Law” shall mean any Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, restraining trade or creating or abusing a dominant position or any Law requiring the making of any filing to an Antitrust Authority relating to any transaction including a merger, acquisition or joint venture.
“Appraisal Shares” shall have the meaning set forth in Section 2.2.
“BOEM” shall mean the Bureau of Ocean Energy Management, Regulation and Enforcement, the Bureau of Ocean Energy Management and/or the Bureau of Safety and Environmental Enforcement, and any successor to any of the foregoing.
“Book-Entry Shares” shall have the meaning set forth in Section 2.5(b)(i).
“Business Day” shall mean any day which is not a Saturday, Sunday or other day on which banks are authorized or required to be closed in Houston, Texas or in New York, New York.
“Cap Amount” shall have the meaning set forth in Section 5.6(b).
“Capitalization Reference Date” shall have the meaning set forth in Section 3.1(b).
“Certificates” shall have the meaning set forth in Section 2.5(b)(i).
“Certificate of Merger” shall have the meaning set forth in Section 1.1.
“Change of Recommendation” shall have the meaning set forth in Section 4.3(a).
“Closing” shall have the meaning set forth in Section 1.1.
“Closing Date” shall have the meaning set forth in Section 1.1.

“Code” shall mean the Internal Revenue Code of 1986.
“Company” shall have the meaning set forth in the Preamble.
“Company Board” shall mean the board of directors of the Company (including any committee thereof to which such board of directors delegated some or all of its powers in the matter in question).
“Company Board Recommendation” shall have the meaning set forth in Section 3.1(c)(i).
“Company Bylaws” shall mean the Company’s Third Amended and Restated Bylaws in effect as the date hereof.
“Company Capital Stock” shall have the meaning set forth in Section 3.1(b).
“Company Common Stock” shall have the meaning set forth in Section 3.1(c)
“Company Certificate of Incorporation” shall mean the Company’s Second Amended and Restated Certificate of Incorporation dated as of December 30, 2016.
“Company Disclosure Schedule” shall have the meaning set forth in Section 3.1.
“Company Equity Award” shall have the meaning set forth in Section 2.3(c).
“Company ERISA Affiliate” shall mean an entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code.
“Company Financial Statements” shall have the meaning set forth in Section 3.1(e)(ii).
“Company Material Adverse Effect” shall mean a state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences), that is or could reasonably be expected to be materially adverse to (a) the financial condition, results of operations, prospects, properties, assets or liabilities of the Company and its Subsidiaries, taken as a whole; provided, however, that no state of facts, change, event, effect or occurrence arising or related to any of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been a “Company Material Adverse Effect” (except in the case of the following clauses (i), (ii), (iii) and (iv), such state of facts, change, event, effect or occurrence disproportionately affects the Company and its Subsidiaries, taken as whole, as compared to other Persons or businesses engaging principally in the industry in which the Company or its Subsidiaries operate): (i) national or international business, economic or political conditions, including the engagement by the United States of America in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States of America; (ii) financial, banking or securities markets; (iii) the oil and gas exploration, development and production industry (including changes in oil, gas or other commodity prices and general market prices and changes in costs of supplies, oil field services or other operating costs), other than as may be caused by or otherwise related to any moratoriums on (or changes or proposed changes in applicable Law) related to the offshore exploration, development and/or operation of Hydrocarbon assets that would reasonably be expected to have the effect of making illegal or commercially impracticable such exploration, development and/or operation (which changes may be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) changes in Law or GAAP or the interpretation thereof, other than as may be caused by or otherwise related to any moratoriums on (or changes or proposed changes in applicable Law) related to the offshore exploration, development and/or operation of Hydrocarbon assets that would reasonably be expected to have the effect of making illegal or commercially impracticable such exploration, development and/or operation (which changes may be taken into account in determining whether there has been a Company Material Adverse Effect); or (v) the failure to meet or exceed any projection or forecast (it being understood that the underlying circumstances giving rise to such failure may be taken into account unless otherwise excluded in this definition), or (b) the ability of the Company to consummate the Transactions by the Termination Date.
“Company Permits” shall have the meaning set forth in Section 3.1(j)(ii).
“Company Preferred Stock” shall have the meaning set forth in Section 3.1(b).
“Company Reserve Report” shall have the meaning set forth in Section 3.1(p)(i).

“Company RSU” shall have the meaning set forth in Section 2.3(a).
“Company SEC Documents” shall have the meaning set forth in Section 3.1(e)(i).
“Company Stock Option” shall have the meaning set forth in Section 2.3(b).
“Company Stock Plan” shall have the meaning set forth in Section 2.3(a).
“Company Stockholder Approval” shall have the meaning set forth in Section 3.1(c)(iii).
“Company Stockholders Meeting” shall have the meaning set forth in Section 3.1(c)(i).
“Company Termination Fee” shall mean a cash amount equal to $8,000,000.
“Competing Proposal” shall mean any contract, proposal, offer or indication of interest relating to any transaction or series of related transactions (other than transactions with Parent or any of its Subsidiaries) involving: (A) any direct or indirect acquisition (by asset purchase, stock purchase, merger, or otherwise) by any Person or group of any business or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 20% or more of the Company’s and its Subsidiaries’ net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, or any license, lease or long-term supply agreement having a similar economic effect, (B) any direct or indirect acquisition of beneficial ownership by any Person or group of 20% or more of the outstanding shares of Company Common Stock or any tender or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding shares of Company Common Stock or (C) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that is structured to permit any Person or group to acquire beneficial ownership of at least 20% of the Company’s and its Subsidiaries’ assets or equity interests.
“Confidentiality Agreement” shall mean the letter agreement between the Company and Cox Operating, L.L.C., dated as of March 22, 2018.
“Consent” shall mean any consent, approval, Order or authorization of, or registration, declaration or filing with, notice to or license or permit from, any Governmental Authority.
“Contract” shall mean any contract, subcontract, agreement, commitment, note, bond, mortgage, indenture, lease, license, sublicense or other instrument, obligation or binding arrangement or understanding of any kind or character, whether oral or in writing (other than, in each case, any Oil and Gas Lease or any other instrument constituting the Company or its Subsidiaries’ chain of title to the Oil and Gas Properties).
“Creditor’s Rights” shall have the meaning set forth in Section 3.1(c)(i).
“Derivative Transaction” shall mean any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
“DGCL” shall have the meaning set forth in the Recitals.
“Divestiture Action” shall have the meaning set forth in Section 5.4(b).
“E&Y” shall have the meaning set forth in Section 3.1(e)(ii).
“Effective Time” shall have the meaning set forth in Section 1.1.
“Employees” shall have the meaning set forth in Section 5.5(a).

“Employee Benefit Plan” shall mean any material “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any material bonus, deferred compensation, incentive compensation, equity ownership, equity purchase, equity option, phantom equity, vacation, fringe benefit, severance, disability, death benefit, hospitalization, insurance plan, employment agreement, retention agreement, change of control agreement, consulting agreement, collective bargaining or other employee benefit plan, program or Contract providing benefits to any present or former employee, director or contractor of the Company, its Subsidiaries or any Company ERISA Affiliate maintained or contributed to by the Company or such entity, or with respect to which the Company or such entity could have any liability (current, contingent, prospective or otherwise).
“Encumbrances” shall mean liens, pledges, charges, hypothecations, claims, mortgages, deeds of trust, security interests, leases, restrictions of any nature (including any restrictions on transfer or the profession, exercise or transfer of any other attribute or ownership of any asset), rights of first refusal, preemptive rights, community property interests, defects and other imperfections in title, burdens, options or other encumbrances of any kind.
“Environmental Law” shall mean any and all applicable Law pertaining to prevention of pollution, remediation of contamination or restoration of environmental quality, or protection of the environment (including wildlife and natural resources).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974.
“Exchange Act” shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.
“Exchange Fund” shall have the meaning set forth in Section 2.5(a).
“Excluded Shares” shall have the meaning set forth in Section 2.1(b).
“Fraud” shall mean (a) a false representation of a material fact, (b) made with knowledge or belief of its falsity, (c) with the intent of inducing the other Person to act, or refrain from acting, and (d) upon which the other Person acted or did not act in justifiable reliance on the representation, with resulting losses, and which shall expressly exclude constructive fraud.
“GAAP” shall have the meaning set forth in Section 3.1(e)(ii).
“good and defensible title” shall have the meaning set forth in Section 3.1(p)(i).
“Governmental Authority” shall mean any court, governmental bodies (including federal, state, local, tribal or foreign governmental bodies), regulatory or administrative agency or commission or other governmental authority body, entity or instrumentality, domestic or foreign, including, for the avoidance of doubt, the BOEM.
“Hazardous Materials” shall mean any chemical, product, substance, waste, pollutant, contaminant or material regulated, defined, designated, classified or listed as hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance or that is otherwise regulated under any Environmental Law, including asbestos or asbestos-containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon, urea formaldehyde insulation, hydrogen sulfide and any petroleum, Hydrocarbon, petroleum by-products, petroleum substances, crude oil, natural gas, natural gas liquids and any components, fractions, or derivatives thereof.
“Holdco” shall have the meaning set forth in Section 2.1(a).
“Hydrocarbons” shall mean crude oil, natural gas, casinghead gas, condensate, drip gas and gasoline and natural gas liquids and all other liquids and gaseous hydrocarbons and all products, by-products and other substances (including minerals) produced, derived, refined or separated therefrom or otherwise associated therewith.
“HSR Act” shall have the meaning set forth in Section 3.1(d).

“Indebtedness” of any Person means, without duplication: (a) indebtedness of such Person for borrowed money; (b) obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person; (c) reimbursement obligations of such Person in respect of drawn letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (d) obligations of such Person under a lease to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP; (e) indebtedness of others as described in clauses (a) through (d) above guaranteed by such Person; provided, however, that Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the Ordinary Course of Business, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the Ordinary Course of Business of such Person.
“Indemnified Person” shall have the meaning set forth in Section 5.6(e).
“Intellectual Property” shall mean any and all intellectual property rights and other similar proprietary rights in any jurisdiction, whether registered or unregistered, including all rights and interests pertaining to or deriving from: (a) inventions (whether or not patentable), issued patents and patent applications, and counterparts claiming priority therefrom, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof; (b) trademarks, service marks, logos, slogans, trade dress, trade names, corporate names, domain names, and other source or business identifiers, together with all of the goodwill of the business associated with each of the foregoing; (c) works of authorship and other copyrightable subject matter, whether registered or unregistered, and whether or not published; and (d) trade secrets, know-how and rights in confidential information, in each case that derives economic value from not being generally known.
“IRS” shall have the meaning set forth in Section 3.1(m)(i)(D).
“knowledge” or “known” shall mean the actual knowledge, after reasonable inquiry of their respective direct reports as such individuals would normally conduct in the ordinary course of their duties, of, (a) in the case of the Company and its Subsidiaries of any individual identified on Appendix A-1 and (b) in the case of the Parent or Merger Sub, any individual identified on Appendix A-2.
“Law” shall mean any law, rule, regulation, directive, ordinance, code, governmental determination, Order, treaty, convention, governmental certification requirement or other legally enforceable requirement of any Governmental Authority or similar provisions having the force or effect of law.
“Leased Real Property” shall have the meaning set forth in Section 3.1(o)(ii).
“Leases” shall have the meaning set forth in Section 3.1(o)(ii).
“Letter of Transmittal” shall have the meaning set forth in Section 2.5(b)(i).
“Material Company Insurance Policies” shall have the meaning set forth in Section 3.1(r).
“Material Contract” shall have the meaning set forth in Section 3.1(s)(i).
“Merger” shall have the meaning set forth in the Recitals.
“Merger Consideration” shall have the meaning set forth in Section 2.1(c).
“Merger Notification Rules” shall have the meaning set forth in Section 5.4(b).
“Merger Sub” shall have the meaning set forth in the Preamble.
“NASDAQ” shall mean the NASDAQ Global Select Market.
“NSAI” shall have the meaning set forth in Section 3.1(p)(i).
“Oil and Gas Contracts” shall mean any of the following Contracts to which the Company and/or any of the Subsidiaries, or Parent or any of its Subsidiaries, as applicable, is a party (other than, in each case, an Oil and Gas Lease): all farm-in and farm-out agreements, areas of mutual interest agreements, joint venture agreements, development agreements, production sharing agreements, operating agreements, unitization, pooling and communitization agreements, declarations and orders, division orders, transfer orders, royalty deeds, oil and gas sales agreements, exchange agreements, gathering and processing Contracts and agreements, drilling, service and supply Contracts, geophysical and geological Contracts, land broker, title attorney and abstractor Contracts and all other Contracts relating to Hydrocarbons or revenues therefrom and claims and rights thereto, and, in each case, all rights, titles and interests thereunder.
“Oil and Gas Leases” shall mean all leases, subleases, licenses or other occupancy or similar agreements under which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, leases, subleases or licenses or otherwise acquires or obtains operating rights in and to Hydrocarbons or any other real property.
“Oil and Gas Properties” shall mean (a) direct and indirect interests in and rights with respect to Hydrocarbons and related properties and assets of any kind and nature, direct or indirect, including working, leasehold interests and operating rights and royalties, overriding royalties, production payments, net profit interests and other non-working interests and non-operating interests; (b) all interests in and all rights with respect to Hydrocarbons and all revenues therefrom; (c) all Oil and Gas Leases and the leasehold estates created thereby and the lands covered by the Oil and Gas Leases or included in the units with which the Oil and Gas Leases may have been pooled or unitized, (d) all Oil and Gas Contracts, (e) all surface interests, fee interests, reversionary interests, reservations and concessions, (f) all easements, rights of way, surface use agreements, licenses and permits and other similar interests associated with, appurtenant to, or necessary for the operation or development of any of Oil and Gas Leases, the drilling of wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons produced from (or otherwise attributable to) any Oil and Gas Leases (or lands unitized or pooled therewith); (g) all rights and interests in, under or derived from unitization and pooling agreements in effect with respect to the assets, properties and interests described in clauses (a) and (c) above and the units created thereby that accrue or are attributable to the interest of the holder thereof, (h) all interests in machinery, equipment (including wells, well equipment and well machinery), oil and gas production, gathering, transmission, treating, processing and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering Systems and metering equipment), pumps, water plants, electric plants, gasoline and gas platforms, processing plants, separation plants, refineries and testing and monitoring equipment, in each case, to the extent associated with, appurtenant to or necessary for the operation or development of any of the Oil and Gas Leases, the drilling of wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons produced from (or otherwise attributable to) any Oil and Gas Leases (or lands unitized or pooled therewith) and (i) all other interests of any kind or character associated with, appurtenant to, or necessary for the development and/or operation of any of the assets, properties and/or interests described in clauses (a) and (c) above and/or the units created thereby that accrue or are attributable to the interest of the holder thereof.
“Order” shall mean any order, writ, assessment, decision, injunction, decree, ruling, judgment or similar action, whether temporary, preliminary or permanent, of a Governmental Authority or arbitrator.
“Ordinary Course of Business” shall mean the ordinary course of business consistent with the applicable Person’s past custom and practice during the 12-month period immediately preceding the date of this Agreement in all material respects and without giving effect to the transactions contemplated by this Agreement.
“Parent” shall have the meaning set forth in the Preamble.
“Parent Benefit Plans” shall have the meaning set forth in Section 5.5(a).
“Parent Disclosure Schedule” shall have the meaning set forth in Section 3.2.
“Parent Expenses” shall mean a cash amount equal to Parent’s total documented out-of-pocket costs and expenses in connection with the negotiation, execution and performance of this Agreement and the Transactions, but in no event greater than $2,000,000.
“Parent Financial Statements” shall have the meaning set forth in Section 3.2(f).
“Parent Group” shall have the meaning set forth in Section 5.5(a).

“Parent Material Adverse Effect” shall mean a state of facts, change, event, effect or occurrence (when taken together with all other states of fact, changes, events, effects or occurrences) that is or could reasonably be expected to be materially adverse to the ability of Parent or Merger Sub to consummate the Transactions by the Termination Date.
“party” or “parties” shall mean a party or the parties to this Agreement.
“Party Affiliate” shall have the meaning set forth in Section 8.10.
“Paying Agent” shall have the meaning set forth in Section 2.5(a).
“Permitted Encumbrances” shall mean:
(a)    to the extent not applicable to the Transactions or otherwise waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any contracts, including joint operating agreements, joint ownership agreements and other similar agreements and documents;
(b)    contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s liens and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent and Encumbrances for Taxes or assessments that are not yet delinquent or, in all instances, if delinquent, that are being contested in good faith in the ordinary course of business and for which adequate reserves have been established by the party responsible for payment thereof;
(c)    Production Burdens payable to third parties that are deducted in the calculation of discounted present value in the Company Reserve Report and any Production Burdens payable to third parties affecting any Oil and Gas Property that was acquired subsequent to the date of the Company Reserve Report;
(d)    Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business, but only if, in each case, such Encumbrance (i) secures obligations that are not Indebtedness or a deferred purchase price and are not delinquent and (ii) has no material adverse effect on the value, use or operation of the property encumbered thereby;
(e)    such Encumbrances as the Parent may have expressly waived in writing;
(f)    all easements, zoning restrictions, rights-of-way, servitudes, permits, surface leases and other similar rights in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the properties of the Company or any of their respective Subsidiaries, that are customarily granted in the oil and gas industry and do not materially interfere with the operation, value or use of the property or asset affected;
(g)    any Encumbrances discharged at or prior to the Effective Time (including Encumbrances securing any Indebtedness that will be paid off in connection with Closing);
(h)    Encumbrances imposed or promulgated by applicable Law or any Governmental Authority with respect to real property, including zoning, building or similar restrictions;
(i)    excepting circumstances in which such rights are triggered prior to the Effective Time, rights of reassignment arising upon final intent to abandon or release any Oil and Gas Lease;
(j)    Encumbrances arising under the Revolving Credit Facility; or
(k)    defects or irregularities resulting from the failure to record releases of liens, mortgages or production payments (in each case) that have expired on their own express terms or have expired or been terminated by an Order.

“Person” or “person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority, or any group comprised of two or more of the foregoing.
“Proceeding” shall mean any action, suit, arbitration proceeding, administrative or regulatory investigation, review, audit, proceeding, citation, summons or subpoena of any nature (civil, criminal, regulatory or otherwise) in law or in equity.
“Production Burdens” shall mean all royalty interests, overriding royalty interests, production payments, net profits interests or other similar interests that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons or the proceeds realized from the sale or other disposition thereof other than Taxes and assessments of Governmental Authorities.
“Proxy Statement” shall have the meaning set forth in Section 3.1(d).
“Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, emitting, discharging, migrating, injecting, escaping, leaching, dumping, or disposing or otherwise releasing into the environment.
“Representatives” shall mean, in respect of any Person, such Person’s officers, directors, employees, consultants, agents, advisors, controlled Affiliates and other representatives.
“Required Amount” shall have the meaning set forth in Section 3.2(h).
“Revolving Credit Facility” shall mean the Company’s revolving credit facility under the Company’s First Lien Exit Credit Agreement dated as of December 30, 2016, as amended by the Amendment to First Lien Exit Credit Agreement, dated as of March 3, 2017 and by the Second Amendment and Waiver to First Lien Exit Credit Agreement, dated as of April 24, 2017, as may be further amended from time to time.
“RSU Consideration” shall have the meaning set forth in Section 2.3(a).
“SEC” shall have the meaning set forth in Section 3.1(e)(i).
“Secretary of State” shall have the meaning set forth in Section 1.1.
“Securities Act” shall mean the Securities Act of 1933 and the rules and regulations promulgated thereunder.
“Subsidiary” shall have the meaning ascribed set forth in Rule 1-02 of Regulation S-X under the Securities Act, unless otherwise expressly stated herein.
“Superior Proposal” shall mean any written proposal by any Person or group (other than Parent or any of its Affiliates) to acquire, directly or indirectly, (x) businesses or assets of the Company or any of its Subsidiaries (including capital stock of or ownership interest in any Subsidiary) that generated 50% or more of the Company’s and its Subsidiaries’ net revenue or earnings before interest, Taxes, depreciation and amortization for the preceding 12 months, respectively, or (y) more than 50% of the outstanding shares of Company Common Stock, in each case whether by way of merger, amalgamation, share exchange, tender offer, exchange offer, recapitalization, consolidation, sale of assets or otherwise, that in the good faith determination of the Company Board or any committee thereof, after consultation with its financial advisors and after taking into account relevant legal, financial, regulatory, estimated timing of consummation and other aspects of such proposal and the Person or group making such proposal, would, if consummated in accordance with its terms, result in a transaction more favorable to the Company’s stockholders than the Transactions.
“Surviving Corporation” shall have the meaning set forth in Section 1.1.
“Surviving Corporation Bylaws” shall have the meaning set forth in Section 1.4.
“Surviving Corporation Certificate of Incorporation” shall have the meaning set forth in Section 1.4.

“Systems” shall mean the refined petroleum product, crude oil, natural gas, liquefied natural gas, natural gas liquid and other pipelines, lateral lines, pumps, pump stations, storage facilities, terminals, processing plants and other related operations, assets, machinery and equipment that are owned by the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, and are used for the conduct of the business of the Company or any of its Subsidiaries or Parent or any of its Subsidiaries, as applicable, as presently conducted.
“Tax Returns” shall mean any return, report, statement, information return, claim for refund, or other document (including any related or supporting information) filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes or the administration of any laws, regulations or administrative requirements relating to any Taxes.
“Taxes” shall mean (a) any taxes, assessments, fees, unclaimed property and escheat obligations and other governmental charges imposed by any Governmental Authority, including income, franchise, profits, gross receipts, modified gross receipts, net proceeds, alternative or add on minimum, ad valorem, value added, turnover, sales, use, property, environmental, stamp, leasing, lease, user, excise, duty, franchise, capital stock, transfer, registration, license, withholding, social security (or similar), unemployment, disability, payroll, employment, social contributions, fuel, excess profits, occupational, premium, windfall profit, severance, estimated, or other charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (b) any liability for the payment of any amounts of the type described in clause (a) as a result of being a member of a combined, unitary or consolidated group for any period, and (c) any liability of for the payment of any amounts of the type described in clause (a) or (b) as a result of the operation of Law or any express or implied obligation to indemnify any other Person.
“Terminable Breach” shall have the meaning set forth in Section 7.1(b)(iii).
“Termination Date” shall have the meaning set forth in Section 7.1(b)(ii).
“Transactions” shall mean the transactions contemplated by this Agreement including the Merger.
“Voting Debt” shall mean any bonds, debentures, notes or other indebtedness having the right to vote, or convertible into securities having the right to vote, on any matters on which stockholders of the Company or any its Subsidiaries may vote.
“WARN Act” shall have the meaning set forth in Section 3.1(n)(vi)
“Warrant Agreement” shall that certain Warrant Agreement dated as of December 30, 2016, by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.
“Warrants” shall mean the warrants to purchase shares of Company Common Stock issued pursuant to the Warrant Agreement.
“Willful and Material Breach” shall mean a material breach that is a consequence of an act undertaken by, or a failure to act by, the breaching party with the knowledge or belief that the taking of such act or failure to act would constitute a breach of this Agreement.
8.2    No Survival of Representations, Warranties and Agreements.   The representations, warranties, and covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate and be of no further force and effect as of the Effective Time; provided, however, that this Section 8.2 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.
8.3    Notices.    Any notice or communication required or permitted hereunder shall be in writing and either delivered personally or faxed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic answerback or confirmation when so delivered by fax (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), (c) if transmitted by electronic mail (but only if confirmation of receipt of such e-mail is requested and received; provided, however, that each notice party shall use commercially reasonable efforts to confirm receipt of any such email correspondence promptly upon receipt of such request) or (d) two Business Days after the date of mailing to the address below or to such other address or addresses as such Person may hereafter designate by notice given hereunder:
(i) if to Parent or Merger Sub, to:
MLCJR LLC
4514 Cole Avenue, Suite 1175
Dallas, Texas 75205
Fax: (214) 420-7720
E-Mail: craig.sanders@coxoil.com
Attention: Craig Sanders
with a required copy to (which copy shall not constitute notice):
Locke Lord LLP
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201
Fax: (214) 756-8617
E-Mail: jaschumacher@lockelord.com and michael.blankenship@lockelord.com
Attention: Jason Schumacher and Michael Blankenship
(ii) if to the Company, to:
Energy XXI Gulf Coast, Inc.
1021 Main Street, Suite 2626
Houston, Texas 77002
Fax: (713) 351-3300
E-Mail: dbrooks@energyxxi.com
Attention: Douglas E. Brooks
with a required copy to (which copy shall not constitute notice):
Energy XXI Gulf Coast, Inc.
1021 Main Street, Suite 2626
Houston, Texas 77002
Fax: (713) 351-3300
E-Mail: mwchapman@energyxxi.com
Attention: Marguerite N. Woung-Chapman
with a required copy to (which copy shall not constitute notice):
Sidley Austin LLP
1000 Louisiana Street Suite 6000
Houston, Texas 77002
Fax: (713) 495-7799
E-Mail: mmetts@sidley.com and klukaszewski@sidley.com
Attention: J. Mark Metts and Katy Lukaszewski
8.4    Rules of Construction.
(a)    Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged between the parties shall be deemed the work product of the parties and may not be construed against any party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted it is of no application and is hereby expressly waived.

(b)    All references in this Agreement to Exhibits, Appendices, Schedules, Articles, Sections and clauses refer to the corresponding Exhibits, Appendices, Schedules, Articles, Sections and clauses of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections or clauses of this Agreement are for convenience only, do not constitute any part of such Articles, Sections, subsections or other subdivisions, and shall be disregarded in construing the language contained therein. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section,” “this clause” and words of similar importance, refer only to the Article, Section or clause hereof in which such words occur. The word “including” (in its various forms) means “including, without limitation.” Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires. Unless the context otherwise requires, all defined terms contained herein shall include the singular and plural and the conjunctive and disjunctive forms of such defined terms. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Unless the context otherwise requires, all references to a specific time shall refer to Houston, Texas time.
8.5    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.
8.6    Entire Agreement; No Third Party Beneficiaries.    This Agreement (together with the Confidentiality Agreement and any other documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as provided in Section 5.6, which is intended for the benefit of the Indemnified Persons and except, as provided in Section 7.2(b), that the Company may recover as damages the consideration that would otherwise have been payable to the stockholders of the Company.
8.7    Governing Law; Venue; Waiver of Jury Trial; Service of Process.
(a)    This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, and any of the Transactions or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof, except to the extent that the provisions of the DGCL are applicable, in which case the DGCL shall apply.
(b)    THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE DELAWARE GENERAL CORPORATION LAW, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE) AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT AND IN RESPECT OF

THE TRANSACTIONS CONTEMPLATED HEREBY AND ANY AND ALL CLAIMS OR CAUSES OF ACTION ARISING THEREUNDER OR RELATING THERETO, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS AND CAUSES OF ACTION WITH RESPECT TO SUCH PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH A DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH PROCEEDING IN THE MANNER PROVIDED IN SECTION 8.3 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.
(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (iii) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY, AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.7.
8.8    Severability; No Remedy in Certain Circumstances.    Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to an Order, such party shall not incur any liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such Order.
8.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Any purported assignment in violation of this Section 8.9 shall be void.
8.10    Affiliate Liability.    Each of the following is herein referred to as a “Party Affiliate”): (a) any direct or indirect holder of equity interests or securities in the Company or Parent, as applicable (whether limited or general partners, members, stockholders or otherwise), and (b) any director, officer, employee, representative or agent of  (i) the Company or Parent, as applicable, or (ii) any Person who controls the Company or Parent, as applicable, in all such cases as determined prior to Closing. No Party Affiliate shall have any liability or obligation to Parent or Merger Sub (in the case of a Party Affiliate of the Company) or to the Company (in the case of a Party Affiliate of Parent) of any nature whatsoever in connection with or under this Agreement or the Transactions, and Parent and Merger Sub hereby waive and release all claims of any such liability and obligation.
8.11    Specific Performance.    The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled, in addition to any other remedy that may be available to it whether in law or equity, including monetary damages (but only to the extent expressly permitted by Section 7.2(b) or Section 7.3) to seek and obtain in the courts contemplated by Section 8.7, (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each party further agrees not to assert that any of the foregoing remedies is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to object to such a remedy on the basis that a remedy of monetary damages would provide an adequate remedy for any such breach. Each party further acknowledges and agrees that the agreements contained in this Section 8.11 are an integral part of the Transactions and that, without these agreements, the other party would not enter into this Agreement.
8.12    Amendment.    Prior to obtaining the Company Stockholder Approval, this Agreement may be amended at any time by all parties hereto. Following the obtaining the Company Stockholder Approval, no amendment to this Agreement shall be effective if such amendment would require by Law the further approval by the holders of Company Common Stock without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
8.13    Extension; Waiver.    At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.
[Signature Pages to Follow; Remainder of Page Left Blank]

IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.
MLCJR LLC
By:	/s/ Brad E. Cox
	Name:	Brad E. Cox
	Title:	Chairman
By:	/s/ Craig L. Sanders
	Name:	Craig L. Sanders
	Title:	Chief Executive Officer
YHIMONE, INC.
By:	/s/ Brad E. Cox
	Name:	Brad E. Cox
	Title:	Chairman
By:	/s/ Craig L. Sanders
	Name:	Craig L. Sanders
	Title:	Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ENERGY XXI GULF COAST, INC.
By:	/s/ Douglas E. Brooks
Douglas E. Brooks Chief Executive Officer and President
[Signature Page to Agreement and Plan of Merger]

Annex B
1201 Louisiana Street, Suite 600 Houston, TX 77002 713.292.0863
540 Madison Avenue, 25th Floor
New York, NY 10022
212.388.5020
www.intrepidfp.com
June 17, 2018
The Board of Directors
of Energy XXI Gulf Coast, Inc.
1021 Main Street, Suite 2626
Houston, TX 77002
Members of the Board of Directors of Energy XXI Gulf Coast, Inc.:
We understand that MLCJR, LLC, a Texas limited liability company (“Cox”), and YHIMONE, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Cox (“Merger Sub”), and Energy XXI Gulf Coast, Inc., a Delaware corporation (the “Company”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for, among other things, the merger of Merger Sub with and into the Company (the “Transaction”), pursuant to which each share common stock of the Company, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (excluding the Excluded Shares (as defined in the Merger Agreement)) shall be converted into the right to receive $9.10 in cash without interest (the “Subject Consideration”). The terms and conditions of the Transaction are set forth in more detail in the Merger Agreement.
The Board of Directors (the “Board”) of the Company has asked us whether, in our opinion, as of the date hereof, the Subject Consideration in the Transaction is fair, from a financial point of view, to the Company’s stockholders (other than stockholders who are affiliates of Cox).
In connection with rendering our opinion, we have, among other things:
(i)
reviewed a draft of the Merger Agreement dated June 17, 2018;

(ii)
reviewed certain publicly available information relating to the Company that we deemed relevant, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Report on Form 10-Q for the three months ended March 31, 2018 and certain Current Reports on Form 8-K, in each case as filed with or furnished to the U.S. Securities and Exchange Commission by the Company;

(iii)
reviewed the reported prices and the historical trading activity of the Company;

(iv)
participated in discussions with certain stakeholders of the Company;

(v)
reviewed certain non-public historical and projected financial, reserves, liquidity and operating data and assumptions relating to the Company, as prepared and furnished to us by management of the Company, including financial projections, covenants and metrics and related assumptions relating to the Company;

(vi)
reviewed internal analysis of the Transaction prepared by management of the Company;

(vii)
discussed the strategic rationale for, and potential benefits of, the Transaction with management of the Company;

(viii)
reviewed certain non-public financial and operating data relating to Cox, including financial statements, reserves report as of year-end 2017, and related assumptions prepared by management of the Company and management of Cox;

June 17, 2018

(ix)
discussed past and current operations, current financial condition and financial projections of the Company with management of the Company (including their views on the risks and uncertainties of achieving the projections set forth in the forecasts provided by management of the Company);

(x)
performed discounted cash flow analyses based on forecasts related to the Company and data provided by management of the Company;

(xi)
reviewed the financial metrics of certain historical transactions that we deemed relevant and compared such financial metrics to those implied by the Transaction;

(xii)
reviewed and analyzed publicly available historical and current financial information, stock price data, and public consensus estimates with respect to certain public companies with operations and assets that we considered comparable to the Company; and

(xiii)
conducted such other studies and investigations, performed such other analyses and examinations, reviewed such other information and considered such other factors that we deemed appropriate for purposes of providing the opinion expressed herein.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of all of the foregoing information and any other financial, accounting, legal, operational, reserves, tax or other information provided to, discussed with or reviewed by us, and we have not assumed any responsibility for independent verification of the accuracy or completeness of any such information. We have further relied upon the assurances of management of the Company that they are not aware of any facts that would make such information inaccurate, incomplete or misleading. With respect to financial forecasts and projections of the Company, we have relied, with your consent, upon the assurances of the Company’s management that such data has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future financial performance of the Company, under the assumptions reflected therein. We express no view as to such financial forecasts or any judgments, estimates or assumptions on which they are based.
We have relied, at the direction of the Company’s management and the Board, upon the assessments of management of the Company as to (i) the potential impact on the Company of market and other trends and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil and gas industry, including commodity pricing and supply and demand for oil and gas, (ii) the potential impact on the operations, results and prospects on the Company of the Transaction, and (iii) existing and future contracts and relationships, agreements and arrangements with third parties that are necessary or desirable for the operation of the Company. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject. We also assumed that there were no material changes in the liabilities, financial condition, results of operations, business or prospects of or relating to the Company since the date of the latest information relating to the Company made available to us. We have not conducted a physical inspection of the properties and facilities of the Company and have not made an independent evaluation or appraisal of the assets or liabilities of the Company, the potential realization of the value of the Company or the solvency or fair value of the Company or any of the potential parties to the Transaction under any state or federal laws relating to bankruptcy, insolvency or similar matters, nor have we been furnished with any such evaluations or appraisals. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility for their accuracy.

June 17, 2018

In rendering our opinion, we have assumed, in all respects material to our analysis and with your consent, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that the Transaction will be consummated on the terms described in the Merger Agreement, in each case in the draft form reviewed by us, without any waiver or modification of any material terms or conditions contained therein. We have assumed that all governmental, regulatory or other consents, approvals or releases, and any financing, necessary for the consummation of the Transaction will be obtained without any material delay, limitation, restriction or condition that would have an adverse effect on the parties to the Transaction, their equity holders or the consummation of the Transaction or materially reduce the benefits of the Transaction to the Company. We have assumed that the Transaction will be consummated in a manner that complies with all applicable federal, state and local statutes, rules and regulations. We have assumed that the Company and the Board have relied upon the advice of their counsel, independent accountants, reserve engineers and other advisors (other than Intrepid Partners, LLC) as to all legal, financial reporting, reserves, tax, accounting and regulatory matters with respect to the Company, the Merger Agreement and the Transaction. We have assumed that the final executed and delivered versions of all documents reviewed by us in draft form will conform in all material respects to the drafts reviewed by us.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness, from a financial point of view, of the Subject Consideration to be received by the Company’s stockholders (other than stockholders who are affiliates of Cox) in the Transaction. We have not been asked to, nor do we express any view on, and our opinion does not address, any other terms, conditions, aspects or implications of the Transaction or any agreements, arrangements or understandings entered into in connection therewith or otherwise, including the structure or timing of the Transaction and the covenants of the Company under the Merger Agreement. Our opinion does not address any financing transactions associated with the Transaction. In addition, we do not express any view on, and our opinion does not address, the fairness (financial or otherwise) of the Transaction to any individual subsidiary of the Company or the creditors, bondholders or other constituencies of the Company (other than the Company’s stockholders, as described above) or its subsidiaries, or the fairness (financial or otherwise) of the amount or nature of, or any other aspects relating to, the compensation to be paid to any officers, directors or employees or any parties to the Transaction, or any class of such persons, whether relative to the Subject Consideration or otherwise. Our opinion does not address the relative merits of the Transaction as compared to any other transaction or business strategy in which the Company might engage or the merits of the underlying decision by the Company to engage in the Transaction.
We do not express any opinion as to equity securities or debt securities of the Company or Cox and the price, trading range or volume at which any securities will trade at any time. Our opinion does not address whether Cox or Merger Sub has sufficient cash, available lines of credit or other sources of funds to enable it to consummate the Transaction. Our opinion does not address accounting, legal, actuarial, regulatory, reserves or tax matters. We are not legal, tax or bankruptcy advisors. Our opinion does not constitute a solvency opinion and does not address the solvency or financial condition of the Company or any of the potential parties to the Transaction. Our opinion expressly disclaims any responsibility or liability relating to counterparty credit risk, and our opinion assumes that, for purposes of our opinion, each of the Company and the counterparties to the Transaction (including Cox and Merger Sub) is and will continue to be a solvent going concern with a stable and sound financial condition.
We have acted as financial advisor to the Board in connection with an evaluation of the Transaction. In connection with our services, we will receive a fee in connection with the delivery of this opinion, which fee is not contingent upon the consummation of the Transaction. The Company has agreed to reimburse certain of our expenses for this opinion and indemnify us for certain liabilities arising out of our engagement. We and our affiliates in the past have and currently are providing services to the Company unrelated to the Transaction, for which services we and such affiliates have received compensation, including a fee payable upon consummation of the Transaction.

June 17, 2018

This letter, and the opinion expressed herein, (i) is addressed to, and is solely for the information and benefit of the Board (in its capacity as such) in connection with its evaluation of the Transaction, (ii) is not rendered to or for the benefit of, and shall not confer rights or remedies upon, any person other than the Board (including any equity holders, creditors, bondholders or other constituencies of the Company or Cox), (iii) is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Transaction or any other matter, and (iv) shall not be disclosed, quoted, referred to or communicated (in whole or in part) to, made available to, or relied upon by, any third party, nor shall any public reference to us be made, for any purpose whatsoever except with our prior written approval in each instance or with respect to the use of this opinion in connection with any required proxy statement relating to the Transaction in accordance with our engagement letter with the Board.
Our opinion is necessarily based upon business, market, economic, regulatory and other conditions as they exist on, and can be evaluated as of, the date hereof. We assume no responsibility for updating, revising or reaffirming our opinion based on developments, circumstances or events occurring after the date hereof. The issuance of this opinion has been approved by the Fairness Opinion Committee of Intrepid Partners, LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Subject Consideration in the Transaction is fair, from a financial point of view, to the Company’s stockholders (other than stockholders who are affiliates of Cox).
Very truly yours,
INTREPID PARTNERS, LLC
/s/ Christopher F. Winchenbaugh
Christopher F. Winchenbaugh
Chairman of the Fairness Opinion Committee of Intrepid Partners, LLC

Annex C
Section 262 of the General Corporation Law of the State of Delaware
§ 262. Appraisal rights.
(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)
In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)
In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”
(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of  § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. ENERGY XXI GULF COAST, INC. Special Meeting , 2018, local time This Proxy is Solicited On Behalf Of The Board Of Directors Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided ☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐ PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, AND 3. FOR AGAINST ABSTAIN 1. Adopt the Agreement and Plan of Merger, dated as of June 18, 2018, among Energy XXI Gulf Coast, Inc., MLCJR LLC and YHIMONE, Inc. 2. Approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Energy XXI Gulf Coast, Inc.’s named executive officers that is based on or otherwise relates to the proposed merger. 3. Approve the adjournment of the EGC special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the proposal to adopt the merger agreement. CONTROL NUMBER Signature Signature, if held jointly Date , 2018. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. ACTIVE 233597452

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders The Notice of Special Meeting and Proxy Statement are available at: http://www.cstproxy.com/energyxxi ☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ENERGY XXI GULF COAST, INC. The undersigned appoints T.J. Thom Cepak and Marguerite Woung-Chapman, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Energy XXI Gulf Coast, Inc. held of record by the undersigned at the close of business on August 3, 2018 at the Special Meeting of Stockholders of Energy XXI Gulf Coast, Inc. to be held on , 2018, or at any adjournment(s) or postponement(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)